Exhibit 4.1

THRIFT PLAN FOR EMPLOYEES

OF ONEOK, Inc.

AND SUBSIDIARIES

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2007

THRIFT PLAN FOR EMPLOYEES

OF ONEOK, Inc.

AND SUBSIDIARIES

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2007

TABLE OF CONTENTS

ARTICLE	Page Number
INTRODUCTORY STATEMENT	1

ARTICLE I.	2

PART A. DEFINITIONS	2

1. 401(k) Contribution	2

2. 401(k) Contribution Account	2

3. Accrued Benefit	2

4. Actual Deferral Percentage	2

5. After-Tax Deposits	2

6. Bargaining Unit Employee	3

7. Bargaining Unit Participant	3

8. Board or Board of Directors	3

9. Code	3

10. Committee	3

11. Company	3

12. Company Matching Contributions	3

13. Compensation	3

14. Controlled Affiliate Business Organization	6

15. Designation Date	6

16. Dividends	6

17. ERISA	6

18. ESOP Dividend Distribution	6

19. ESOP Dividend/401(k) Deferrable Amount	6

20. ESOP Dividend Distribution/Additional Deferral	6

i

21. ESOP Dividend Distribution/Additional Deferral Contribution	7

22. ESOP Dividends	7

23. Effective Date	7

24. Elective Deferrals	7

25. Employee	7

26. Employee Contribution Account	7

27. Employee Stock Ownership Plan	8

28. Employer Contribution Account	8

29. Excess Aggregate Contributions	8

30. Excess Contributions	8

31. Excess Deferrals	8

32. Highly Compensated Employee	8

33. Hours of Service	9

34. Independent Contractor	10

35. KGS 401(k) Thrift Plan	10

36. Leased Employee	10

37. Matching Contribution Percentage	10

38. Matching Contributions	11

39. Non-Bargaining Unit Employee	11

40. Non-Bargaining Unit Participant	11

41. One-Year Break in Service	11

42. Participant	11

43. Participant Account	11

44. Plan	11

45. Plan Year	11

46. Pre-1987 Employee Contribution Account	11

47. Pre-1999 KGS 401(k) Thrift Plan Account	12

48. Pre-1999 ONEOK Thrift Plan Account	12

49. Prior ONEOK, Inc. Thrift Plan	12

50. Qualified Default Investment Alternative	12

51. Qualified Matching Contributions	12

52. Qualified Non-Elective Contributions	12

53. Qualifying Employer Stock	12

54. Reduction in Compensation	12

55. Retained Participant Account	13

56. Roth 401(k) Elective Deferral	13

57. Roth 401(k) Elective Deferral Account	13

58. Salaried Employee	13

59. Section 16 Person	13

60. Separate Section 72(d) Employee Contribution Account	13

61. Subsidiary (and Subsidiaries)	13

62. Subsidiary Corporation	13

63. Transferred 401(k) Account	14

64. Transferred KGS 401(k) Thrift Plan Account	14

65. Trust	14

66. Trustee	14

67. USERRA	14

68. Year of Service	14

PART B. AMENDMENT OF THE PLAN FOR EGTRRA	15

1. Limitations on Contributions	15

2. Increase in Compensation Limit	15

3. Modification of Top-Heavy Rules	16

4. Vesting of Employer Matching Contributions	17

5. Direct Rollovers of Plan Distributions	17

6. Rollovers from Other Plans	18

7. Rollovers Disregarded in Involuntary Cash-Outs	19

8. Repeal of Multiple Use Test	19

9. Elective Deferrals – Contribution Limitation	19

10. Modification of Top-Heavy Rules	19

11. Catch-Up Contributions	19

12. Suspension Period Following Hardship Distribution	20

13. Distribution Upon Severance From Employment	20

14. ESOP Participant Election To Reinvest Dividends	20

PART C. MODEL PLAN AMENDMENT MINIMUM DISTRIBUTION REQUIREMENTS	22

ARTICLE II. ELIGIBILITY AND PARTICIPATION	27

1. Eligibility	27

2. Commencement of Participation	27

3. Participation Voluntary	28

4. Confirmation of Participation	28

5. Duration of Participation	28

6. Reentry of Participant	28

7. Breaks in Service	28

8. Maternity and Paternity Absences	29

9. Eligibility in Case of Merger, Consolidation or Acquisition	29

10. Participant Military Service	30

ARTICLE III. CONTRIBUTIONS FOR PARTICIPANT 401(k) SALARY REDUCTIONS	31

1. Company 401(k) Contributions	31

2. Cash or Deferral Election	31

3. Roth 401(k) Elective Deferrals	34

4. ESOP Dividend Distribution/Additional Deferral Contribution	36

5. Time of Contribution	36

6. USERRA	37

ARTICLE IV. AFTER-TAX PARTICIPANT CONTRIBUTIONS	38

1. Percentage of After-Tax Deposits	38

2. Change of Percentage of After-Tax Deposits	39

3. Deposit by Payroll Deduction	39

4. Transfer to Trust	39

5. USERRA	39

ARTICLE V. ROLLOVERS, TRANSFERRED ACCOUNTS	40

1. Rollover from Other Plans of The Company	40

2. Trust to Trust Transfers From Other Plans of The Company	40

3. Trust to Trust Transfers From Plans of Other Employers	41

4. Direct Rollovers From Qualified Plans of Other Employers	41

5. Direct Rollovers	42

ARTICLE VI. SUSPENSION OF SALARY REDUCTIONS, DEPOSITS	43

1. Suspension of Reduction in Compensation or After-Tax Deposits by Participant for Deficiency in Compensation	43

2. Reinstatement of Voluntarily Suspended Reduction in Compensation or After-Tax Deposits	43

ARTICLE VII. COMPANY MATCHING CONTRIBUTIONS	44

1. Company Matching Contributions	44

2. Participant’s Matching Contribution Account	45

3. Re-entry of Participant	45

4. USERRA	46

ARTICLE VIII. LIMITATIONS ON CONTRIBUTIONS AND ANNUAL ADDITIONS	47

1. General	47

2. Elective Deferral Limitations	47

3. Actual Deferral Percentage Limitations	47

4. Limitations on Company Matching Contributions	48

5. Separate Application of Limitations	48

6. Multiple Use of Alternative Limitation	49

7. Maximum Annual Additions	49

8. No Return or Diversion of Contributions Except for Mistake	51

9. Distribution of Excess Deferrals	51

10. Excess 401(k) Contributions	51

11. Excess Aggregate Contributions	53

12. Qualified Nonelective and Matching Contributions	55

13. Plan Not Dependent Upon Earnings; Company Contributions Limited to Earnings	56

14. Maximum Contribution	56

15. Application of Dollar Leveling Method.	56

ARTICLE IX. INVESTMENT PROVISIONS	58

1. Participant Directed Investment	58

2. Time of Action by Trustee on Investments	62

3. Participant Rights as to Options, Rights, and Warrants	62

4. Redemption of Nontransferable Securities	63

5. Manner of Holding Cash and Securities	63

v

6. Voting of Shares	63

7. Tender Offers	64

8. Section 16 Person Limitations; Discretionary Transactions	65

9. Employee Stock Ownership Plan (ESOP)	65

10. Investment Diversification	68

11. No Guarantee or Indemnity	68

ARTICLE X. CREDITS AND CHARGES TO A PARTICIPANT’S ACCOUNT	69

1. General Charges and Credits	69

2. ESOP Dividend Distributions	69

3. Calculation of Charges and Credits to Participant Accounts	71

4. Commissions, Taxes, and Charges on Security Purchases and Sales	71

5. Investment Management Fees	71

6. Allocation of Plan Administrative Expenses	71

7. Calculation of Credits for Redemption	71

8. Taxes	71

ARTICLE XI. VESTING AND LIQUIDATION OF ACCOUNTS	72

1. Vesting of Participant and Company Contributions	72

2. Withdrawals	72

3. Distribution of Participant Accounts	72

4. Time of Distribution	73

5. ESOP Stock Distributions	73

6. Participant Election to Defer Distribution	74

7. Sequence of Deferred Distribution of Accounts	74

8. Deferred Distribution at Age 70 1/2	74

9. Distribution of Deferred Accounts at Death of Participant	75

10. Mandatory Time of Distribution	75

11. Form of Distributions	75

12. Participant’s Right to Demand Employer Securities	76

13. Qualified Domestic Relations Orders; Distributions	76

ARTICLE XII. WTHDRAWALS, DISTRIBUTIONS, PLAN LOANS	77

1. Withdrawals from 401(k) Contribution Account	77

2. Participant Withdrawals of After-Tax Deposits	79

3. Withdrawal Penalty	79

4. Participant Withdrawals of Matching Contributions or Other Amounts	80

5. Sequence of Permitted Withdrawals	80

6. Voluntary Withdrawal After Age Fifty-Nine and One-Half (59 1/2)	80

7. Distributions in Certain Events	80

8. ESOP Dividend Distributions	81

9. No Withdrawal of Deferred Account	81

10. Limited Withdrawal Rights; Pre-1999 KGS 401(k) Thrift Plan Account	81

11. Suspension During Approved Leave of Absence	83

12. Effect of Termination or Suspension of Participation	83

13. No Forfeiture for Suspension or Termination	83

14. Termination of Plan	83

15. Valuation of Securities	83

16. Participant Loan Program	84

17. No Withdrawal of Loan Amount	85

ARTICLE XIII. BENEFICIARIES IN THE EVENT OF DEATH	86

1. Surviving Spouse as Primary Beneficiary	86

2. Election and Consent to Alternate Beneficiary or Beneficiaries	86

3. Designation of Beneficiary or Beneficiaries	86

4. Payment and Distribution to Beneficiary or Beneficiaries	87

ARTICLE XIV. SUBSIDIARIES	88

ARTICLE XV. ADMINISTRATION	89

1. Thrift Plan Committee	89

2. Trust, Trustee and Committee	89

3. Plan Fiduciaries	90

4. Action by Thrift Plan Committee	90

5. Costs of Plan Administration	90

6. Uniform and Nondiscriminatory Application	90

7. Summary Plan Description; Committee Decisions; Procedures	91

8. Recognition of Agency Relationships	92

9. Valuation of Trust Assets	92

10. Audit	92

11. Annual Reports	92

12. ONECU Plan Sponsorship	92

ARTICLE XVI. NOTICES AND OTHER COMMUNICATIONS	93

1. Delivery of Notices and Other Documents	93

2. Delivery of Communications by Participants	93

ARTICLE XVII. NON-ASSIGNABILITY	94

1. General	94

2. Loans	94

3. Qualified Domestic Relations Orders	94

ARTICLE XVIII. TERMS OF EMPLOYMENT UNAFFECTED	95

ARTICLE XIX. CONSTRUCTION OF PLAN	96

ARTICLE XX. EFFECTIVE DATE	97

ARTICLE XXI. TOP-HEAVY RULES	98

1. Minimum Contribution	98

2. Rate of Minimum Contribution	98

3. Top-Heavy Status Determination	99

4. Top-Heavy Contribution Limits	99

5. Vesting	99

6. Definitions	100

ARTICLE XXII. TRANSFERRED SUBSIDIARY PLAN ACCOUNTS	102

1. General	102

2. Separate Accounting and Accrual	102

3. Other Plan Provisions Applicable	102

4. ONEOK Drilling Plan Transferred Account Annuity Conversion	102

5. Distributions	103

6. Consent of Distribution	103

7. Time of Distribution	103

8. Qualified Joint and Survivor Annuity; Qualified Preretirement Survivor Annuity	104

9. Notices; Waiver Election	105

10. Definitions; and Applicable Rules	106

ARTICLE XXIII. NGC PROFIT SHARING/401(k) SAVINGS PLAN TRANSFERRED ACCOUNTS	108

PART A. General Provisions/Administration of Transferred NGC Accounts	108

1. General	108

2. Separate Accounting and Accrual	108

3. Other Plan Provisions Applicable	108

PART B. Transferred NGC Accounts; Retirement Benefits	109

PART C. Transferred NGC Accounts; Disability Benefits	109

1. Disability Benefits	109

2. Total and Permanent Disability Determined	109

PART D. Transferred NGC Accounts; Severance Benefits	109

PART E. Transferred NGC Accounts; Death Benefits	110

PART F. Transferred NGC Accounts; Time and Form of Payment of Benefits	110

1. Time of Payment	110

2. Standard and Alternative Forms of Benefit for Participants	112

3. Standard and Alternative Forms of Death Benefit	114

4. Cash-Out of Benefit	116

5. Direct Rollover Election	116

6. Benefits from Account Balances	116

7. Commercial Annuities	116

8. Present Value Determinations	117

9. Unclaimed Benefits	117

10. Claims Review	117

PART G. Transferred NGC Accounts; In-Service Withdrawals	118

1. In-Service Withdrawals	118

2. Restriction on In-Service Withdrawals	121

3. Withdrawal Exception	121

PART H. Definitions	121

1. Annuity Starting Date	121

2. Eligible Surviving Spouse	122

3. Normal Retirement Date	122

4. Transferred NGC After-Tax Account	122

5. Transferred NGC Before-Tax Account	122

6. Transferred NGC Rollover Contribution Account	122

7. Vested Interest	122

ARTICLE XXIV. MODIFICATION AND TERMINATION	123

1. Amendment and Termination of Plan	123

2. Limit to Effect of Modification	123

3. Participant Rights in Case of Modification	123

4. Nonforfeitability	123

5. Termination Distributions	124

x

THRIFT PLAN FOR EMPLOYEES

OF ONEOK, Inc.

AND SUBSIDIARIES

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2007

INTRODUCTORY STATEMENT

This Plan is an amendment, restatement, and continuation of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries. This amended and restated Plan replaces all prior documents and amendments, and is effective as of the Effective Date determined by the Board of Directors of ONEOK, Inc. and its subsidiaries.

The purposes of the Plan and the Trust established thereunder are to provide for deferred compensation and benefits for eligible employees through a qualified profit-sharing plan and, in part, with respect to the investment in securities of ONEOK, Inc., through an employee stock ownership plan which constitutes a qualified stock bonus plan. The Plan is intended in all respects to be qualified under the Internal Revenue Code of 1986, as amended.

ARTICLE I.

PART A.

DEFINITIONS

As used in this Plan, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

PARAGRAPH

1. 401(k) Contribution

The amount contributed by the Company in accordance with paragraphs 1., 2., and 3. of Article III.

2. 401(k) Contribution Account

The account of a Participant established and maintained for 401(k) Contributions of the Company made for such Participant in accordance with paragraph 2. of Article III.

3. Accrued Benefit

The balance of all accounts established and maintained for a Participant pursuant to this Plan. A Participant’s Accrued Benefit from Company contributions as of any applicable date is the excess, if any, of the Accrued Benefit of such Participant as of such date over the Accrued Benefit of such Participant derived from contributions made by such Participant on such date; and the Accrued Benefit derived from contributions made by a Participant as of any applicable date is the balance of the Participant’s Accounts consisting only of his/her contributions and the income, expenses, gains and losses attributable thereto.

4. Actual Deferral Percentage

The Actual Deferral Percentage for a specified group of Employees (either Highly Compensated Employees or all other Employees eligible to participate in this Plan who are not Highly Compensated Employees) for a Plan Year is the average of the ratios, calculated separately for each employee in such group, of the amount of the Employer’s 401(k) Contribution paid on behalf of each such Employee for the Plan Year to such Employee’s Compensation for the Plan Year. The Employer may, from time to time in its discretion, and to the extent permitted by Section 401(k) of the Code, calculate such ratios by adding to the 401(k) Contribution for such Employee the Matching Contribution paid for the benefit of such Employee and qualified nonelective contributions (within the meaning of Code Section 401(m)(4)(C)).

5. After-Tax Deposits

The deposits and contributions of Participants made to this Plan pursuant to paragraph 1. of Article IV.

6. Bargaining Unit Employee

Any Employee who is represented by a collective bargaining unit which includes Group A Bargaining Unit Employees and Group B Bargaining Unit Employees; with “Group A Bargaining Unit Employees”, meaning any Employee who is represented by Locals 12329, 12561, 13417, 14224, 14228, and 15162 of the United Steel Workers of America, Local 781 of the Gas Workers, Metal Trades Union for the Cities of Monett and Kansas City, Missouri, and Beloit, Kansas and Local 126 of the International Union of Operating Engineers; and “Group B Bargaining Unit Employees”, meaning any Employee who is represented by Local 304 and Local 1523 of the International Brotherhood of Electrical Workers.

7. Bargaining Unit Participant

Any Participant who is a Bargaining Unit Employee.

8. Board or Board of Directors

The Board of Directors of the Company.

9. Code

The Internal Revenue Code of 1986, as amended.

10. Committee

The Thrift Plan Committee created by paragraph 1. of Article XV hereof.

11. Company

ONEOK, Inc., an Oklahoma corporation, and its Subsidiaries.

12. Company Matching Contributions

The matching contribution made by the Company pursuant to Article VII of the Plan with respect to the Reductions in Compensation and After-Tax Deposits of the Participant.

13. Compensation

A. Non-Bargaining Unit Participants. The total annual base salary plus any lump sum merit pay and promotion awards, gainshare awards, cash incentive compensation, commissions, overtime pay, and shift differentials paid to a Participant by the Company, but excluding amounts deferred contributed by the Company or deferred by the Participant under a plan of deferred compensation to the extent that such contributions or deferrals are not includible in gross income of the Participant for the taxable year in which contributed or deferred. Provided, that any reduction in salary elected and deferred by the Participant under the cash or deferred arrangement of Article III of the Plan or under Code Sections 125, 132(f)(4), 402(e)(8) and 457 pursuant to the employee benefit plans of the Company shall be included in determining compensation hereunder. For purposes of this definition incentive compensation shall be treated as paid to a Participant at the time of actual payment. Provided, further, that the annual compensation of each Participant taken into account under this Plan for any year shall not exceed two hundred thousand dollars ($200,000) in the years beginning after December 31, 1988, and before January 1, 1994, (such two hundred thousand dollars ($200,000) amount to be adjusted to reflect increases in the cost-of-living in accordance with Code Sections 401(a)(17) and 415(d)). In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA ‘93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA ‘93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA ‘93 annual compensation limit is one hundred fifty thousand dollars ($150,000).

Provided, further, that notwithstanding anything to the contrary contained in the Plan, any payment or distribution made to an Employee pursuant to the ONEOK Energy Marketing & Trading Group Bonus Plan shall be excluded from, and not considered as Compensation of such Employee under this Plan.

Provided, further, that the annual compensation of each Participant taken into account under Plan for any year beginning after December 31, 2001 shall not exceed $200,000 and such $200,000 amount shall be adjusted to reflect increases in the cost-of-living in accordance with Code Sections 401(a)(17) and 415(d).

If any individual is a member of the family of such Participant, such individual shall not be considered a separate Employee; and any compensation paid to such individual shall be treated as if it were paid to (or on behalf of) such Participant, with the term “family” for such purpose meaning the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. Provided, that effective for years beginning after December 31, 1996, the family aggregation rules of Code section 414(q)(6) repealed by the Small Business Job Protection Act of 1996, shall have no application to the Plan.

B. Bargaining Unit Participants. For Bargaining Unit Participants the term “Compensation” for purposes of this Plan shall include “Adjusted Total Compensation” and “Annual Compensation”, defined as follows:

“Adjusted Total Compensation” shall mean an active Bargaining Unit Participant’s Annual Compensation unreduced by overtime, bonuses, and commissions.

“Annual Compensation” shall mean the base salary or wage paid to an active Bargaining Unit Participant during a calendar year by the Company, exclusive of overtime, bonuses, commissions, the value of group life insurance in excess of $50,000, reimbursement for moving expenses or tuition, or any other payments made by the Company on behalf of an Employee under any other deferred compensation or welfare plan. Provided, that on and after July 20, 2003, “Annual Compensation” for any Group B Bargaining Unit Employee who is represented by Local 304 and Local 1523 of the International Brotherhood of Electrical Workers shall include the base salary or wage paid to such an active Group B Bargaining Unit Employee during a calendar year by the Company plus overtime, shift differential, call out, call out 7th day, FLSA OT ADJ, meal not eaten, OT double time, OT straight time, OT time and one-half, overtime, standby half pay, standby quarter pay and all earning elements included in compensation for purposes of the Plan prior to such date. Annual Compensation shall be such amount prior to any payroll reduction for a Participant Reduction in Compensation or amounts excludible from the Employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(8) and 457.

The Annual Compensation and Adjusted Total Compensation of each active Bargaining Unit Participant taken into account for determining all benefits provided under the Plan for any Plan Year beginning on or after January 1, 1997, shall not exceed $160,000 as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

Provided, further, that the annual compensation of each Participant taken into account under Plan for any year beginning after December 31, 2001 shall not exceed $200,000 and such $200,000 amount shall be adjusted to reflect increases in the cost-of-living in accordance with Code Sections 401(a)(17) and 415(d).

In determining the compensation of any Employee for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term “family” shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $160,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual’s compensation as determined under this Section before application of this limitation. Provided, that effective for years beginning after December 31, 1996, the family aggregation rules of Code Section 414(q)(6) repealed by the Small Business Job Protection Act of 1996, shall have no application to the Plan.

If a determination period consists of fewer than 8 months, the Annual Compensation and Adjusted Total Compensation limit is an amount equal to the otherwise applicable Annual Compensation and Adjusted Total Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

14. Controlled Affiliate Business Organization

Any business organization or entity (including, without limitation, a corporation, general partnership, limited partnership, or limited liability company) that is in one or more chains of such organizations conducting trades or businesses connected through ownership of a 100 percent ownership interest in which (i) ONEOK, Inc., an Oklahoma corporation, is the common parent business organization and (ii) a 100 percent ownership interest in each of the organizations, except ONEOK, Inc., is owned directly by one or more of the other organizations, and (iii) ONEOK, Inc. owns a 100 percent ownership interest in at least one of the other organizations. For purposes of the foregoing provisions of this definition, “100 percent ownership interest” means, in the case of an organization which is a partnership or limited liability company, ownership of 100 percent of the profits interest or capital interest of such partnership or limited liability company.

15. Designation Date

The Designation Date under the Plan shall be January 1, April 1, July 1 and October 1 of each Plan Year, at which times a Participant may designate (or leave in effect) his/her election to defer receipt of cash Compensation and/or to make After-Tax Deposits, as provided in paragraph 2. of Article III, and paragraph 2. of Article IV, below.

16. Dividends

All cash, stock, rights or other property distributed by the Company pro rata to holders of any class of its capital stock.

17. ERISA

Employee Retirement Income Security Act of 1974, as amended.

18. ESOP Dividend Distribution

A payment in cash of ESOP Dividends to a Participant and/or distribution in cash to a Participant of ESOP Dividends paid to the Trust of the Plan, on ONEOK, Inc. Common Stock in the Participant Account of such Participant (and such payments and distributions to a retired or terminated Employee) pursuant to paragraph 2. of Article X.

19. ESOP Dividend/401(k) Deferrable Amount

The maximum amount which may be deferred by a Participant with respect to an ESOP Dividend Distribution paid and distributed to such Participant under the provisions of paragraph 3.A. of Article III, and the applicable limitations of the Plan and the Code pertaining to cash or deferral elections by a Participant.

20. ESOP Dividend Distribution/Additional Deferral

An elective deferral of Compensation made by a Participant with respect to an ESOP Dividend Distribution paid and distributed to such Participant, as provided in paragraph 3. of Article III.

21. ESOP Dividend Distribution/Additional Deferral Contribution

The amount contributed by the Company to the Trust of the Plan with respect to the ESOP Dividend Distribution/Additional Deferral made and elected by a Participant under paragraph 3. of Article III.

22. ESOP Dividends

The dividends paid to Participants or to the Trust of the Plan on ONEOK, Inc. Common Stock in the Participant Account of such a Participant, or a retired or terminated Employee.

23. Effective Date

The date upon which the Plan initially became effective as determined by the Board of Directors in the manner provided in Article XX hereof.

24. Elective Deferrals

With respect to any taxable year, the sum of (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to Code Section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)), and (iii) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(D), except as provided in Code Section 402(g)(3)).

25. Employee

Any person employed by the Company, including officers and others engaged in the management of the business, provided such person is in active service of the Company; but not including Directors who are not officers of the Company, and not including Independent Contractors and Leased Employees. Leased Employees shall be considered as employees of the Company for purposes of determining if the Plan meets participation, coverage or other applicable requirements for qualification of the Plan under Code Section 401, but such Leased Employees are not eligible to participate in the Plan, and are excluded from the definition of Employee under this paragraph.

26. Employee Contribution Account

An amount to be separately accounted for and maintained for each Participant to which all Participant After-Tax Deposits (other than those accounted for and maintained as his/her Separate Section 72(d) Employee Contribution Account), and all earnings, income, expenses, gains, and losses attributable thereto shall be charged and credited pursuant to of Article X hereof.

27. Employee Stock Ownership Plan

That portion of the Plan under which Employee Stock Ownership Plan (ESOP) Participant Accounts are invested in ONEOK, Inc. Common Stock pursuant to paragraph 1., Article IX, and held and administered in accordance with the provisions of paragraph 9. of Article IX, and other pertinent provisions of the Plan.

28. Employer Contribution Account

An amount to be separately accounted for and maintained for each Participant to which all Company contributions for such Participant and all earnings, expenses, gains, and losses attributable thereto shall be charged and credited.

29. Excess Aggregate Contributions

With respect to any Plan Year, the excess of (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

30. Excess Contributions

The excess with respect to any Plan Year of (i) the aggregate amount of Company contributions actually paid over to the Trust of the Plan on behalf of Highly Compensated Employees and taken into account in computing the Actual Deferral Percentage for such Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted under Code Section 401(k) discrimination limitations under Code Section 401(k)(3)(A)(ii) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the highest of such percentages).

31. Excess Deferrals

Any amount of Elective Deferrals of any Participant which is included in such Participant’s gross income pursuant to the limitation on the exclusion of such Elective Deferrals provided in Code Section 402(g)(1).

32. Highly Compensated Employee

Effective for years beginning after December 31, 1996, the term “Highly Compensated Employee” means any Employee who: (1) was a five-percent (5%) owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the Company in excess of eighty thousand dollars ($80,000) and, if the Company so elects, was in the top-paid group for the preceding year. The eighty thousand dollar ($80,000) amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996. For purposes of the foregoing the “applicable year” of the Plan for which a determination is being made is called a “determination year” and the preceding 12-month period is called a look-back year. A highly compensated former employee shall be determined and based on the rules applicable to determining Highly Compensated Employee status as in effect for a determination year, in accordance with Treasury Regulation § 1,414(q)-1T, A-4 and Internal Revenue Service notice 97-45. In determining whether an employee is a Highly Compensated Employee for years beginning in 1997, the definitional amendments to Code Section 414(q) contained herein shall be treated as having been in effect for years beginning in 1996. An Employee shall be treated as a five-percent (5%) owner for any year if at any time during such year such Employee was a five-percent (5%) owner (as defined in Code Section 416(i)(1)) of the Company. An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year.

For purposes of this paragraph, the term “compensation” means compensation within the meaning of Code Section 415(c)(3).

For purposes of determining the number of Employees in the top-paid group, there shall be excluded (i) Employees who have not completed six (6) months of service, (ii) Employees who normally work less than 17 1/2 hours per week, (iii) Employees who normally work during not more than six (6) months during any year, (iv) Employees who have not attained age 21, and (v) except to the extent provided in Treasury regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company.

33. Hours of Service

All hours for which the Employee is either directly or indirectly compensated by the Company for performing duties for the Company. These hours are to be credited to the Employee in the computation period during which the duties were performed and not when paid. The determination of the Hours of Service for reasons other than the performance of duties shall be made in accordance with Section 2530.200b-2(b) of the Department of Labor regulations. The determination of the computation to which the Hours of Service are credited shall be made in accordance with Section 2530.200b-2(c) of Department of Labor regulations. Credit is also to be given for each hour of back pay for which back pay has been awarded or agreed to by the Employer, and these hours are to be credited to the Employee in the computation period during which the duties were performed and not paid. An Employee should be credited with Hours of Service for any customary period of work based upon a forty (40)-hour week or pro rata portion thereof, during which the Employee is absent for any authorized reason in accordance with established Company policy and procedure, is laid off for a temporary period, is on a Company-approved leave of absence, or sick or disability leave, is on jury or military duty, or is not working due to a labor-management dispute. The clause shall be construed so as to resolve any ambiguities in favor of crediting Employees with Hours of Service.

34. Independent Contractor

Any person, exercising and engaging in a business or occupation separate from and independent of the Company, who by mutual agreement with the Company is not to be otherwise treated as an Employee for payroll, compensation, employee benefits, or similar purposes, and who is engaged or contracted to perform a certain job or services for the Company, but according to his/her own methods, and without being subject to the control or supervision of the Company, except as to specification of the product or result of his/her work or services for which he/she is contracted.

35. KGS 401(k) Thrift Plan

The ONEOK, Inc. KGS 401(k) Thrift Plan, heretofore sponsored by the Company, which became effective on the effective date of the strategic alliance between ONEOK Inc., a Delaware corporation and Western Resources, Inc. and the merger of said ONEOK, Inc. with and into WAI, Inc., an Oklahoma corporation.

36. Leased Employee

A person who otherwise is not an Employee, but who provides services for the Company and such services are provided pursuant to an agreement between the Company and any other person (leasing organization), and such person has performed such services for the Company (or for the Company and a related person determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for at least one (1) year, and such services are performed under primary direction and control of the Company. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

A Leased Employee shall not be considered an employee of the Company if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the Company’s non-highly compensated work force.

Leased Employees shall be considered as employees of the Company for the purpose of determining if the Plan meets participation, coverage or other applicable requirements for qualification of the Plan under Code Section 401, but such Leased Employees are not eligible to participate in the Plan, and are excluded from the definition of “Employee” in paragraph 24 of this Article I, above.

37. Matching Contribution Percentage

The average of the ratios (calculated separately for each Employee in such group) of (i) the sum of the Company Matching Contributions and Participant After-Tax Deposits paid under the Plan on behalf of each such Employee for the Plan Year, to (ii) the Employee’s Compensation (within the meaning of Code Section 414(s) for such Plan Year; with the Company having the election to take into account (in computing such percentage) elective deferrals and qualified nonelective contributions (as defined in Code Section 401(m)(4)(C) under this Plan or any other plan of the Company, to the extent allowed by regulations.

38. Matching Contributions

The matching contribution made by the Company pursuant to Article VII of the Plan with respect to the Reductions in Compensation and After-Tax Deposits of the Participant.

39. Non-Bargaining Unit Employee

Any Employee who is not represented by a collective bargaining unit, and is not a Bargaining Unit Employee.

40. Non-Bargaining Unit Participant

Any Participant who is a Non-Bargaining Unit Employee.

41. One-Year Break in Service

A twelve (12)-consecutive-month period of time commencing on any anniversary date of original employment and ending twelve (12) consecutive months thereafter, during which the Employee has not completed more than five hundred (500) Hours of Service.

42. Participant

An Employee who has satisfied the eligibility requirements of the Plan and has elected to participate in the Plan.

43. Participant Account

All cash and other assets held by the Trustee under the Plan in the accounts maintained under the Trust for the particular Participant.

44. Plan

This Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, as amended and restated.

45. Plan Year

A twelve (12) month period commencing on January 1 of each year and ending on the subsequent December 31.

46. Pre-1987 Employee Contribution Account

That part of a Participant’s Employee Contribution Account, which existed, and the balance of which remained unwithdrawn on December 31, 1986.

47. Pre-1999 KGS 401(k) Thrift Plan Account

That part of a Participant’s (or former Employee’s) Transferred KGS 401(k) Thrift Plan Account which existed, and of which the balance remained unwithdrawn under the KGS 401(k) Thrift Plan on December 31, 1998.

48. Pre-1999 ONEOK Thrift Plan Account

That part of a Participant’s (or former Employee’s) Account which existed, and of which the balance remained unwithdrawn under the Prior ONEOK, Inc. Thrift Plan on December 31, 1998.

49. Prior ONEOK, Inc. Thrift Plan

This Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as in effect immediately prior to the merger thereof with the KGS 401(k) Thrift Plan, and amendment and restatement thereof effective on and after January 1, 1999.

50. Qualified Default Investment Alternative

An investment option established and maintained under the Plan that shall be administered as more particularly described in Article IX, paragraph 1.B. of the Plan, and as so defined therein.

51. Qualified Matching Contributions

Matching Contributions, which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

52. Qualified Non-Elective Contributions

Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Company and allocated to Participants’ accounts that Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

53. Qualifying Employer Stock

The Common Stock of ONEOK, Inc., which is security readily tradable on an established securities market, within the meaning of Code Section 409 (l).

54. Reduction in Compensation

The reduction in Compensation payable to the Employee by the Company, which is elected voluntarily by the Employee under paragraphs 1. and 2. of Article III, but not including any deemed elected additional deferral for Non-Bargaining Unit Participants made under paragraph 3. of Article III.

55. Retained Participant Account

The account of a Participant in this Plan which is or has been retained in the Trust of this Plan by the election of a former Participant in Part A of the ONEOK Inc. and Subsidiaries Employee Savings Plan.

56. Roth 401(k) Elective Deferral

An elective deferral of a Participant made pursuant to the provisions and requirements set forth in Article III, paragraph 3 of the Plan, and more specifically defined in Article III, paragraph 3.F. of the Plan.

57. Roth 401(k) Elective Deferral Account

A separate account maintained for each Participant who elects to make a Roth 401(k) Elective Deferral which account shall be created, maintained and administered as provided in Article III, paragraph 3 of the Plan.

58. Salaried Employee

An Employee whose basic rate of compensation or pay, as stated in the payroll records of the Company, is a fixed monthly or annual salary and not an hourly rate of pay for services performed.

59. Section 16 Person

A person subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, with respect to equity securities of the Company.

60. Separate Section 72(d) Employee Contribution Account

An amount to be separately accounted for and maintained for each Participant to which all Participant After-Tax Deposits made after January 1, 1988, shall be allocated and credited, and to which all earnings, income, expense, gains, and losses attributable thereto shall be separately charged and credited after that date pursuant to paragraphs 1. and 3. of Article X, and Code Section 72(d).

61. Subsidiary (and Subsidiaries)

A Subsidiary Corporation or a Controlled Affiliate Business Organization of ONEOK, Inc., as herein defined.

62. Subsidiary Corporation

Any corporation that is in one or more chains of includible corporations connected through stock ownership in which (i) ONEOK, Inc., an Oklahoma corporation, is the common parent corporation (ii) ONEOK, Inc. owns directly stock in at least one (1) of the other includible corporations possessing not less than 100 percent of the total voting power of such corporation, or having a value equal to 100 percent of the total value of the stock of such corporation (“applicable ownership level”), and (iii) stock at such applicable ownership level in each of the includible corporations (except said ONEOK, Inc.) is owned directly by one (1) or more of the other includible corporations.

63. Transferred 401(k) Account

The account of a Participant in this Plan which is transferred to and made a part of the Trust of this Plan incident to the merger and consolidation of such Trust with the Trust of Part B of the ONEOK, Inc. and Subsidiaries Employee Savings Plan, as provided in paragraph 2. of Article V.

64. Transferred KGS 401(k) Thrift Plan Account

The account of a Participant in this Plan, or of a former Participant transferred to and made a part of the Trust of this Plan incident to the merger of such Trust with the Trust of the KGS 401(k) Thrift Plan.

65. Trust

The Trust established for the receiving, holding, investing, and disposing of the Participant deposits, Company contributions, and any earnings thereon under this Plan, and any predecessor plan.

66. Trustee

The Trustee under the Plan hereinafter named in paragraph 2. of Article XV or any successor to said Trustee.

67. USERRA

The Uniformed Service Employment and Reemployment Rights Act, 38 United States Code, §§ 4301, et seq.

68. Year of Service

A twelve (12) month period, beginning on the date the Employee Commenced employment with the Employer and ending twelve (12) months thereafter, or any subsequent twelve (12) month period beginning on any anniversary of the employment commencement date and ending twelve (12) months thereafter, during which an Employee has completed at least one thousand (1,000) Hours of Service. Provided that, upon employment by the Company, for purposes of determining an Employee’s eligibility to participate in the Plan, and subject to the foregoing definition of a Year of Service, a Year of Service with any member of a controlled group (as described in Section 414(b) of the Internal Revenue Code of 1986, or similar provisions in succeeding enactments) of which the Company is also a member shall be deemed to be a Year of Service with the Company, whether or not such other member of the controlled group shall have adopted this or any other Plan.

PART B.

AMENDMENT OF THE PLAN FOR EGTRRA

PREAMBLE

1. Adoption and effective date of amendment. The amendments of the Plan in this Part B of Article I are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). Such amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, herein the amendments in this Part B of Article I shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2. Supersession of inconsistent provisions. The amendments in this Part B of Article I shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments.

PARAGRAPH

1. Limitations on Contributions

A. Effective date. This paragraph 2 shall be effective for limitation years beginning after December 31, 2001.

B. Maximum annual addition. Except to the extent permitted under Paragraph 11 of this Part B, of Article I, if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d) or

(b)	100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2) which is otherwise treated as an annual addition.

2. Increase in Compensation Limit

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

3. Modification of Top-Heavy Rules

A. Effective date. This Paragraph 3, Part B, of Article I of the Plan shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This paragraph amends Paragraphs 1 through 6 of Article XXI of the Plan.

B. Determination of top-heavy status.

1.	Key employee. The term “key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

2.	Determination of present values and amounts. This Paragraph 3 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

3.	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

4.	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

C. Minimum benefits.

1.

Matching contributions. Company matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

4. Vesting of Employer Matching Contributions

A. Applicability. This Paragraph 4, Part B, Article I of the Plan shall apply to Participants with accrued benefits derived from Company matching contributions who complete an hour of service under the Plan in a Plan Year beginning after December 31, 2001, and to all other participants with accrued benefits derived from employer matching contributions.

B. Vesting schedule. A Participant’s accrued benefit derived from Company matching contributions shall be fully and immediately vested.

5. Direct Rollovers of Plan Distributions

A. Effective date. Subject to subparagraph E, below, this Paragraph 5, Part B, Article I of the Plan shall apply to distributions made after December 31, 2001.

B. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Paragraph 5 of Article V of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

C. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Paragraph 5 of Article V of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

D. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Paragraph 5 of Article V of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Participant contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

E. Rollover of Certain Mandatory Distributions. If an immediate distribution of an amount not exceeding $5,000 is made pursuant to the provisions of the Plan and Code Section 411(a)(ii), and if such distribution is in excess of $1,000, and the distributee does not make an election to receive the distribution directly, the distribution shall be made through and by a direct transfer to an individual retirement plan of a designated trustee or issuer, and the Company shall notify the distributee in writing (either separately or part of the notice under Code Section 402(f)) that the distribution may be transferred to another individual retirement plan. This subparagraph shall be effective at the time prescribed in Section 657(a) of the Economic Growth and Tax Relief Reconciliation Act of 2001.

6. Rollovers from Other Plans

The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below, beginning on January 1, 2002.

A. Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from:

1.	A qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

2.	An annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

3.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

B. Participant Rollover Contributions from Other Plans. The Plan will accept a participant contribution of an eligible rollover distribution from:

1.	A qualified plan described in Code Section 401(a) or 403(a).

2.	An annuity contract described in Code Section 403(b).

3.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

C. Participant Rollover Contributions from IRAs. The plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

7. Rollovers Disregarded in Involuntary Cash-Outs

A. Applicability and effective date. This Paragraph 7, Part B, Article I of the Plan shall apply and shall be effective January 1, 2002.

B. Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Paragraph 6 of Article XI, Paragraph 10 of Article XXII, and Paragraphs 4 and 8, Part F, Article XXXIII of the Plan, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance.

8. Repeal of Multiple Use Test

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Paragraph 6 of Article VIII of the Plan shall not apply for plan years beginning after December 31, 2001.

9. Elective Deferrals – Contribution Limitation

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Paragraph 11 of this Part B of Article I.

10. Modification of Top-Heavy Rules

The top-heavy requirements of Code Section 416 of Article XXI of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

11. Catch-Up Contributions

A. All Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. This Paragraph 11, Part B, Article I shall apply to contributions after December 31, 2001.

12. Suspension Period Following Hardship Distribution

A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and Participant contributions under this and all other plans of the Company for 6 months after receipt of the distribution or until January 1, 2002, if later.

13. Distribution Upon Severance From Employment

A. Effective date. This Paragraph 13, Part B, Article I of the Plan shall apply for distributions and severances from employment occurring after December 31, 2001, regardless of when the severance from employment occurred.

B. New distributable event. A Participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

14. ESOP Participant Election To Reinvest Dividends

A. Effective date. This Paragraph 14, Part B, Article I of the Plan shall apply to any dividends on ONEOK, Inc. Common Stock which are paid in cash by the Company after December 31, 2001.

B. Participant reinvestment election. Any ESOP Dividend on ONEOK, Inc. Common Stock which in accordance with the Plan provisions (1) is payable in cash to the Participants in the Plan or their beneficiaries, or (2) is payable to the Plan and is to be distributed in cash to Participants in the Plan or their beneficiaries not later than 90 days after the close of the Plan Year in which paid, may at the election of such Participants or their beneficiaries, be (A) paid as provided in clause (1) or (2) of this subparagraph B, above, or (B) paid to the Plan and reinvested in ONEOK, Inc. Common Stock. In this regard, a Participant may elect in writing to either (i) receive and take payment in cash of one hundred percent (100%) of the ESOP Dividends for his/her Participant Account, (ii) receive and take payment in cash of fifty percent (50%) of the ESOP Dividends for his/her Participant Account, and have the other fifty percent (50%) of such ESOP Dividends paid to the Plan and reinvested in ONEOK, Inc. Common Stock, or (iii) elect to receive and take no payment in cash of the ESOP Dividends for his/her Participant Account and have one hundred percent (100%) of such ESOP Dividends paid to the Plan and reinvested in ONEOK, Inc. Common Stock A Participant who for any reason fails to make and election with respect to the payment or reinvestment of ESOP Dividends hereunder shall have all of the ESOP Dividends for his/her Participant Account paid to the Plan reinvested in ONEOK, Inc. Common Stock. Reinvestment of ESOP Dividends paid to the Plan shall be made in accordance with all applicable provisions of the Plan providing for the investment of Plan assets in Participant Accounts and for ONEOK, Inc. Common Stock to be a permissible investment thereof under the Plan.

The Committee shall provide for each Participant to make an election in writing to have dividends on ONEOK, Inc. Common Stock payable the Participant or to the Plan reinvested in such Common Stock, at the time and in the manner provided in rules, forms and procedures prescribed by the Committee.

C. ESOP dividend distribution/additional deferral contribution discontinued. The right of a Participant to make an elective deferral of his/her compensation in an amount equal to the ESOP Dividend Distribution paid in cash to such Participant with respect to ONEOK, Inc. Common Stock in such Participant’s Account pursuant to Paragraph 3 of Article III of the Plan and the making of ESOP Dividend Distributions in the manner described in Paragraph 2B.,C. and D. of Article X of the Plan are discontinued and terminated as to dividends paid after December 31, 2001.

PART C.

MODEL PLAN AMENDMENT

MINIMUM DISTRIBUTION REQUIREMENTS

Section 1. General Rules

1. Effective Date

Unless an earlier effective date is specified in the adoption agreement, the provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

2. Coordination with Minimum Distribution Requirements Previously in Effect

If the adoption agreement specifies an effective date of this article that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this article will be determined as follows. If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this article equals or exceeds the required minimum distributions determined under this article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this article is less than the amount determined under this article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this article.

3. Precedence

The requirements of this article will take precedence over any inconsistent provisions of the plan.

4. Requirements of Treasury Regulations Incorporated

All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

5. TEFRA Section 242(b)(2) Elections

Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

1. Required Beginning Date

The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

2. Death of Participant Before Distributions Begin

If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)

If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(b)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(c)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(d)	If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the participant’s required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

3. Forms of Distribution

Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this article. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Section 3. Required Minimum Distributions During Participant’s Lifetime.

1. Amount of Required Minimum Distribution For Each Distribution Calendar Year

During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(b)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death

Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

Section 4. Required Minimum Distributions After Participant’s Death

1. Death On or After Date Distributions Begin

(a)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(1)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)

If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

2. Death Before Date Distributions Begin

(a)	Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 4.1

(b)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the participant.

Section 5. Definitions

1. Designated beneficiary

The individual who is designated as the beneficiary under Article XIII, sections 1 through 3 of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

2. Distribution calendar year

A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

3. Life expectancy

Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

4. Participant’s account balance

The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5. Required beginning date

The date specified in Article XI, paragraph 10 of the plan.

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

PARAGRAPH

1. Eligibility

Except as hereinafter otherwise provided, participation in the Plan shall be open to any Employee upon and after his/her commencement of employment with the Company; provided, that Company Matching Contributions shall be made only upon completion of one (1) Year of Service as provided in Article VII of the Plan. An Employee in active employment at the effective date of any amendment of the Plan who would have been eligible to participate at an earlier date under the previous Plan provisions governing eligibility and time of service, shall become eligible at such earlier date. Any Employee who prior to January 1, 1999, was eligible to participate in, or who was a participant in the Prior ONEOK, Inc. Thrift Plan, or the KGS 401(k) Thrift Plan shall be eligible to participate in this Plan on and after January 1, 1999. Any Employee eligible to participate in a qualified pension or profit-sharing plan of the Company from which a rollover or trust to trust transfer is approved, or with which a merger and consolidation is approved, shall be eligible to participate in this Plan; provided, that eligibility for participation of Salaried Employees of ONEOK Drilling Company shall be deemed to have commenced on January 1, 1985. The Plan shall not have a maximum age condition or limitation on participation, shall not exclude from participation (on the basis of age) any Employees who have attained any specified age; and allocations to a Participant’s Account under the Plan shall not be ceased, and the rate at which amounts are allocated to a Participant’s Account shall not be reduced because of the attainment of any age; provided, that such requirements relating to no maximum age for participation and accrual of benefits shall be coordinated to the extent provided in Treasury Regulations with the requirements of Code Sections 404, 410, and 415, and the Code provisions precluding discrimination in favor of Highly Compensated Employees.

2. Commencement of Participation

An Employee who is eligible on or before the Consolidated Plan Effective Date of the Plan may commence his/her initial Participation therein as of that date. Any Employee who prior to January 1, 1999, was eligible to participate in, or who was a participant in the Prior ONEOK, Inc. Thrift Plan or the KGS 401(k) Thrift Plan shall be eligible to participate in this Plan on and after January 1, 1999. Any other eligible Employee may commence initial participation as of the first day of the calendar month next following the month in which he/she becomes eligible; provided, however, that no Employee who is on authorized leave of absence on the date he/she becomes eligible may commence to participate in the Plan until the first day of the calendar month following his/her return to active service; and provided, further, that such Employee may in any event participate in the Plan not later than the earlier of the first day of the Plan Year after such Employee has met the requirements for eligibility under this Plan, or six (6) months after the day such requirements are met. Any eligible Employee who does not commence to participate in the Plan on the earliest date when he/she is eligible to do so may thereafter commence participation as of the first day of the calendar month following the month in which he/she elects to participate and makes application to do so to the Company. Commencement of participation in the Plan by an eligible Employee shall be accomplished by his/her election to make deposits or a Reduction in Compensation, as hereinafter provided.

3. Participation Voluntary

Participation in the Plan by eligible Employees shall be voluntary. A Participant may become temporarily ineligible to participate in the event of termination or suspension of his/her participation pursuant to the terms of the Plan.

4. Confirmation of Participation

Each Employee at the time of becoming a Participant in the Plan shall be given a copy of the Plan as effective at that time, and as a condition of participation he/she shall sign an instrument in such form as prescribed by the Committee evidencing the fact that he/she accepts and agrees to all the provisions of the Plan, and the Committee may require the consent of the spouse of the Participant if the Participant is married and the primary beneficiary designated is not the spouse of the Participant.

5. Duration of Participation

After an Employee has satisfied the eligibility requirements and has elected to participate in the Plan, participation in the Plan shall continue until the employer-employee relationship is terminated between the Company and the Participant, except as provided in the case of voluntary or involuntary Participant suspension or voluntary or involuntary Plan termination.

6. Reentry of Participant

If a former Participant whose employment has terminated shall be rehired as an Employee, he/she shall be entitled to reenter the Plan as a Participant on the first day of the month next following such reemployment.

7. Breaks in Service

If an Employee who has not satisfied the eligibility requirements of the Plan and whose employee relationship with the Company has been terminated, is subsequently reemployed, he/she shall again be eligible to participate in the Plan, and to commence to participate in accordance with paragraphs 1. and 2. of this Article II. Notwithstanding the foregoing eligibility provisions, or any other provisions of this Plan, an Employee’s prior Years of Service shall always be considered in determining the satisfaction of the eligibility requirements if such termination period is not a period of consecutive One (1)-year Breaks in Service which equals or exceeds the greater of five (5), or the aggregate number of Years of Service before such termination period. If any Years of Service are not required to be taken into account by reason of a period of Breaks in Service to which the foregoing provisions of this paragraph 7. apply, such Years of Service shall not be taken into account in applying such provisions to a subsequent period of Breaks in Service.

8. Maternity and Paternity Absences

Any period of absence from work, not exceeding the hours described in subparagraphs A. and B., below, by an Employee for any period by reason of the pregnancy of the Employee; by reason of the birth of a child of the Employee; by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or for the purpose of caring for such child for a period beginning immediately following such birth or placement shall be treated as Hours of Service, solely for purposes of determining whether a One (1)-year Break in Service has occurred with respect to Years of Service for purpose of eligibility for participation in this Plan. The Hours of Service described in this paragraph 8. are:

A. the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or

B. in any case where the Committee is unable to determine the hours described in subparagraph A., above, eight (8) hours per normal workday of service, except that the total number of hours treated as Hours of Service under this paragraph 8. shall not exceed five hundred one (501) hours.

Provided, that no credit will be given pursuant to this paragraph 8. unless the individual furnishes to the Committee such timely information as it may reasonably require to establish that the absence from work is for reasons referred to hereinabove, and the number of days for which there was such absence.

The hours described in this paragraph 8. shall be treated as Hours of Service only in the year in which the absence from work begins, if an Employee would be prevented from incurring a One (1) year Break in Service in such year solely because the period of absence is treated as Hours of Service as hereinabove provided; or in any case, in the immediately following year. For purposes of application of the foregoing rules in this paragraph 8. the term “year” means the twelve (12) month period beginning on the first day of employment with the Company and each anniversary thereof.

9. Eligibility in Case of Merger, Consolidation or Acquisition

The Board of Directors, or the Committee at the Board of Directors’ direction, shall determine on a uniform and nondiscriminatory basis, in accordance with any agreement to which the Company shall be a party, or by which it shall be bound, and in a manner not inconsistent with law, which persons, if any, who become employees of the Company as a result of a merger or consolidation or the acquisition of a substantial portion of the assets or stock of a corporation shall be eligible for participation in this Plan.

Where in connection with a merger, consolidation, or acquisition of assets, property or stock by the Company from or of another corporation or entity, individuals who were employees of such other corporation or entity become Employees of the Company, the Board of Directors, or the Committee at the Board of Directors’ direction, may determine on a uniform and nondiscriminatory basis, in accordance with any agreement to which the Company shall be a party, or by which it shall be bound, and in a manner not inconsistent with law, whether employment with such other corporation or entity preceding such transaction or the Company’s acquisition of stock of, or property from it, shall be deemed to be employment for eligibility purposes under this Plan; provided, that the determination of deemed service for eligibility or similar determinations in any particular instance of the acquisition of stock or assets by the Company pursuant to the foregoing provisions of this paragraph 9., shall not be effective or control with respect to the employees of any other corporation in any prior or subsequent acquisition of stock or assets of another corporation by the Company.

10. Participant Military Service

Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service of an employee will be provided in accordance with the special rules relating to veterans reemployment rights under USERRA in Code Section 414(u).

ARTICLE III.

CONTRIBUTIONS FOR PARTICIPANT 401(k) SALARY REDUCTIONS

PARAGRAPH

1. Company 401(k) Contributions

The Company shall contribute to the Trust for each Plan Year, that portion of the Net Earnings of the Company for that year equal to the amount of the Reduction in Compensation elected by each Participant, and ESOP Dividend Distribution/Additional Deferral Contribution elected and agreed to and deemed elected by each Participant pursuant to paragraphs 2. and 3. of this Article III, to the extent provided therein. Such contributions shall be the Company’s 401(k) Contribution for the Participant

2. Cash or Deferral Election

A. Non-Bargaining Unit Participants

1.	In Plan Years prior to January 1, 2005, each Employee who is a Non-Bargaining Unit Participant in this Plan may elect a Reduction in Compensation in an amount not in excess of the lesser of fourteen percent (14%) of his/her Compensation or the limitation on exclusion of elective deferrals for his/her taxable year, provided in Code Section 402(g), subject to applicable cost-of-living adjustment thereunder, or as provided in any successor provision of the federal tax.

In Plan Years beginning on or after January 1, 2005, each Employee who is a Non-Bargaining Unit Participant in this Plan may elect a Reduction in Compensation in an amount not in excess of twenty-four percent (24%) of his/her Compensation or the limitation on exclusion of elective deferrals for his/her taxable year, provided in Code Section 402(g), subject to applicable cost-of-living adjustment thereunder, or as provided in any successor provision of the federal tax law.

The amount of such Reduction in Compensation shall be deferred and become the Company’s 401(k) Contribution for such Participant; provided, that to the extent an elected Reduction in Compensation of a Highly Compensated Employee causes the limitations of paragraph 3. or 7. of Article VIII to be exceeded, the election shall not become effective for the excess amount and it shall be paid to the Highly Compensated Employee in cash. If necessary to meet the limitations of paragraphs 2., 3., or 7. of Article VIII, a Non-Bargaining Unit Participant’s Reduction in Compensation, and the Company’s 401(k) Contribution shall be reduced in the manner determined by the Committee, and may include, without limitation, reducing the percentage of highest elected Reductions in Compensation of Non-Bargaining Unit Participants then in effect until such limitations are not exceeded. In case the amount and percentage be so reduced, such reduction shall be to the next lower full percentile below the permissible limitation percentage, and shall remain in effect until the next succeeding Designation Date, subject to any further adjustment necessary to meet such limitations under paragraphs 2., 3., or 7. of Article VIII.

Notwithstanding any other terms or provisions of the Plan, for Plan Years commencing prior to January 1, 2005, the total contributions which a Non-Bargaining Unit Participant may make by Reduction in Compensation and After-Tax Deposits shall not exceed eighteen percent (18%) of his/her Compensation. The limitation provided in this paragraph shall not apply in Plan Years beginning on and after January 1, 2005.

2.	Each Participant in this Plan may elect a Reduction in Compensation by signing and filing with the Committee a written election and agreement in the form specified and furnished to such Participant by the Committee and by making such election by telephone voice response system or internet in accordance with such rules and regulations as the committee may prescribe.

3.	Participant elections of Reduction in Compensation shall specify the whole percentage of the Participant’s Compensation which such Participant elects not to receive in cash and to defer as his/her Reduction in Compensation. Elections by Non-Bargaining Unit Participants shall be stated in full percentiles of the Participant’s Compensation.

4.	A Non-Bargaining Unit Participant’s election of a Reduction in Compensation in the Plan after the January 1, 1999, effective date of the Plan, as merged with the KGS 401(k) Thrift Plan, shall be effective as of the dates of commencement of participation specified in paragraph 2. of Article II; provided, that any Non-Bargaining Unit Employee who does not commence participation on or before the Designation Date next following his/her initial date of eligibility may only elect a Reduction in Compensation to be effective as of a subsequent Designation Date.

5.	The Reduction in Compensation elected by a Non-Bargaining Unit Participant shall remain in effect until changed by such Participant’s delivery of a change of election in the manner provided herein. A Non-Bargaining Unit Participant may change his/her Reduction in Compensation only on a Designation Date. A Non-Bargaining Unit Participant’s change of election may designate a different percentage of Reduction in Compensation, subject to the terms and conditions of the Plan; and may state that such Participant elects no Reduction in Compensation and deferral after the Designation Date until he/she makes a subsequent change of election hereunder. Change of election by written, voice response or internet direction may be delivered or transmitted by a Non-Bargaining Unit Participants at any time, but shall be effective only as of the Designation Date next following the date of the filing of such change of election with the Committee.

B. Bargaining Unit Participants

1.	For Plan Years beginning prior to January 1, 2005, each Payroll Period each Employee who is a Bargaining Unit Participant in this Plan may elect a Reduction in Compensation in an amount from one percent (1%) to fourteen percent (14%) of such Bargaining Unit Participant’s Adjusted Total Compensation paid during the Payroll Period, in one percent (1%) increments to be made by payroll deduction, provided that such Bargaining Unit Participant is an active Participant in the Plan during a portion of such Payroll Period, and such Reduction in Compensation shall become the Company’s 401(k) Contribution for such Participant;

For Plan Years beginning on or after January 1, 2005, for each Payroll Period each Employee who is a Bargaining Unit Participant in this Plan may elect a Reduction in Compensation in an amount of one percent (1%) to twenty-four percent (24%) of such Bargaining Unit Participant’s Adjusted Total Compensation paid during the Payroll Period, in one percent (1%) increments to be made by payroll deduction, provided that such Bargaining Unit Participant is an active Participant in the Plan during a portion of such Payroll Period, and such Reduction in Compensation shall be the Company’s 401(k) Contribution for such Participant.

Provided, further that a Bargaining Unit Participant’s Reduction in Compensation shall not exceed the limitation on excludible elective deferrals for such Participant’s taxable year, provided in Code Section 402(g), subject to applicable cost-of-living adjustment thereunder, or as provided in any successor provision of federal tax law.

2.	Notwithstanding the foregoing, on or about the end of each calendar quarter in a Plan Year, a Bargaining Unit Participant will be allowed to contribute in a lump sum amount the additional cash necessary to meet his/her maximum contribution percentage. Such pre-tax catch-up contributions will be made through payroll deduction and must be greater than $25.00. In a Plan Year a Bargaining Unit participant will be allowed to make such catch-up contribution for previous quarters in the Plan Year. This catch-up contribution shall be considered in determining the Company’s Matching Contribution for such Bargaining Unit Participant to the extent provided in Article VII of the Plan.

3.	The Reduction in Compensation elected by a Bargaining Unit Participant shall remain in effect until changed by such Participant’s delivery of a change of election in the manner provided herein. A Bargaining Unit Participant may change his/her Reduction in Compensation only on a Designation Date. A Bargaining Unit Participant’s change of election may designate a different percentage of Reduction in Compensation, subject to the terms and conditions of the Plan; and may state that such Participant elects no Reduction in Compensation and deferral after the Designation Date until he/she makes a subsequent change of election hereunder. Change of election by written, voice response or internet direction may be delivered or transmitted by a Bargaining Unit Participants at any time, but shall be effective only as of the Designation Date next following the date of the filing of such change of election with the Committee.

3. Roth 401(k) Elective Deferrals

A. General Application

1.	This paragraph of the Plan will apply to contributions beginning January 1, 2007.

2.	As of the effective date under paragraph 1, the Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant’s Roth Elective Deferrals shall be allocated to a separate account maintained for such deferrals as described in paragraph 3.B of this Article III, below.

3.	Unless specifically stated otherwise, Roth Elective Deferrals will be treated as elective deferrals for all purposes under the Plan.

4.	A Participant may make Roth Elective Deferrals with catch-up contributions that are elective deferrals to the extent allowed by Code Section 402A.

B. Separate Accounting

1.	Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant.

2.	The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s account.

3.	Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other accounts under the Plan.

4.	No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

C. Direct Rollovers

1.	Notwithstanding the provisions of Article I, Part B., paragraph 5, of the Plan, a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

2.	Notwithstanding anything to the contrary in the provisions of Article I, Part B, paragraph 6, or Article V, paragraph 4, of the Plan, or any other provisions of the Plan, the Plan will not accept any rollover contribution to a Roth Elective Deferral Account under the Plan from any other qualified plan, annuity contract or other type of plan, account or arrangement.

3.	The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Deferral Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

4.	Any provisions of the Plan that allow a participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least a specified dollar amount are to be applied by treating any amount distributed from the Participant’s Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant’s other accounts in the Plan, even if the amounts are distributed at the same time.

D. Correction of Excess Contributions

1.	In the case of a distribution of excess contributions, a Highly Compensated Employee may designate the extent to which the excess amount is composed of pre-tax elective deferrals and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year.

E. Distributions; Loans

1.	Distributions from a Participant’s Roth Elective Deferral Account shall be made only to the extent, and at a time that is in accordance with and subject to all other terms and provisions of the Plan generally applicable to a distribution of any elective deferral made by a Participant under the Plan.

2.	If the Highly Compensated Employee does not designate which type of elective deferrals are to be distributed, the Plan will distribute pre-tax elective deferrals first.

3.	No Participant loan shall be allowed from a Participant Roth Elective Deferral Account.

4.

The Committee and Plan shall provide written information to each Participant who is eligible to make a Roth Elective Deferral describing the minimum required distribution provisions of Code Section 401(a)(9) that apply commencing at the time a Participant attains age 70 1/2, and the related federal income tax consequences of a distribution from a Roth Elective Deferral Account if it is before completion of the 5-taxable year period of participation for Roth Elective Deferrals under the Plan.

F. Definition

1.	Roth Elective Deferrals. For purposes of the foregoing provisions of this paragraph, and otherwise under the Plan, “Roth Elective Deferral” is an elective deferral that is:

(a)	Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan; and

(b)	Treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

4. ESOP Dividend Distribution/Additional Deferral Contribution

A. Each Participant in the Plan, unless such Participant elects otherwise in writing, shall be deemed to have also made an elective deferral of his/her Compensation in an amount equal to the ESOP Dividend Distribution paid and distributed in cash to such Participant pursuant to subparagraphs 2.B. or D. of Article X, except that such ESOP Dividend Distribution/Additional Deferral of a Participant shall be limited to an amount which, when added to such Participant’s regularly elected Reduction in Compensation under paragraph 2. of this Article III, will not cause such Participant’s total elective deferrals of Compensation for the year to exceed the maximum permissible amount which may be deferred under Code Section 402(g) for the taxable year, and shall be subject to the reductions thereof as determined by the Committee in order to comply with applicable limitations in Code Sections 401(k) and 415 as provided in paragraphs 2., 3., and 7. of Article VIII. The fourteen percent (14%) of Compensation limitation on a Non-Bargaining Unit Participant’s or a Bargaining Unit Participant’s Reduction in Compensation stated in paragraph 2.A. or 2.B. of this Article III, above, respectively, shall not apply to such Participant’s ESOP Dividend Distribution/Additional Deferral of his/her Compensation under this paragraph 3., and such limitation shall apply only to regular ongoing elective deferrals of Compensation elected and designated by such a Participant. A Participant’s election in writing to not make a deemed ESOP Dividend Distribution/Additional Deferral shall be made at the time and in the manner provided for in rules and procedures prescribed by the Committee.

B. The Company shall contribute to the Trust for each Plan Year that portion of the Net Earnings of the Company for the Plan Year equal to the amount of the ESOP Dividend Distribution/Additional Deferral elected by each Participant pursuant to subparagraph 3A., above.

5. Time of Contribution

The Company shall make payment of its contributions to the Trust under the terms of this Article III periodically within the time permitted by the Code and the Employee Retirement Income Security Act of 1974, as amended.

6. USERRA

The elections to defer salary or compensation and related benefits provided herein shall be provided in accordance with the special rules relating to veterans rights under USERRA in Code Section 414(u).

ARTICLE IV.

AFTER-TAX PARTICIPANT CONTRIBUTIONS

PARAGRAPH

1. Percentage of After-Tax Deposits

A. Non-Bargaining Unit Participants

1.	A Non-Bargaining Unit Participant may make After-Tax Deposits of from zero (0) to six percent (6%), as he/she may designate, of his/her Compensation. A Participant who has commenced making deposits of his/her Compensation hereunder may thereafter change his/her deposit percentage from zero (0) to six percent (6%), as he/she may designate, in accordance with paragraph 2. of this Article IV. For Plan Years commencing prior to January 1, 2005, a Non-Bargaining Unit Participant may not designate an After-Tax Participant Deposit Percentage which exceeds the lesser of (i) six percent (6%) of his/her Compensation, or (ii) eighteen percent (18%) of his/her Compensation minus the amount of the Reduction in Compensation which he/she has elected under paragraph 2.A. of Article III (as reduced by the limitation on exclusion for elective deferrals in Code Section 402(g) (or corresponding section of any future federal tax code), and the Actual Deferral Percentage Limitations thereon).

For Plan Years beginning on or after January 1, 2005, a Non-Bargaining Unit Participant may not designate an After-Tax Participant Deposit Percentage which exceeds six percent (6%) of his/her Compensation.

If necessary to meet the limitations of paragraphs 2., 3., 4., or 7. of Article VIII, a Non-Bargaining Unit Participant’s After-Tax Deposits, or the combination of a Non-Bargaining Unit Participant’s elected Reduction in Compensation and After-Tax Deposits shall be reduced in the manner determined by the Committee. In case the amount and percentage of a Non-Bargaining Unit Participant’s elected After-Tax Participant Deposit must be so reduced, such reduction shall be to the next lower full percentile below the permissible limitation percentage, and shall remain in effect until the next succeeding Designation Date, subject to any further adjustment necessary to meet such limitations under paragraphs 2., 3., 4., or 7. of Article VIII.

2.	Notwithstanding any other terms or provisions of the Plan for Plan Years beginning prior to January 1, 2005, the total contributions which a Non-Bargaining Unit Participant may make by Reduction in Compensation and After-Tax Deposits shall not exceed eighteen percent (18%) of his/her Compensation. The limitation provided in this subparagraph shall not apply in Plan Years beginning on and after January 1, 2005.

B. Bargaining Unit Participants. A Bargaining Unit Participant may make an After-Tax Deposits of from zero (0) to six percent (6%) as he/she may designate, of his/her Compensation.

Notwithstanding the foregoing, on or about the end of each calendar quarter within a Plan Year, a Bargaining Unit Participant may contribute in a lump sum amount the additional cash necessary to meet his/her maximum contribution percentage. Such after tax catch-up contributions may be made through payroll deduction, certified check, cashier’s check or money order and must be greater than $25.00. A Bargaining Unit Participant will be allowed to make such catch-up contribution for previous calendar quarters during a Plan Year. This catch-up contribution shall be considered in determining the Company Matching Contributions for such Bargaining Unit Participant to the extent provided in Article VII of the Plan.

2. Change of Percentage of After-Tax Deposits

The deposit percentage designated by a Participant for his/her After-Tax Participant Deposit shall continue in effect, notwithstanding any change in his/her Compensation, until he/she shall change such percentage. A Participant may change such percentage as of a Designation Date of January 1, April 1, July 1, or October 1 of any year, but not retroactively. A Participant shall designate and change the percentage of his/her After-Tax Participant Deposit by written, voice response or internet direction to the Committee in the form and manner prescribed by the Committee.

3. Deposit by Payroll Deduction

After-Tax Deposits under this Article IV shall be effected only by payroll deductions in the amount designated by the Participant and in accordance with any regulations prescribed by the Committee; provided, that deposits may also be made in connection with the exercise of options, rights or warrants as provided in paragraph 3. of Article IX, and deposits may be made in connection with rollover contributions or transfers of accounts, if authorized or directed as provided in Article V.

4. Transfer to Trust

The amount of the payroll deductions of After-Tax Deposits so made shall be transferred at least monthly by the Company to the Trustee, and the Trustee shall hold the same in the respective Participants’ separate After-Tax Deposit Accounts, subject to the provisions of the Plan; and any such amount shall not be subject to diversion or return to the Company, except return thereof to the Company in the case and to the extent its transfer having been by reason of a mistake of fact, in which case the return to the Company of the amount involved shall be made within one (1) year of the mistaken payment.

5. USERRA

The right of a Participant to make after-tax deposits provided herein shall be provided in accordance with the special rules relating to veterans rights under USERRA in Code Section 414(u).

ARTICLE V.

ROLLOVERS, TRANSFERRED ACCOUNTS

PARAGRAPH

1. Rollover from Other Plans of The Company

With the prior written approval of the Committee, a Participant in this Plan may make a rollover contribution of all or part of a qualifying rollover distribution to such Participant from a trust which is a part of a separate qualified pension or profit-sharing plan of the Company or any subsidiary of the Company. The allowance of any rollover contribution shall be at the discretion of the Committee, and only in accordance with such terms and conditions as the Committee may prescribe. The Participant’s rollover contribution shall constitute an additional deposit in, and become a part of the accounts of the Participant for all purposes of the Plan, and become subject to all the terms and provisions of this Plan, except that the Company shall have no obligation to contribute any amount, out of its net earnings and earned surplus, or otherwise, to or for the benefit of a Participant on account of any such rollover contribution by the Participant. Any Participant’s rollover contribution shall be received, deposited, held, and invested in such manner as the Committee shall by regulation prescribe, consistent with the investment and accounting provisions of this Plan.

For purposes of this paragraph 1., a “qualified pension or profit-sharing plan” shall mean a plan qualified under Section 401(a) of the Code and ERISA; and a “qualifying rollover distribution” shall mean a distribution to a Participant from a trust which forms a part of the Company or a subsidiary qualified pension or profit-sharing Plan which distribution constitutes a distribution qualifying for rollover to this Plan pursuant to Code Section 402(c) (or corresponding provision of any future federal tax code).

2. Trust to Trust Transfers From Other Plans of The Company

The Company may, from time to time, direct the Trustee to receive, accept transfers of, and hold as a part of the Trust, deposits or transfers of the funds, deposits, property, assets, and/or accounts of Participants, or employees of any subsidiary of the Company, from a trust which is part of any other qualified defined benefit plan or qualified defined contribution plan of the Company or any subsidiary of the Company. Any such deposit or transfer shall be subject to prior written approval of the Company, and may be pursuant to a modification, continuation, termination, partial termination, consolidation or merger with, or replacement of any such other Company plan or subsidiary plan which may be adopted by the Company or the subsidiary employer, or pursuant to any other arrangement mutually determined and agreed upon by the Company and a subsidiary and/or the subsidiary employee (or Participant). If an employee of the Company or of a subsidiary of the Company whose account is so transferred is otherwise eligible and not already participating in the Plan, he/she shall become a Participant at the time of such transfer and deposit. Any funds or property from the account of a Participant under another Company plan or a subsidiary plan which are so transferred and accepted by the Trustee shall be received and deposited in full to an account or accounts of that Participant under this Plan, and shall thereupon become a part of the Trust held for the account of that Participant in accordance with all the terms and provisions of the Plan. The Committee shall determine and prescribe reasonable and appropriate procedures, certifications, and other requirements to be accomplished and performed by the Company, the Trustee, the Participant, any such subsidiary and the plan administrator and trustee of such other Company plan or subsidiary plan, in order to assure an effective and satisfactory transfer of trust funds, and any such transfer shall be conditioned upon compliance with all such requirements. Notwithstanding any of the foregoing, the Company shall have no obligation to make any matching or other additional contributions to the Plan to or for the benefit of any Participant by reason of any such transfer or deposit to the Trust under this paragraph 2.

3. Trust to Trust Transfers From Plans of Other Employers

The Company may, from time to time, direct the Trustee to receive, accept transfers of, and hold as a part of the Trust, deposits or transfers of the funds, deposits, property, assets, and/or accounts of Participants from a trust which is part of any qualified defined contribution plan of another employer. Any such deposit or transfer shall be subject to prior written approval of the Company, and may be pursuant to a modification, continuation, termination, partial termination, consolidation or merger with, or replacement of any such other plan which may be adopted by the Company, or pursuant to any other arrangement mutually determined and agreed upon by the Company and such other employer. If an employee of the Company whose account is so transferred is otherwise eligible and not already participating in the Plan, he/she shall become a Participant at the time of such transfer and deposit. Any funds or property from the account of a Participant under the plan of another employer which are so transferred and accepted by the Trustee shall be received and deposited in full to an account or accounts of that Participant under this Plan, and shall thereupon become a part of the Trust held for the account of that Participant in accordance with all the terms and provisions of the Plan. The Committee shall determine and prescribe reasonable and appropriate procedures, certifications, and other requirements to be accomplished and performed by the Company, the Trustee, the Participant, the plan administrator and trustee of such other employer plan, in order to assure an effective and satisfactory transfer of trust funds, and any such transfer shall be conditioned upon compliance with all such requirements. Notwithstanding any of the foregoing, the Company shall have no obligation to make any matching or other additional contributions to the Plan to or for the benefit of any Participant by reason of any such transfer or deposit to the Trust under this Paragraph 3.

4. Direct Rollovers From Qualified Plans of Other Employers

Participants in the Plan shall have the right to make direct rollover contributions to the Trust of the Plan of assets from a qualified defined contribution plan or trust of another employer, or from a conduit Individual Retirement Account; provided, that pursuant to the provisions of Article III, paragraph 3.C.2. of the Plan, a direct rollover or other contribution to the Plan shall not be allowed to a Roth Elective Deferral Account under the Plan or otherwise with respect to Roth account elective deferrals from a qualified plan or trust of another employer. Any such assets so transferred to the Trust of the Plan shall be accompanied by written instructions from the other employer, trustee or custodian transferring such assets setting forth the name of the Participant for whose benefit such assets are being transferred, and showing the respective contributions of the employer, if any, and the Participant, the current value of the assets attributable thereto, and such other information as the Committee and Trustee consider reasonably required in order for the Trustee to receive, hold and administer such assets in the Trust of the Plan. Upon receipt by the Trustee of such assets for a Participant, the Trustee shall place such assets in a segregated fund or account for the Participant, and the Participant shall be deemed to be fully vested and have a nonforfeitable interest in such assets. The making of such a rollover transfer to the Trust shall not constitute a contribution or deposit entitling a Participant to any matching contribution by the Company. Notwithstanding anything to the contrary expressed or implied herein, unless the Plan generally provides a life or joint and survivor annuity form of distribution benefit, the Plan shall not be a direct or indirect transferee of or from any defined benefit pension plan, money purchase pension plan, profit sharing plan, stock bonus plan or other plan with is subject to the joint and survivor annuity requirements of Code Sections 401(a)(11) and 417.

5. Direct Rollovers

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Paragraph 5, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

For purposes of this Paragraph 5, the following definitions shall apply:

(1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2) “Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 401(a)(3), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457(b) which is maintained by state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(3) “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(4) “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE VI.

SUSPENSION OF SALARY REDUCTIONS, DEPOSITS

PARAGRAPH

1. Suspension of Reduction in Compensation or After-Tax Deposits by Participant for Deficiency in Compensation

A Participant may, at any time elect in writing, in the manner prescribed by the Committee, to suspend his/her elected Reduction in Compensation or After-Tax Deposits in any regular pay period in which either would normally be deducted pursuant to his/her prior election. In any pay period in which a Reduction in Compensation or After-Tax Participant Deposit would normally be deducted from such a Participant’s pay, such Reduction in Compensation or After-Tax Participant Deposit will be automatically suspended without notice if his/her net pay for such pay period is insufficient to permit the deduction to be made in full.

2. Reinstatement of Voluntarily Suspended Reduction in Compensation or After-Tax Deposits

A Participant may at any time elect in writing to reinstate his/her Reduction in Compensation or After-Tax Participant Deposit to the Plan which he/she previously voluntarily suspended. Such election to reinstate a previously suspended Reduction in Compensation or After-Tax Participant Deposit shall be made in the manner prescribed by the Committee and shall be effective on the first day of the calendar quarter next following the end of the calendar month in which the Participant’s written election for such reinstatement is received by the Company.

ARTICLE VII.

COMPANY MATCHING CONTRIBUTIONS

PARAGRAPH

1. Company Matching Contributions

After a Participant has completed one (1) Year of Service as an Employee of the Company, subject to the limitations specified herein and in Article VIII, the Company shall regularly contribute, out of its net earnings and earned surplus as reflected by its books of account, and shall pay to the Trustee at least monthly, amounts of Matching Contributions equal to the Company’s 401(k) Contributions for a Participant or a Participant’s After-Tax Deposits for that month, as follows:

A. Non-Bargaining Unit Participants

1.	The Company shall make a Matching Contribution for each Non-Bargaining Unit Participant which shall be equal to the Company’s 401(k) Contribution for such Participant based upon such Participant’s elected Reduction in Compensation and deferral for that month, subject to the limitation stated in clause (3) of this subparagraph 1.A., below; provided, that the Company shall not make any Matching Contribution for such a Non-Bargaining Unit Participant with respect to that part of the Company’s 401(k) Contribution that is an ESOP Dividend Distribution/Additional Deferral Contribution made for such Participant.

2.	After making the Matching Contribution provided for in subparagraph A. of this paragraph 1., above, the Company shall make a Matching Contribution for each Non-Bargaining Unit Participant which shall be equal to such Participant’s After-Tax Deposits for that month, subject to the limitation stated in clause (3) of this subparagraph 1.A., below.

3.	The aggregate Matching Contributions of the Company under clauses (1) and (2) of this subparagraph 1.A. for a Non-Bargaining Unit Participant hereunder shall not exceed six percent (6%) of the Non-Bargaining Unit Participant’s Compensation.

4.

A full Matching Contribution shall be made for a Participant whose 401(k) Contributions equal the deferral limitation under Code Section 402(g) prior to the Plan limit on Matching Contributions being reached for the Plan Year. If the Company’s 401(k) Contributions based upon a Participant’s elected Reduction in Compensation equal the Code Section 402(g) limitation at any time during a Plan Year, and when such limitation is reached no further Company 401(k) Contributions or After-Tax Deposits are made for or by such Participant for that Plan Year, and the amount of Matching Contributions made for the Plan Year is then less than the Maximum Matching Contribution Amount, the Company shall thereafter make one or more monthly Matching Contributions for the Participant in that Plan Year until the total Matching Contributions made for the Participant for that Plan Year equal such Maximum Matching Contribution Amount. For purposes of this subparagraph A.4, the term “Maximum Matching Contribution Amount” shall mean lesser of (i) the total amount of the Company’s 401(k) Contributions for the Participant and the Participant’s After-Tax Contributions for that Plan Year, or (ii) six percent (6%) of the total of the Participant’s monthly compensation for all months in that Plan Year.

B. Bargaining Unit Participants. On and after July 1, 2004, for each payroll period the Company shall make a Matching Contribution for each Bargaining Unit Participant equal to one hundred percent (100%) of the percentage of any Company 401(k) Contribution and of any After-Tax Deposit for the Payroll Period times such Bargaining Unit Participant’s Annual Compensation; provided, , that the Company’s Matching Contribution for a Payroll Period shall apply only to the first six percent (6%) of the amount of any Bargaining Unit Participant’s Annual Compensation paid for the Payroll Period, and any Matching Contribution shall only be made with respect to any Bargaining Unit Participant’s Adjusted Total Compensation for Payroll Periods beginning after the first day of the calendar month coincident with or next following completion of one (1) year of service by such Bargaining Unit Participant. The Company’s maximum Matching Contribution shall in all cases be allocated and contributed first to match the Company’s 401(k) Contribution for the Participant’s Reduction in Compensation for that month, and shall then be allocated and contributed to match a Participant’s After-Tax Deposit only to the extent such Participant’s Reduction in Compensation for that month is less than the Company’s maximum Matching Contribution for that month. If necessary to meet the limitations of paragraphs 2., 3., 4., or 7. of Article VIII, the Company’s Matching Contributions for a Participant shall be reduced in the manner determined by the Committee. Such reductions shall be made in a uniform and nondiscriminatory manner, determined by the Committee in its sole discretion, which are needed to comply with such limitations. For information and reference with respect to administration of the Plan prior to July 1, 2004, a seventy-five percent (75%) matching contribution percentage was effective on and after June 5, 2001, for Bargaining Unit Participants who were Group A Bargaining Unit Employees; and was effective on and after July 1, 2001, for Bargaining Unit Participants who were Group B Bargaining Unit Employees; and a one hundred percent (100%) matching contribution percentage was effective on and after July 20, 2003, for Bargaining Unit Participants who were Group B Bargaining Unit Employees.

2. Participant’s Matching Contribution Account

The Company’s Matching Contribution shall be credited to each participating Participant’s Employer Contribution Account.

3. Re-entry of Participant

If a former Participant whose employment has terminated shall be rehired as an Employee, he/she shall be entitled to have all his/her prior service counted for purposes of the one (1)-year service requirement for entitlement to Company Matching Contributions.

4. USERRA

The Company matching contributions provided for under the Plan shall be provided in accordance with the special rules relating to veterans rights under USERRA in Code Section 414(u).

ARTICLE VIII.

LIMITATIONS ON CONTRIBUTIONS AND ANNUAL ADDITIONS

PARAGRAPH

1. General

Company contributions, After-Tax Deposits, and other contributions under the Plan shall be limited as provided in this Article VIII.

2. Elective Deferral Limitations

The Elective Deferrals of a Participant for any taxable year shall not exceed the limitation on elective deferrals provided in Code Section 402(g) (or corresponding section of any future federal tax code), as adjusted for cost-of-living increases thereunder; the Participant shall not be permitted to make Elective Deferrals under the Plan at a rate which will result in that limitation being exceeded in any Plan Year or taxable year of the Participant; the amount of a Participant’s Elective Deferrals in the form of Reductions in Compensation, and ESOP Dividend Deferrals, and all other Elective Deferrals under this Plan and all other plans, contracts, or arrangements of the Company may not exceed such limitation provided in Code Section 402(g), as adjusted for cost-of-living increases.

3. Actual Deferral Percentage Limitations

The Actual Deferral Percentage for the Highly Compensated Employees for the Plan Year shall not exceed the greater of A. or B. as follows:

A. The Actual Deferral Percentage for the preceding Plan Year for all those Employees eligible to be Participants in this Plan who are not Highly Compensated Employees, multiplied by 1.25, or

B. The Actual Deferral Percentage for the preceding Plan Year for those Employees eligible to be Participants in this Plan who are not Highly Compensated Employees multiplied by two (2); provided, however, that under this subparagraph 3.B. limitation the Actual Deferral Percentage for the Highly Compensated Employees may not exceed the Actual Deferral Percentage for the preceding Plan Year for the Employees eligible to be Participants in this Plan who are not Highly Compensated Employees by more than two (2) percentage points.

This limitation shall be applied and used in testing under the prior or preceding year method under Code Section 401(k)(3). Provided, the Company may amend the Plan to provide that it elects to apply the limitations of subparagraphs A. and B. of this paragraph by using the Actual Deferral Percentage of eligible Participants who are not Highly Compensated Employees for the Plan Year rather than the preceding Plan Year in accordance with applicable Regulations, except that if such election is made, it may not be changed except as provided by the Internal Revenue Service under Code Section 401(k)(3).

If any Highly Compensated Employee is a participant in two (2) or more cash or deferred arrangements of the Company, for purposes of determining the Actual Deferral Percentage with respect to such Participant, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement, for purposes of this paragraph and the Plan, in accordance with Code Section 401(k)(3) and Treasury Regulations §1.401(k)-1(g).

If two (2) or more plans which include cash or deferred arrangements are considered as one (1) plan for purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one (1) arrangement for purposes of this paragraph and the Plan, in accordance with Code Section 401(k)(3) and Treasury Regulations §§1.401(k)-1(b)(3) and 1.401(k)-1(g).

4. Limitations on Company Matching Contributions

The Matching Contribution Percentage for eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (i) one hundred twenty-five percent (125%) of such percentage for all other eligible Employees, for the preceding Plan Year, or (ii) the lesser of two hundred percent (200%) of such Matching Contribution Percentage for all other eligible Employees for the preceding Plan Year, or such Matching Contribution Percentage for all other eligible Employees for the preceding Plan Year, plus two (2) percentage points.

This limitation shall be applied and used in testing under the prior or preceding year method under Code Section 401(m)(2). Provided, the Company may amend the Plan to provide that elects to apply the limitations of this paragraph by using the Plan Year rather than the preceding Plan Year, in accordance with applicable Regulations, except that if such election is made, it may not be changed except as provided by the Internal Revenue Service under Code Section 401(m)(2).

If two (2) or more plans of the Company to which matching contributions, employee contributions, or elective deferrals are made are treated as one (1) plan for purposes of Code Section 410(b), such plans shall be treated as one (1) plan for purposes of this paragraph and the Plan, for purposes of this paragraph and the Plan, in accordance with Code Section 401(m)(2)(B) and Treasury Regulations §1.401(m)-1(f).

If a Highly Compensated Employee participates in two (2) or more plans of the Company to which contributions to which Code Section 401(m) applies are made, all such contributions shall be aggregated for purposes of this paragraph and the Plan, in accordance with Code Section 401(m)(2)(B) and Treasury Regulations §§1.401(m)-1(b)(3) and 1.401(m)-1(f).

5. Separate Application of Limitations

If this Plan is maintained by separate employers as a multiple employer plan, the Actual Deferral Percentage limitations in paragraph 3. above, and the Matching Contribution Percentage limitations in paragraph 4. above, shall be applied as if each separate employer maintaining this Plan as a multiple employer plan maintained a separate plan.

6. Multiple Use of Alternative Limitation

If any Highly Compensated Employee is eligible to elect to make Reductions in Contributions and to make After-Tax Deposits or to receive Company Matching Contributions under the Plan, and the sum of the Actual Deferral Percentage of the entire group of eligible Highly Compensated Employees and the actual contribution percentage of the entire group of eligible Highly Compensated Employees under the Plan subject to Code Section 401(m) exceeds the aggregate limit specified in Treasury Regulations Section 1.401(m)-2(b)(2), or succeeding regulations prescribed under Code Section 401(m)(9), then such excess shall be corrected by reduction of the Actual Deferral Percentage or the actual contribution percentage of Highly Compensated Employees in accordance with the provisions of Treasury Regulations Section 1.401(m)-2(c) or succeeding regulations.

7. Maximum Annual Additions

The maximum Annual Additions credited to a Participant’s Account shall not exceed the lesser of $30,000 or twenty-five percent (25%) of the Participant’s annual compensation from the Company. For the purposes of this paragraph, the “Annual Additions” are equal to the sum for any year of (i) employer contributions and (ii) the Participant’s contributions (but not including any rollover contributions as defined in the Code). Contributions allocated to any individual medical account which is part of a pension or annuity plan shall also be treated as an Annual Addition to a defined contribution plan, to the extent provided in Code Section 415(l); and any amount attributable to medical benefits allocated to a separate account for post-retirement medical benefits for a key employee shall be treated as an Annual Addition to a defined contribution plan to the extent provided in Code Section 419(A)(d). The limitation year for purposes of the limitations on Annual Additions is the Plan Year, which is the twelve (12) month period beginning on January 1 and ending on the subsequent December 31.

For purposes of this paragraph 7., the term “compensation” means the Participant’s wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses). The term “compensation” shall include (i) any elective deferral as defined in Code Section 402(g)(3), and (ii) any amount which was contributed or deferred by the Company at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125. The term “compensation” shall not include (i) Company contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are deductible by the Employee under Code Section 219(b)(7) and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed; (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance

(but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

The foregoing definitional provisions of this paragraph 7. shall apply solely thereto. For purposes of applying the limitations of this paragraph 7., amounts included as compensation are those actually paid or made available to a Participant within the Plan Year.

The maximum benefit limitation of thirty thousand dollars ($30,000) shall be adjusted to reflect increases in the cost of living applicable thereto in accordance with the Code and regulations prescribed by the Secretary of Treasury.

The maximum benefit limitation of thirty thousand dollars ($30,000) shall be adjusted to reflect changes therein made by the Economic Growth and Tax Relief Reconciliation Act of 2001, and subsequent changes to Code Section 415(c) (or corresponding section of any future federal tax code).

For purposes of the annual maximum benefit limitation for any Participant in this Plan who is also concurrently a Participant of a defined benefit plan maintained by the Company, for years beginning before January 1, 2000, such limitation shall be applied as specified in the Retirement Plan of the Company and the sum of the defined benefit plan fraction and the defined contribution plan fraction for the purposes of this Plan and application of the combined plan maximum annual limitation shall be as defined in the Retirement Plan and by the Secretaries of Labor and Treasury pursuant to ERISA and the Code.

All defined contribution plans of the Company shall be treated together with this Plan as one defined contribution plan in determining the combined plan maximum annual limitation.

If as a result of the allocation of any forfeitures, a reasonable error in estimating a Participant’s annual Compensation, or under other limited facts and circumstances which justify the availability of the rules set forth in Treasury Regulation 1.415-6(b)(6), the Annual Additions under the terms of this Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the limitation year to be exceeded, the excess amounts shall not be deemed Annual Additions in that limitation year and such excess amounts in the Participant’s account must be disposed of as hereinafter provided. Any elective deferrals (plus attributable earnings), to the extent they would reduce the excess amount shall be distributed to the Participant. If an excess still exists, the excess amount will be used to reduce Company contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the limitation year. However, if that Participant is not covered by the Plan as of the end of such limitation year, then the excess amounts must be held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all remaining Participants in the Plan. However, if such allocation or reallocation of the excess amounts pursuant to the provisions hereof causes the limitations of Code Section 415 to be exceeded with respect to each Participant for the limitation year, then these amounts must be held unallocated in a suspense account. If such a suspense account is in existence at any time during a particular limitation year, other than the limitation year described in the preceding sentence, all amounts in the suspense account must be allocated or reallocated to Participants’ accounts as herein provided, (subject to the limitations of Code Section 415) before any Company contributions which would constitute Annual Additions may be made to the Plan for that limitation year. The excess amounts must be used to reduce Company contributions for the next limitation year (and any succeeding limitation years, as necessary). Excess amounts may not be distributed to Participants or former Participants.

8. No Return or Diversion of Contributions Except for Mistake

Except as provided in paragraphs 9. and 10. of this Article VIII below, the Trustee shall hold the Company’s contributions in the respective Participants’ Accounts, subject to the provisions of the Plan; and no part of those contributions shall be recoverable by the Company, nor shall they be used for, or diverted to any other purpose, except for return thereof to the Company in the case and to the extent of its contributions having been made by reason of a mistake of fact, in which case the return to the Company of the amount involved shall be made within one (1) year of the mistaken contribution; and if a contribution to the Plan conditioned upon the deductibility of the contribution under Code Section 404, as provided in paragraph 14. of this Article VIII, then such contribution may be returned to the Company (to the extent disallowed) within one (1) year after the disallowance of the deduction; provided, that any contribution for a Participant which exceeds the limitations provided in paragraphs 2. and 3. of this Article VIII shall be distributed to the Participant as directed by the Committee within a reasonable period of time consistent with requirements for distributing excess deferrals under the Code and regulations thereunder.

9. Distribution of Excess Deferrals

If any Excess Deferrals are included in the gross income of a Participant for any taxable year under Code Section 402(g)(1), (or corresponding section of any future federal tax code), then not later than March 1 following the close of the taxable year, such Participant may allocate the amount of such Excess Deferrals among the plans under which the Excess Deferrals were made and may notify the Committee of the portion allocated to the Plan; and not later than April 1 following the close of the taxable year, the Plan may distribute to such Participant the amount allocated to the Plan (and any income allocable to such amount). Such distribution of the Excess Deferrals of a Participant may be made notwithstanding any other provision of the Plan, the Code, or ERISA; provided, that except to the extent provided in applicable Treasury Regulations, notwithstanding the distribution of such portion of Excess Deferrals from the Plan, such portion shall be treated as a contribution of the Company for purposes of applying the limitations in paragraphs 3. and 4. of this Article VIII and Code Section 401(k). If the Plan distributes only a portion of any Excess Deferrals allocated to the Plan and income allocable thereto, such portion shall be treated as having been distributed ratably from the Excess Deferral allocable to the Plan and the income.

10. Excess 401(k) Contributions

In the event there are Excess Contributions under the limitations of Code Section 401(k) for any Plan Year actually paid over to the Trust on behalf of Highly Compensated Employees, then the

Committee may, in its sole discretion, direct the Trustee to distribute the amount of such Excess Contributions for such Plan Year (and any income allocable to such Excess Contributions). Notwithstanding any other provision of this Plan, Excess Contributions plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year; provided, that such distribution shall be made as promptly as practicable, so as to avoid the effect of Code provisions stating that if such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the employer maintaining the Plan with respect to such amounts. Excess Contributions shall be allocated to the Highly Compensated Employees with the largest amounts of Company contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Company contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence the “largest amount” is determined after distribution of Excess Contributions. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the Company with respect to such amounts.

Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year. Unless otherwise determined by the Committee, the income or loss allocable to Excess Contributions is the income or loss allocable to the Participant’s Elective Deferral account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year.

Excess Contributions shall be distributed from the Participant’s Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Contributions shall be distributed from the Participant’s Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant’s Elective Deferral account and Qualified Matching Contribution account.

The Committee may, in its sole discretion, permit a Participant to treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Such recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals under the Plan. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Participant contributions made by the Participant would exceed any stated limit under the Plan on Participant contributions. Any such recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.

If and to the extent Excess Contributions (and income allocable thereto) are distributed, such Excess Contributions and allocable income shall be designated by the Company as a distribution of Excess Contributions (and income) and shall be distributed to the appropriate Highly Compensated Employees after the close of the Plan Year in which the Excess Contributions arose and within twelve (12) months after the close of that Plan Year. In all cases, for purposes of the foregoing, the income allocable to Excess Contributions shall equal the sum of the allocable gain or loss for the Plan Year. In addition to the provisions stated above, the Committee may determine and use any reasonable method for computing the income allocable to Excess Contributions, which method shall be nondiscriminatory in favor of Highly Compensated Employees, be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and be used by the Plan for allocating income to Participants’ accounts.

The amount of Excess Contributions to be distributed or to be recharacterized under the foregoing provisions of this Article VIII with respect to a Participant shall be reduced by any Excess Contributions previously distributed to the Participant for the Participant’s taxable year ending with or within the Plan Year in accordance with Code Section 402(g)(2), (or corresponding section of any future federal tax code), and the amount of Excess Contributions that may be distributed with respect to a Participant for a taxable year shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within the taxable year, in the manner necessary to satisfy the applicable provisions of the Treasury Regulations under Code Section 401(k).

11. Excess Aggregate Contributions

In the event the aggregate amount of Matching Contributions and employee contributions (and any qualified nonelective contribution or elective contribution taken into account in computing the contribution percentage) actually made on behalf of Highly Compensated Employees for any Plan Year is an amount in excess of the maximum amount of such contributions permitted under the limitations on matching contributions stated in paragraph 4. of this Article VIII (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages), then the Committee may, in its sole discretion, direct the Trustee to distribute the amount of such excess of such contributions for such Plan Year (and any income allocable to such contributions), but the distribution of such excess contributions (and income) shall be made within two and one-half (2 1/2) months after the close of such Plan Year. Any distribution of such excess aggregate contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions on behalf of, or by, each such Highly Compensated Employee.

The determination of the amount of such excess aggregate contributions with respect to the Plan shall be made after (i) first determining the excess deferrals (within the meaning of Code Section 402(g) (or corresponding section of any future federal tax code)), and (ii) then determining the excess 401(k) Contributions under paragraph 3. of this Article VIII.

Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year; provided, that such distribution shall be made as promptly as practicable, so as to avoid the effect of Code provisions stating that if such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the employer maintaining the Plan with respect to those amounts.

Excess Aggregate Contributions shall be treated as annual additions under the Plan.

Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year. Unless otherwise determined by the Committee, the income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant’s Employee Contribution account Matching Contribution account, Qualified Matching Contribution account (if any, and if all amounts therein are not used in the Actual Deferral Percentage test) and, if applicable, Qualified Non-elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

Excess Aggregate Contributions shall be distributed on a pro-rata basis from the Participant’s Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant’s Qualified Non-elective Contribution account or Elective Deferral account, or both).

The method of distributing Excess Aggregate Contributions shall in all cases satisfy the requirements of Code Section 401(a)(4), and after any correction by means of such distributions, each level of matching contributions must be currently and effectively available to a group of Employees that satisfies Code Section 410(b), and in correcting Excess Aggregate Contributions by means of distributions, Participant contributions may not be distributed to Highly Compensated Employees to the extent needed to meet the requirements of Code Section 401(m)(2) while Matching Contributions attributable to Participant Contributions remain allocated to Highly Compensated Employees’ accounts; provided, that a method of distributing Excess Aggregate Contributions may include the distribution of unmatched Participant contributions that exceed the highest rate at which Participant contributions are matched before matched Participant contributions, or the distribution of Matching Contributions prior to Participant contributions.

The distribution of Excess Aggregate Contributions under this paragraph shall include all income applicable thereto. The income allocable to Excess Aggregate Contributions is equal to the sum of the allocable gain or loss for the Plan Year. In addition, to the provisions stated above, the Committee may determine and use any reasonable method for computing the income allocable to

Excess Aggregate Contributions, which method shall be nondiscriminatory in favor of Highly Compensated Employees, be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and be used by the Plan for allocating income to Participants’ accounts.

12. Qualified Nonelective and Matching Contributions

The Company may, in its sole discretion, elect to make Qualified Nonelective Contributions and Qualified Matching Contributions that are to be treated as 401(k) Contributions in order to satisfy the Actual Deferral Percentage tests prescribed in paragraph 3. of this Article VIII, and treated as Company Matching Contributions, to satisfy the nondiscrimination tests prescribed in paragraph 4. of this Article VIII provided that such Qualified Nonelective Contributions or Qualified Matching Contributions shall be treated as 401(k) Contributions or Company Matching Contributions, provided that they satisfy the requirements for such treatment prescribed by the applicable Treasury Regulations. The term “Qualified Nonelective Contributions” means Company contributions to the Plan other than 401(k) Contributions and Company Matching Contributions that satisfy the requirements of the nondiscrimination requirements of the Plan provided in paragraph 3. of this Article VIII, and the distribution limitations applicable to 401(k) Contributions under the Plan, Code Section 401(k)(2)(B), and Treasury Regulations Section 1.401(k)-1(d).

The amount of any nonelective contributions to the Plan, including those Qualified Nonelective Contributions treated as elective contributions for purposes of the Actual Deferral Percentage test, must satisfy the requirements of Code Section 401(a)(4) and Treasury Regulations thereunder; the amount of nonelective contributions, excluding those Qualified Nonelective Contributions treated as elective contributions for purposes of the Actual Deferral Percentage Test and those nonelective contributions treated as matching contributions for purposes of the Actual Deferral Percentage Test must satisfy the requirements of Code Section 401(a)(4) and applicable Treasury Regulations thereunder; and the Qualified Nonelective Contributions and Qualified Matching Contributions must satisfy the requirements of Treasury Regulation § 1.401(k)-1(b)(4)(i)(A) for the Plan Year as if such contributions were elective contributions.

The aggregation requirements specified in Treasury Regulations § 1.401(k)-1(b)(5)(vi) shall be satisfied with respect to any taking into account of Qualified Nonelective Contributions and Qualified Matching Contributions for purposes of the Actual Deferral Percentage test.

The Plan shall be administered by the Committee to assure that the amount of nonelective contributions, including those Qualified Nonelective Contributions treated as Matching Contributions for purposes of the Actual Contribution Percentage test, shall satisfy the requirements of Code Section 401(a)(4) and the Treasury Regulations thereunder. The amount of nonelective contributions, excluding those Qualified Nonelective Contributions treated as Matching Contributions for purposes of the Actual Contribution Percentage test and those Qualified Nonelective Contributions treated as elective contributions under Code Section 401(k) for purposes of the Actual Deferral Percentage Test, shall satisfy Code Section 401(a)(4) and the Treasury Regulations thereunder; the elective contributions, including those treated as Matching Contributions for purposes of the Actual Contribution Percentage Test must satisfy the requirements of Code Section 401(k)(3); the Qualified Nonelective Contributions shall be allocated to the Participant under the Plan as of a date within the Plan Year, and the elective contributions shall satisfy Code Section 401(k) and the Treasury Regulations thereunder for the Plan Year; and the aggregation of plans requirements of Treasury Regulations § 1.401(m)-1(b)(5)(v) shall be satisfied.

13. Plan Not Dependent Upon Earnings; Company Contributions Limited to Earnings

This Plan is intended to be a profit-sharing plan within the meaning of Code Sections 401(a)(1) and 401(a) (27) without regard to current or accumulated earnings and profits of the Company; provided, that if at any time the Company’s net earnings and earned surplus as reflected by its books of account are insufficient to permit the making in full therefrom of any contribution otherwise required to be made by the Company hereunder, such contributions shall be required to be made only to the extent, if any, that such net earnings, earned surplus, and accumulated earnings and profits are sufficient, and the deficiency shall not thereafter be made up even though such earnings and profits again become sufficient therefor; provided further, however, that the portion of this Plan which constitutes an employee stock ownership plan is intended to be a stock bonus plan within the meaning of Code Sections 401(a) and 4975(e)(7), and the Treasury regulations thereunder which is established and maintained by the Company to provide benefits similar to those of a profit-sharing plan except that the contributions by the Company are not necessarily dependent upon profits and the benefits are distributable in stock of the Company.

14. Maximum Contribution

In no event, however, shall Company contributions be made in excess of the amount deductible under Code Section 404, or other applicable federal law now or hereafter in effect.

15. Application of Dollar Leveling Method.

The distribution of Excess Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of each Highly Compensated Employee in accordance with Code Section 401(k)(8)(C). A parallel method shall also be used for recharacterizing Excess Contributions under Code Section 401(k)(8)(A)(ii), and for distributing Excess Aggregate Contributions under Code Section 401(m)(6)(C).

In order to distribute Excess Contributions (and to apply a parallel method to recharacterize Excess Contributions, or distribute Excess Aggregate Contributions, as applicable) the following procedure and method shall be used:

(1) Calculate the dollar amount of Excess Contributions for each affected Highly Compensated Employee in a manner described in Code Section 401(k)(8)(B) and Treasury Regulations § 1.401(k)-1(f)(2). However, in applying these rules, rather than distributing the amount necessary to reduce the Actual Deferral Percentage of each affected Highly Compensated Employee in order of such Highly Compensated Employees Actual Deferral Percentages, beginning with the highest Actual Deferral Percentage, the Plan shall use these amounts in step (2.)

(2) Determine the total of the dollar amounts calculated in step (1).

This total amount in step (2) (total excess contributions) should be distributed in accordance with steps (3) and (4), below:

(3) The elective contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions are reduced by the amount required to cause that Highly Compensated Employee’s elective contributions to equal the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess contributions, the lesser reduction amount is distributed.

(4) If the total amount distributed is less than the total excess contributions, step (3) is repeated.

After Excess Contributions and Excess Aggregate Contributions, if any, have been distributed using the method described above, the multiple use test of Code Section 401(m)(9) shall be applied. For purposes of Code Section 401(m)(9), if a corrective distribution of excess contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees shall be deemed to be the largest amount permitted under Code Section 401(k)(3). Similarly, if a corrective distribution of excess aggregate contributions has been made, the Actual Contribution Percentage for Highly Compensated Employees shall be deemed to be the largest amount permitted under Code Section 401(m)(2).

ARTICLE IX.

INVESTMENT PROVISIONS

PARAGRAPH

1. Participant Directed Investment

A. Direction of Investment; Investment Options. A Participant may, by delivery of his/her direction to the Committee in the manner and form it prescribes, in turn direct the Trustee, that any or all cash in his/her account, including his/her deposits, the Company’s contributions, and any other cash, shall be invested under any one or more of certain designated investment options made available under the Plan. The Committee shall in turn furnish or cause the Participant’s investment direction to be delivered to and acted upon by the Trustee within such period of time as the Committee determines to be reasonable and practicable in the circumstances. A Participant’s initial direction of investment shall be in written form as prescribed by the Committee. A Participant may, after initial written direction of investment, give directions for changes in the investment of his/her account by written direction, use of the telephone voice response system established by the Committee and Trustee for the Plan, or through the internet in the manner prescribed by the Committee. Investment in certain options may be limited to retention and maintenance of prior contributions invested in such options, with no further investment of contributions therein being permitted, as more particularly provided below. The Company may establish, modify and change the investment options made available to Participants from time to time, with such modifications and changes to be made by written action of the Chief Executive Officer of the Company and the Committee, or as otherwise determined by the Company. A Participant may also change his investment direction and direct sales from time to time to the extent permitted and authorized in subparagraphs 1.B. and D., and paragraph 3. below.

B. Qualified Default Investment of Participant Account

1.	Notwithstanding the foregoing, if a Participant fails or refuses to direct the investment of all or any part of his/her Participant Account the amount of the Account that is not directed to be invested by the Participant shall be invested in a Qualified Default Investment Alternative that is determined by the Company and the Committee in accordance with paragraph C of this Article IX, below, and otherwise in accordance with the Plan.

2.	With respect to the investment of assets in a Participant Account pursuant to this paragraph, the following requirements and conditions shall apply:

(a)	The assets shall be invested in Qualified Default Investment Alternative as defined herein.

(b)	The Participant or beneficiary on whose behalf the investment is made shall have had an opportunity to direct investment of assets of his/her Participant Account but did not direct the investment of the assets.

(c)	The Participant or beneficiary on whose behalf an investment is made in such a Qualified Default Investment Alternative shall be furnished with a notice that satisfies the requirements set forth below.

(d)	Any material provided to the Plan relating to a Participant’s or beneficiary’s investment in a Qualified Default Investment Alternative shall be provided to the Participant or beneficiary.

(e)	Any Participant of beneficiary on whose behalf assets are invested in a Qualified Default Investment Alternative may, consistent with the terms of the Plan (but not less frequently than once within any three (3) month period) transfer, in whole or in part, such assets to any other investment option or alternative available under the Plan without financial penalty.

(f)	The Plan shall otherwise offer a broad range of investment alternatives within the meaning of 29 CFR 2550.404c-1(b)(3).

3.	For investment of a Participant Account pursuant to this paragraph the Participant shall be provided written notice of Qualified Default Investment Alternative investment of his/her Participant Account in a manner determined to be understood by the average Plan Participant and that contains a description of the circumstances under which assets of the individual account of a Participant and beneficiary may be invested on behalf of the Participant or beneficiary in a Qualified Default Investment Alternative; a description of the Qualified Default Investment Alternative under the Plan, including a description of the investment objectives, risk and return characteristics, and fees and expenses attendant to the investment alternative; a description of the right of Participants and beneficiaries on whose behalf assets are invested in a Qualified Default Investment Alternative to direct the investment of those assets to any other investment option under the Plan, without financial penalty; and an explanation of where the Participants and beneficiaries can obtain investment information concerning the other investment options under the Plan.”

4.	For purposes of the foregoing and the Plan, the term “Qualified Default Investment Alternative” shall mean an investment option established and maintained under the Plan that meets the requirements and conditions for treatment as a qualified default investment alternative under 29 CFR §2550.404c-5.

C. Investment Options. The investment options existing and recognized under the Plan and Trust, shall be established as hereinabove provided, and regularly listed and described to Participants by written information and memoranda, and by electronic media, furnished by and at the direction of the Committee from time to time. The investment options shall include ONEOK, Inc. Common Stock and other investments determined by the Company and the Committee hereunder. It is intended that the investment options shall provide Participants investment alternatives which will provide a Participant with a reasonable opportunity to materially affect the potential return on amounts in his/her Plan account and the degree of risk to which such amounts are subject, and to choose from at least three (3) investment options, each of which is diversified, has materially different risk and return characteristics, and which in the aggregate enable the Participant to achieve investment direction of risk and return characteristics within the range normally appropriate for such Participant, and when combined with investments in other alternatives will tend to allow reasonable diversification so as to minimize risk of losses, taking into account all circumstances.

A Participant may, by written, telephone voice response or internet direction to the Committee, and in turn to the Trustee, as provided above, direct that his/her deposits and account, the Company’s contributions and any other cash be deposited in such investment options.

A Participant who was a Participant in the Prior ONEOK, Inc. Thrift Plan or the KGS 401(k) Thrift Plan may retain in his/her account stock or securities which were his/her prior directed investments in such Plans to the extent, and as the Committee may prescribe by written memoranda and instructions pertaining to the Plan. The Committee may prescribe the manner in which dividends or other amounts received from such retained investments may be invested, and may limit or prescribe additional investment or reinvestment in such stock or securities.

Notwithstanding any other provisions herein, the right of Participants to direct the purchase, sale or transfer of ONEOK, Inc. Common Stock for their Plan Accounts may be limited, suspended and restricted from time to time, and for such periods of time as the Committee, in its discretion, determines to be necessary and appropriate for administration of the Plan and Trust, including, without limitation, for the purpose of determining the amount and timing of ESOP Dividend Distributions and ESOP Dividend Distribution/Additional Deferral Contributions under the Plan. The Committee may direct such limitations, suspensions and restrictions to be made, and cause Participants and the Trustee to be given notice thereof, in the manner it determines reasonable and practical in the circumstances.

The investments selected and directed by Participants may increase or decrease in value due to changes and fluctuations in market conditions and other circumstances, and the Company, Committee and Trustee do not warrant or guarantee, by or under the Plan or otherwise, the value of any security or other investment directed by a Participant hereunder.

Notwithstanding the foregoing, the investment by a Participant who is a Section 16 Person shall be subject to the limitations and restrictions and other provisions of paragraph 8. of this Article IX, below, with respect to any Discretionary Transactions involving the investment of his/her deposits, the Company’s contributions and any other cash attributable to his/her account.

D. Change in Participant’s Investment Direction. Any direction by a Participant that available funds in his/her account shall be invested under a particular investment option shall be deemed a continuing direction until changed by the Participant. A Participant may, by written direction to the Committee which shall in turn direct the Trustee in form prescribed by the Committee, by telephone voice response system or internet direction in the manner prescribed by the Committee, or by such other means as may be authorized by the Committee, cancel or change any such investment direction from time to time; provided, that a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of paragraph 8. of this Article IX, below, with respect to such Participant’s direction of investments that are Discretionary Transactions.

E. Sale of Investments at Participant Direction. A Participant may (i) by written direction in form prescribed by the Committee and countersigned by the authorized representative thereof, which countersignature shall be for the sole purpose of identification and authentication of good standing of the Participant, or (ii) by telephone voice response system or internet, as authorized by the Committee, direct the Committee and the Trustee to sell or turn in for redemption, as may be appropriate, any security purchased at his/her direction; he/she may similarly direct the investment of the proceeds of any such sale or redemption, with or without the addition of other available cash then in his/her account, under any one or more of the investments options currently in effect under the Plan for which additional investment of contributions and cash may be directed; provided, that a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of paragraph 8. of this Article IX, below, with respect to the direction of the sale or redemption transactions involving any security issued by the Company that are Discretionary Transactions, as defined by paragraph 8 of this Article IX below.

F. ESOP Diversification of Investments. It is intended that the Participant investment options and investment direction provisions stated above in this Article IX shall be administered in the manner which will satisfy the investment diversification requirements of Code Section 401(a)(28) (or corresponding section of any future federal tax code) as to the portion of the Plan which constitutes an Employee Stock Ownership Plan, and in accordance with such requirements, and notwithstanding anything otherwise provided in the Plan with respect to that portion of the Plan which constitutes an Employee Stock Ownership Plan, each Qualified Participant may elect within ninety (90) days after the close of each Plan Year in the Qualified Election Period to direct the Plan and the Trustee as to the investment of at least twenty-five percent (25%) of such Participant’s Account in the Plan which is invested in Company securities (to the extent such portion exceeds the amount to which a prior election under this paragraph applies). In the case of the election year in which the Participant can make his/her last election, the preceding sentence shall be applied by substituting “fifty percent (50%)” for “twenty-five percent (25%).” The Plan shall offer at least three (3) investment options (not inconsistent with Treasury regulations published under Code Section 401(a)(28) (or corresponding section of any future federal tax code) to each Qualified Participant making such an election and within ninety (90) days after the period during which the election may be made, the Plan shall invest the portion of the Participant’s Account covered by the election in accordance with the election. For purposes of this paragraph, the term “Qualified Participant” means any Employee who is a Participant in the Plan who on and after January 10, 1997, completes at least ten (10) years of participation under the Employee Stock Ownership Plan portion of the Plan and who has attained age fifty-five (55); and the term “Qualified Election Period” shall mean the 6-Plan-Year period beginning with the later of (i) the first Plan Year in which an individual first became a Qualified Participant, or (ii) the first Plan Year beginning after December 31, 1986. The applicable portions of a Participant’s Account to which such elections shall apply shall be determined based upon the price of Company securities on the New York Stock Exchange applied on a uniform and consistent basis, and with respect to any Company securities which are not readily tradable on an established securities market with respect to activities carried on by the Plan all such valuations shall be by an independent appraiser, which means any appraiser meeting requirements similar to the requirements of the Treasury regulations prescribed under Code Section 170(a)(1).

2. Time of Action by Trustee on Investments

The Trustee will comply with the directions of a Participant with respect to investment, sale and reinvestment as soon as practicable after receipt of such direction if they are given and received in accordance with one of the foregoing authorized means of communicating such directions; provided, however, that in the case of directions to purchase securities, the Trustee will not comply therewith until a means to make such purchase has been adequately provided in respect to the Participant’s account. With respect to purchases of Common Stock from the Company, the Trustee shall purchase such securities on the day or days of each month on which the Trustee receives the contributions from the Participants and the Company or receives dividends on the Common Stock held by the Trustee. The Committee may establish such rules, regulations and procedures as it determines, in its discretion, to be necessary and appropriate for administering Participant directions of investment under the Plan. The Trustee, in its discretion, may limit the daily volume of its purchases or sales of a security to the extent that such action is deemed by it to be in the best interest of the Participants directing such purchases or sales.

3. Participant Rights as to Options, Rights, and Warrants

In the event that any option, rights, or warrants shall be granted or issued with respect to a security held by the Trustee under the Plan, the Trustee, to the extent possible, shall give to the Participant in whose account such security is held a reasonable opportunity (which in any event shall not extend beyond five days prior to the date of expiration of the options, rights, or warrants) to direct the Trustee to exercise such options, rights, or warrants, and if any cash shall be required in connection with such exercise, such Participant shall, simultaneously with his/her direction to the Trustee, make available to the Trustee the necessary funds. Such funds may be made available to the Trustee by payment thereof in cash or by written direction to the Trustee in form prescribed by the Committee to use cash held by the Trustee in the Participant’s Account or obtained from the sale of any security in such account; provided, however, that the total of any such cash Payment and the amount of current monthly contribution shall not exceed the contribution and deposit limitations set forth in Articles III and IV. Cash payments made by a Participant to the Trustee in connection with the exercise of any such options, rights, or warrants shall constitute an additional deposit in the Participant’s Account for all purposes of the Plan except the Company’s contributions under paragraph 1. of Article VII and except that, for a period of twelve (12) months after making any such payment, the Participant shall have the right, by written request to the Trustee in form prescribed by the Committee, to receive payment from the Trustee out of any cash available in the Participant’s Account an amount equal to the cash so paid, and such payment to the Participant shall not constitute a withdrawal within the meaning of Article XII or any other Article of the Plan. Any securities acquired as the result of the exercise of any such options, rights, or warrants shall be added to the Participant’s Account. If a Participant shall not, within the time designated by the Trustee, direct the Trustee to exercise any such option, right, or warrant and make available to the Trustee any necessary funds, the Trustee shall sell such option, right, or warrant in the open market, if there be any market thereof. The cash proceeds from the sale of any options, rights, or warrants shall be credited to the Participant’s Account.

Provided, that a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of paragraph 8. of this Article IX, below, with respect to any options, rights or warrants granted or issued with respect to any security held by the Trustee of the Plan that is a security issued by the Company, if the exercise or other action by the Participant pursuant to this paragraph 3. is a Discretionary Transaction, as defined in such paragraph 8.

4. Redemption of Nontransferable Securities

In the case of the redemption of any nontransferable security or on the maturity thereof, the Participant in whose account such security is held shall take such steps as the Trustee may prescribe in order to effect the redemption or collection thereof by the Trustee.

5. Manner of Holding Cash and Securities

All cash and securities in Participants’ Accounts shall, until disposed of pursuant to the provisions of the Plan, be held in the possession of the Trustee. Transferable securities may be registered in the name of the Trustee or in the name of its nominee. Nontransferable securities shall be issued in such name or names as the Trustee may elect, subject to any applicable laws or regulations at the time in effect with respect thereto. In the sole discretion of the Trustee, investments in a particular security to be held in the accounts of more than one (1) Participant may be represented by a single stock certificate or a single bond, as the case may be.

6. Voting of Shares

Shares of the voting stock of the Company held by the Trustee in the account of a Participant under the Plan will be voted or consents for action with respect thereto will be granted by the Trustee or other registered owner thereof only in accordance with written instructions given to the Trustee by the Participant, except that the Trustee, in its discretion, may vote or direct the registered owner to vote or may consent or direct the registered owner to consent to action being taken with respect to any such stock if the Trustee has not received written instructions from the Participant in whose account such shares are held at least five (5) days prior to the date of the meeting at which such vote is to be taken or the last date that a consent of action may be given. Notice of any such meeting or consent request shall be given by the Committee to the Participant and a request for written instructions shall be made by the Committee to be directed to the Trustee at such time and in such form as may be provided by rules and regulations adopted by the Committee.

This paragraph and all pertinent provisions of the Plan and Trust shall be applied and interpreted in all respects so as to meet the requirements of Code Section 409(e) (or corresponding section of any future federal tax code) so that each Participant or beneficiary in the Plan is entitled to direct the Plan and Trustee as to the manner in which stock and securities of the Company which are entitled to vote and are allocated to the Participant Account of such Participant or beneficiary are to be voted.

This paragraph shall also apply to the voting of any voting stock of Western Resources, Inc., in the account of any Participant.

7. Tender Offers

Notwithstanding any other provisions of this Plan, the provisions of this paragraph 7. shall govern the tendering of shares of Common Stock of the Company held in this Plan.

A. Upon commencement of a tender offer for any securities that are Common Stock of the Company, the Company shall notify each Participant of such tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant such information as is distributed to shareholders of the Company in connection with such tender offer, and shall provide a means by which the Participant can instruct the Trustee whether or not to tender the shares of Common Stock of the Company allocated to such Participant’s account. The Company shall provide the Trustee with a copy of any materials provided to Participants.

B. Each Participant shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the tender offer for any and all of the shares of Common Stock of the Company allocated to such Participant’s account. The Trustee shall respond to the tender offer with respect to shares of Common Stock of the Company as instructed by the Participant. The Trustee shall not tender any stock allocated to a Participant’s account for which the Trustee has received no instructions from the Participant.

C. The Trustee shall tender that number of unallocated shares of Common Stock of the Company which is determined by multiplying the total number of unallocated shares by a fraction of which the numerator is the number of shares of Common Stock of the Company allocated to Participants’ accounts for which the Trustee has received instructions from Participants to tender (and such instructions have not been withdrawn as of the date of determination) and the denominator is the total number of shares of Common Stock of the Company allocated to Participants’ accounts.

D. A Participant who has directed the Trustee to tender shares of Common Stock of the Company allocated to such Participant’s account may, at any time prior to the tender offer withdrawal date, instruct the Trustee to withdraw, and the Trustee shall withdraw such shares of Common Stock from the tender offer prior to the withdrawal deadline.

Prior to such withdrawal deadline, if unallocated shares of Common Stock of the Company have already been tendered, the Trustee shall redetermine the number of shares of Common Stock of the Company which would be tendered under paragraph 7.C. hereunder as if the date of such withdrawal were the date of determination, and withdraw the number of unallocated shares necessary to reduce the number of unallocated shares tendered to the amount so redetermined. A Participant shall not be limited as to the number of instructions to tender or withdraw which he/she may give to the Trustee.

E. The Trustee shall credit the proceeds received in exchange for tendered shares of Common Stock of the Company to the account from which the tendered stock originated. Notwithstanding paragraph 3. of this Article IX, each Participant to whose account amounts have been allocated pursuant to this subparagraph E. shall have the right to direct the Trustee to immediately invest such amounts in any of the Options then available for investment under the Plan.

F. Notwithstanding the foregoing, a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of paragraph 8. of this Article IX, below, with respect to any tender of shares of Common Stock allocated to such Participant’s account that is a Discretionary Transaction, as defined in such paragraph 8.

8. Section 16 Person Limitations; Discretionary Transactions

A Section 16 Person shall be allowed to direct or have a Discretionary Transaction as defined below, effected under the Plan only if such Discretionary Transaction is effected pursuant to an election made at least six (6) months following the date of the most recent election, with respect to any employee benefit plan of the Company, that effected a Discretionary Transaction that was:

(1)	an acquisition, if the current proposed Discretionary Transaction would be a disposition; or

(2)	a disposition, if the current proposed Discretionary Transaction would be an acquisition.

For purposes of this Article IX, the term “Discretionary Transaction” shall mean a transaction involving equity securities of the Company pursuant to an employee benefit plan of the Company that:

(i)	is at the volition of the Participant;

(ii)	is not made in connection with the Participant’s death, disability, retirement or termination of employment;

(iii)	is not required to be made available to the Participant pursuant to a provision of the Internal Revenue Code; and

(iv)	results in either an intra-plan transfer involving a Company equity securities fund under the Plan, or a cash distribution funded by a volitional disposition of a Company equity security.

Except to the extent otherwise expressly stated herein, all terms and provisions contained in this paragraph 8. are intended to have the same meaning and effect as when used in Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended (“SEC Rule 16b-3”). Transactions under the Plan by or with respect to Section 16 Persons are intended to qualify for exemptions allowable under SEC Rule 16b-3, unless the Committee specifically determines otherwise; and the provisions of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to the extent permissible under the Code and the Employee Retirement Income Security Act of 1974, as amended, be disregarded.

9. Employee Stock Ownership Plan (ESOP)

The portion of this Plan and the Trust under which investment in ONEOK, Inc. Common Stock is directed by Participants pursuant to paragraph 1. of this Article IX, above, is intended to be an

Employee Stock Ownership Plan designed to invest primarily in Qualifying Employer Securities, including all shares of ONEOK, Inc. Common Stock held by the Plan at the time such portion of the Plan and Trust is first made an Employee Stock Ownership Plan by amendment of the Plan. The investment in such stock shall be made and administered in accordance with the provisions of Code Section 4975(e)(7), or succeeding provisions of the federal tax law, the Treasury regulations thereunder, and the provisions of the Plan more specifically providing for such Employee Stock Ownership Plan, including without limitation, the provisions of this paragraph 9., stated below; paragraph 3. of Article III, providing for deemed deferrals equal to ESOP Dividends paid and distributed; paragraph 1.E. of this Article IX providing for diversification of investments; paragraph 6. of this Article IX providing for the voting of ONEOK, Inc. Common Stock; paragraph 2. of Article X providing for payment and distribution of ESOP Dividends on ONEOK, Inc. Common Stock; paragraph 5. of Article XI providing for the time of distribution of ONEOK, Inc. Common Stock from the Plan; and paragraph 12. of Article XI providing for Participant rights to distribution of ONEOK, Inc. Common Stock.

It is intended that the Employee Stock Ownership Plan provided for herein shall not acquire any Plan assets or Company securities by use of an exempt loan under Code Section 4975(d)(3), or otherwise, but notwithstanding the foregoing, if and to the extent any such exempt loan is ever made to or received by the Plan, then any such loan shall conform in all respects to the requirements of Code Section 4975(e) and the Treasury regulations thereunder, and must be primarily for the benefit of Participants and their beneficiaries, and shall comply with the following terms and conditions: (1) The interest rate respecting such loan shall not exceed a reasonable rate of interest; and the Trustee shall consider all relevant factors in determining a reasonable rate of interest, including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the ESOP and the Company (if and to the extent that the Company acts as guarantor), and the interest rate prevailing for comparable loans; and upon due consideration of the foregoing factors, a variable interest rate may be reasonable; (2) At the time that such loan is made or entered into, the interest rate and the price of securities to be acquired should not be such that Plan assets might be dissipated; (3) The terms of such loan, whether or not between independent parties, must be at such time at least as favorable to the Trust as the terms of a comparable loan resulting from arm’s-length negotiations between independent parties; (4) The proceeds of such loan must be used within a reasonable time after their receipt by the Trust only to acquire ONEOK, Inc. Common Stock, to repay such loan, or to repay a prior loan to the Trust; (5) Such loan must be without recourse against the Trust; the only assets of the Trust that may be given as collateral on such loan are shares of ONEOK, Inc. Common Stock acquired therewith; no person entitled to payment under such loan shall have any right to assets of the Trust other than collateral given for such loan, cash contributions of the Company made to meet the obligations of the Trust under such loan, and earnings attributable to such collateral and the investment of such contributions; the payments made with respect to such loan by the Trust during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years; such contributions and earnings must be accounted for separately on the books of account of the Trust, until the loan is repaid; (6) In the event of default on such loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default; (7) Shares of ONEOK, Inc. Common Stock used as collateral for such loan shall be released from the encumbrance thereof, in accordance with the provisions stated in this paragraph 9., below; and (8) Except as otherwise provided hereinbelow under the terms of this Plan and Trust, or as otherwise required by applicable law, no ONEOK, Inc. Common Stock or other Company security acquired with the proceeds of such loan shall be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Trust is then an employee stock ownership plan as described in Code Section 4975(e)(7).

All shares of ONEOK, Inc. Common Stock acquired by the Trust and pledged as collateral on any such loan shall be added to and maintained in a suspense account. Said shares shall be released from such encumbrance as follows: (1) For each Plan Year during the duration of the loan, the number of shares of ONEOK, Inc. Common Stock released shall equal the number of encumbered shares held immediately before release by a fraction. The numerator of the fraction is the amount of principal and interest paid to the lender by the Trust for the year, and the denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years; (2) For purposes of the foregoing determination, the number of future years under the loan must be definitely ascertainable, and shall be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year; and (3) To the extent of the foregoing release from encumbrance, shares shall be withdrawn from the suspense account, and nonmonetary units representing the Participants’ interest therein shall be allocated, for each Plan Year. The shares of ONEOK, Inc. Common Stock held in the above-described suspense account shall be voted by the Trustee. With respect to shares released from encumbrance, said shares shall be voted as provided in paragraph 6. of this Article IX of the Plan.

To the extent any Company security is acquired by the Plan with the proceeds of an exempt loan, which security is not publicly traded when distributed or is subject to a trading limitation when distributed, then such security shall be subject to a put option exercisable only by Participant (“Participant” meaning for purposes of these provisions, the Participant and beneficiaries of the Participant), such Participant’s donees, or by a person (including an estate or its distributee) to whom such security passes by reason of such Participant’s death. Such put option must permit the Participant to put such security to the Company, and under no circumstances may the put option bind the Plan, except that such put option may grant the Plan an option to assume the rights and obligations of the Company at the time that the put option is exercised; the put option must be exercisable at least during a fifteen (15)-month period which begins on the date the security subject to the put option is distributed by the Plan, except that if the security is publicly traded without restriction when distributed but ceases to be so traded within fifteen (15) months after the distribution, the Company shall notify each security holder in writing within ten (10) days after the security ceases to be so traded that for the remainder of the fifteen (15)-month period the security is subject to a put option. Such notification shall inform the individual distributees of the terms of the put options that they are to hold. Any such put option is to be exercised by the holder notifying the Company in writing that the put option is being exercised. The period during which such a put option is exercisable shall not include any time when the distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal and state law. The price at which any such put option must be exercisable is the value of the security, determined under Section 54.4795-11(d)(5) of the Treasury regulations. The terms and provisions for payment under any such put option must be reasonable terms within the meaning of Section 54.4975-7(b)(12)(iv) of the Treasury regulations. The payment under any such put option shall not be restricted by the provisions of a loan or any other arrangement, including the Company’s certificate of incorporation, unless so required by applicable state law.

10. Investment Diversification

The investment options offered to Participants under the Plan shall be established, maintained and administered in accordance with the provisions of Code Section 401(a)(35) that are applicable to the Plan.

11. No Guarantee or Indemnity

Nothing contained in this Plan shall be construed as a guarantee by the Company or by the Trustee of the value of any security in which funds held by the Trustee under the Plan are invested or as an indemnity against any loss resulting from such investments.

ARTICLE X.

CREDITS AND CHARGES TO A PARTICIPANT’S ACCOUNT

PARAGRAPH

1. General Charges and Credits

All interest, dividends, and other income received by the Trustee in respect to assets included in a Participant’s Account, and all gains or losses upon the sale of securities in the Participant’s Account, as determined by the Trustee, shall be credited or charged, as the case may be, to the Participant’s Account.

2. ESOP Dividend Distributions

A. The Committee may cause ESOP Dividends on ONEOK, Inc. Common Stock in a Participant’s Account to be paid in cash to the Participant (or his/her beneficiaries), and cause the Trustee to distribute in cash to a Participant (or his/her beneficiaries) ESOP Dividends paid in cash to the Trust on ONEOK, Inc. Common Stock in such Participant’s Account. Such payment and distribution in cash to a Participant (or his/her beneficiaries) shall be in the amount determined pursuant to subparagraphs B., C., and D., below. The payment and distribution of ESOP Dividends on ONEOK, Inc. Common Stock in the Account of a retired Employee or former Employee may be made as provided in subparagraph E., below. The distribution of such ESOP Dividends from the Trust shall be made in cash to the Participant (or his/her beneficiaries) not later than ninety (90) days after the close of the Plan Year in which such dividends are paid to the Trust of the Plan.

B. Unless a Participant who is an Employee elects otherwise pursuant to subparagraph C., below, the amount of the ESOP Dividend Distribution, which shall be paid and distributed in cash to a Participant who is an Employee pursuant to this paragraph 2. shall be the amount of ESOP Dividends paid on ONEOK, Inc. Common Stock in such Participant’s Account that is equal to such Participant’s ESOP Dividend/401(k) Deferrable Amount for the year.

C. In lieu of receiving payment and distribution of ESOP Dividends in cash pursuant to subparagraph B., above, a Participant who is an Employee may elect to receive payment and distribution in cash of either (i) one hundred percent (100%) of the Participant’s ESOP Dividends, or (ii) fifty percent (50%) of the Participant’s ESOP Dividends. If a Participant elects to receive one hundred percent (100%) of his/her ESOP Dividends in cash, no ESOP Dividend Distribution/Additional Deferral Contribution shall be made with respect to such payment and distribution under paragraph 3. of Article III, above; and if a Participant elects to receive payment and distribution of fifty percent (50%) of his/her ESOP Dividends in cash, no ESOP Dividend Distribution/Additional Deferral Contribution shall be made with respect to such amount under paragraph 3. of Article III, above.

D. If a Participant who is an Employee elects to receive payment and distribution of fifty percent (50%) of his/her ESOP Dividends under subparagraph C., above, then an additional payment and distribution in cash of and from the other fifty percent (50%) of such Participant’s ESOP Dividends shall be made to such Participant in an amount equivalent to the amount, if any, of such Participant’s ESOP Dividend/401(k) Deferrable Amount, and an ESOP Dividend Distribution/Additional Deferral Contribution equal to such additional payment and distribution of ESOP Dividends shall be made to the extent provided for in paragraph 3. of Article III, above.

E. Each individual who is a retired Employee, or a former Employee who has separated from service with the Company, may elect in writing to receive and take a payment and distribution in cash of either (i) one hundred percent (100%) of his/her ESOP Dividends, or (ii) fifty percent (50%) of his/her ESOP Dividends, notwithstanding that such individual shall have no right to elect any deferral of Compensation with respect to the dividend distribution to be received.

F. The elections provided to a Participant who is an Employee under the foregoing provisions of subparagraph C., above, are intended to allow such Participant to elect to receive payment and distribution of ESOP Dividends from the Company and/or the Trust so as to increase the dollar amount of cash he/she receives in the form of ESOP Dividends by the percentage elected, without any corresponding offset of such amount by any ESOP Dividend Distribution/401(k) Deferral Contribution or Reduction in Compensation under the Plan.

G. It is also intended that unless a Participant elects otherwise, a corresponding ESOP Dividend Distribution/Additional Deferral Contribution will be made with respect to ESOP Dividends paid and distributed in cash to a Participant under subparagraphs B. or D., above, to the extent provided therein and in paragraph 3. of Article III.

H. Notwithstanding the foregoing, the payment and distribution in cash of ESOP Dividends with respect to ONEOK, Inc. Common Stock in a Participant Account may be limited in a uniform and consistent manner, as determined by the Committee, so as to maximize the application of the limitations on elective deferrals and contributions contained in Code Sections 402(g) and 415 to a Participant’s regularly designated elective deferrals of Compensation, and Company Matching Contributions thereon during a Plan Year, before application of such limitations with respect to any ESOP Dividend Distribution/Additional Deferral Contributions made by and for Participant arising during the Plan Year.

I. The payment and distribution of ESOP Dividends in cash pursuant to this paragraph 2. and the making of ESOP Dividend Distribution/ Additional Deferral Contributions shall be administered by the Company and the Trustee, as determined, prescribed and found mutually acceptable by the Committee and the Trustee. Any amount of ESOP Dividends not so paid and distributed in cash to a Participant, retired Employee or former Employee under the foregoing provisions shall be credited to and remain in the Participant Account and shall not thereafter be distributable under the provisions of this paragraph, unless otherwise directed and approved by the Committee.

J. The elections made by Participants, retired Employees and former Employees to receive distributions of ESOP Dividends hereunder shall be made in writing at the time and in the form prescribed by the Committee.

3. Calculation of Charges and Credits to Participant Accounts

Except as otherwise directed by the Committee, within its discretion, the cost to be charged to a Participant’s Account of any security purchased by the Trustee according to the Participant’s direction shall be the cost of such security at the closing market price on the date such purchase is directed; and the proceeds credited to a Participant’s Account upon the sale or redemption of any securities shall be the actual proceeds thereof.

4. Commissions, Taxes, and Charges on Security Purchases and Sales

Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be.

5. Investment Management Fees

Investment management fees charged or incurred by any person, firm, or entity for the management of investments made in or by any fund in connection with a Participant’s investment in particular investment options shall be charged against the Participant’s Account as the Committee may prescribe and direct from time to time.

6. Allocation of Plan Administrative Expenses

The Committee may direct and cause all or part of reasonable Plan administrative expenses to be allocated and charged to the Plan accounts of current and former employees and their beneficiaries on a pro rata or other reasonable basis; and such allocation may from time to time be made by allocating all or part of certain reasonable Plan expenses to the Plan accounts of former employees on pro rata or other reasonable basis without similarly allocating and charging such expenses to the Plan accounts of current employees. Any allocation of such expenses to the Plan accounts of current and former employees pursuant to this paragraph may be made on a pro rata or other reasonable basis as determined and set forth in written rules or procedures adopted by the Committee which shall be consistently applied in a manner that complies with the requirements of Code Section 411(a)(11), Title I of ERISA, and applicable guidelines on such allocation published by the Internal Revenue Service and Department of Labor, including, without limitation, Revenue Ruling 2004-10 and Department of Labor Field Assistance Bulletin (FAB) 2003-3.

7. Calculation of Credits for Redemption

Upon the redemption or maturity or any nontransferable Government bonds included in a Participant’s Account, the difference between the cost thereof and the amount received upon such redemption or maturity shall be credited to the Participant’s Account as income.

8. Taxes

Taxes, if any, on any assets held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Participants’ Accounts as the Trustee shall determine.

ARTICLE XI.

VESTING AND LIQUIDATION OF ACCOUNTS

PARAGRAPH

1. Vesting of Participant and Company Contributions

A Participant’s contributions under Article IV and his/her rights in the accrued benefit derived therefrom are nonforfeitable. The Company’s 401(k) Contributions and Matching Contributions for the account of a Participant, and any income and earnings therefrom and accretions thereon, shall become vested in such Participant immediately upon payment of such contributions to the Trustee and receipt by the Trustee of such income, earnings and accretions, and (subject to subsequent loss through decline in value of investments) the Participant may not thereafter be deprived of such funds under any provision of the Plan. All accounts of a Participant under the Plan shall be nonforfeitable. The vesting of benefits under the Plan for a Participant shall be provided in accordance with the provisions of USERRA contained in Code Section 414(u), or corresponding provision of any future tax code.

2. Withdrawals

The Company’s contributions and Participant After-Tax Deposits credited to the account of a Participant, and the income and earnings on and accretions to a Participant’s account whether derived from the Participant’s deposits or the Company’s contributions or from any other funds at any time in said account, may be withdrawn by or paid to the Participant upon request by the Participant as provided for in Article XII or upon complete liquidation of the Participant’s account as provided for in paragraphs 3., 7., and 8. of this Article XI, or upon termination of the Plan as provided in paragraph 10. of Article XII or upon adverse modification of the Plan as provided in paragraph 3. of Article XXIV or upon termination of the Trust as provided in paragraph 5. of Article XXIV.

3. Distribution of Participant Accounts

Except as provided in paragraph 6. of this Article XI, when a Participant dies or his/her employment with the Company is terminated by retirement or for any other reason (except transfer of employment to a subsidiary of the Company participating in the Plan), the account of such Participant under the Plan will be completely liquidated, and the entire balance of the account will be distributed in a single payment to the Participant, or his/her surviving spouse, beneficiaries or legatees, or heirs, respectively, whichever is entitled thereto. The determination of the distributee or distributees in the event of a Participant’s death shall be made in accordance with Article XIII of the Plan. Every distribution on death of a Participant shall be an immediate distribution by a single payment of the entire account. It is intended by this paragraph 3. that distribution of the entire balance in the account of a Participant is to be made as soon as reasonably practicable after the death of a Participant, or termination of employment by retirement or for any other reason and in no event shall distribution by reason of the Participant’s death be made later than five (5) years after the death of the Participant; provided, that if the Participant’s account exceeds five thousand dollars ($5,000), it shall not be immediately distributed until the Participant attains age sixty-five (65) without the written consent of the Participant; but no consent to immediate distribution shall be required in the event of the death of a Participant, and such requirement of consent shall not give a Participant a right to any form or method of payment of his/her account, and his/her account shall be maintained and distributed thereafter only in accordance with the rights to, and sequence of requested distribution stated in paragraphs 7. and 9. of this Article XI, below. Any such undistributed balance of the Participant’s account shall be distributed upon his/her attaining age sixty-five (65); provided that a Participant, who has separated from employment with the Company by retirement or for any reason other than death, may make the affirmative election to defer distribution of his/her account beyond age sixty-five (65) pursuant to paragraph 6. of this Article XI, below.

4. Time of Distribution

Unless the Participant elects otherwise under paragraph 6. of this Article XI, notwithstanding any other provisions of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

A. the Participant attains the age sixty-five (65),

B. occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or

C. the Participant terminates employment with the Company.

5. ESOP Stock Distributions

Notwithstanding any other provisions of the Plan, the ONEOK, Inc. Common Stock in a Participant’s Account to which the Employee Stock Ownership Plan provisions of the Plan are applicable (hereinafter referred to as “ESOP Account Balance”), shall be distributed on the earlier of (i) time when distribution would otherwise be made under the Plan, or (ii) if the Participant so elects, will be distributed commencing not later than one (1) year after the close of the Plan Year (I) in which the Participant separates from service by reason of attainment of normal retirement age under the Plan, disability or death, or (II) which is the fifth (5th) Plan Year in which the Participant otherwise separates from service, except that this clause (II) shall not apply if the Participant is reemployed by the Company before distribution is required to begin under this clause (II). If distribution of a Participant’s ESOP Account Balance is ever required to be made under clause (ii) in the preceding sentence, then in such case, unless the Participant elects otherwise, the distribution of the Participant’s ESOP Account Balance will be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of five (5) years, or in the case of a Participant with an Account balance in excess of Five Hundred Thousand Dollars ($500,000), five (5) years plus one (1) additional year (but not more than five (5) additional years) for each One Hundred Thousand Dollars ($100,000) or fraction thereof by which such balance exceeds Five Hundred Thousand Dollars ($500,000), as such dollar amounts are adjusted for cost-of-living increases pursuant to Code Sections 409(o)(2) and 415(d). The foregoing provisions of this paragraph 5 are intended to provide for distribution of a Participant’s ESOP Account Balance at least as soon as provided in Code Section 409(o) only if such form and timing of distribution would be earlier than otherwise generally provided by the Plan.

6. Participant Election to Defer Distribution

A Participant, whose employment with the Company is terminated by retirement or for any reason other than death, may make an affirmative election to defer the distribution of his/her account if it exceeds five thousand dollars ($5,000) on the date of his/her retirement or separation from service. Such affirmative election of deferral of distribution is separate and distinct from the requirement of consent to immediate distribution stated in paragraph 3. of this Article XI, and shall apply independently thereof. It shall be made by written statement describing the Participant’s account in a form prescribed by the Committee, signed by the Participant and delivered by him/her to the Committee not later than sixty (60) days following the Participant’s retirement or separation from service.

7. Sequence of Deferred Distribution of Accounts

A. Subject to subparagraph 7.B., below, if a Participant refuses consent to immediate distribution of his/her account under paragraph 3. of this Article XI, above, or a Participant makes the affirmative election of deferral of distribution provided in paragraph 6. of this Article XI, his/her account shall continue to be maintained in the Trust in the manner provided by the Plan. Subject to the prior approval and consent of the Committee, the Participant may at any time thereafter request in writing that distribution of his/her account be made. When such a request is approved by the Committee, the Participant’s account shall be distributed to the Participant within a reasonable time following receipt and approval of that request; provided that such a deferred distribution of a Participant’s account shall be only in the following sequence: first, either all of his/her account, or all of his/her Participant contributions; second, the balance of the account not previously distributed; thus, all of a Participant’s contributions must be distributed to him/her at one time, and no Company contributions can be distributed without previous or concurrent distribution of all Participant contributions. A Participant who has withdrawn all of his/her own contributions prior to deferral of distribution hereunder may thereafter request and receive only a single distribution of the balance of his/her account. No earnings credited to the account of a Participant can be distributed to him/her after his/her termination of employment with the Company without liquidating the total account balance.

B. Notwithstanding the foregoing, a Participant (or former Employee) shall have the right to withdrawal of all or a portion of that part of his/her Pre-1999 KGS 401(k) Thrift Plan Account of which distribution was deferred pursuant to the provisions of the KGS 401(k) Thrift Plan in accordance with those provisions, which are incorporated herein by reference.

8. Deferred Distribution at Age 70 1/2

A Participant whose employment with the Company is terminated and who makes the affirmative election to defer the distribution of his/her account under paragraph 6. of this Article XI, shall in all events have any undistributed balance of his/her account paid and distributed to him/her not later than April 1 of the calendar year following the end of the calendar year which he/she attains age 70 1/2.

9. Distribution of Deferred Accounts at Death of Participant

If a Participant who has refused to consent to immediate distribution under paragraph 3. of this Article XI, above, or who has made the affirmative election to defer receipt of his/her account under paragraph 6. of this Article XI, dies before a complete distribution of the account has been made, then upon his/her death, his/her entire account balance shall be distributed to his/her surviving spouse, beneficiaries, or legatees in the same manner and within the same time periods following such death as are provided for under paragraph 3. of this Article XI in the case of a Participant’s death prior to other termination of his/her employment with the Company.

10. Mandatory Time of Distribution

Notwithstanding the foregoing, in no event will the entire balance in the account of any Participant be distributed to such Participant later than the Required Beginning Date which shall be the later of April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) or retires, except that benefit distributions to a 5-percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, the allowance of April 1 of the calendar year following the calendar year the Participant retires as the Required Beginning Date is applicable to Plan Years beginning after December 31, 1996. Provided, in the event a Participant dies before the distribution of the Participant’s interest has begun, then the entire interest of the Participant will, in any event, be distributed within five (5) years after the death of the Participant. Notwithstanding the preceding sentence which states the minimum distribution requirement of Code Section 401(a)(9), it is nevertheless intended that every distribution of a Participant’s account under the Plan on his/her death shall be made at least as rapidly as the immediate total distribution generally provided for distributions hereunder, without any deferral allowed. A Participant shall be treated as a 5-percent owner for purposes of the provisions of this paragraph if such Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such Participant (owner) attains age 70 1/2.

11. Form of Distributions

In so far as practicable, upon any complete liquidation of a Participant’s account, upon distributions under paragraphs 7. or 8. of this Article XI, and upon withdrawals provided for in Article XII, any securities held in the account of the Participant will be distributed in kind if the Participant so requests, but where this form of distribution is impracticable, cash will be paid in an amount equal to the value at the time of distribution, as determined by the Trustee, of any investment that it is impracticable to distribute in kind. No other form of distribution (neither annuity contract nor other item) shall be made from the Trust; provided, that accrued benefits of accounts transferred to the Trust from the trust of a subsidiary plan pursuant to paragraphs 1. or 2. of Article V, which are subject to the provisions of Articles XXII and XXIII hereof shall be distributed as provided therein.

12. Participant’s Right to Demand Employer Securities

Notwithstanding any other provisions herein, each Participant who has his/her Participant Account invested in ONEOK, Inc. Common Stock, and each Participant who is participating in the Employee Stock Ownership Plan part of the Plan and is entitled to a distribution from the Plan shall have a right to demand that his/her Participant Account and benefits under the Plan be distributed in the form of ONEOK, Inc. Common Stock. Prior to commencement of a distribution from a Participant’s Account to the Participant, the Committee and the Trustee shall notify the Participant in writing that the Participant has the right to demand that his/her Participant Account and benefits be distributed in the form of ONEOK, Inc. Common Stock. Such right shall expire at the time specified in such notice, which shall be not less than thirty (30) days after the delivery of such notice to the Participant. A Participant who has the stock of a former employer in his/her Plan account by reason of a merger, spin-off or transfer of plan accounts from a former employer plan shall have a similar right to demand distribution of such stock in accordance with the provisions of this paragraph 12.

13. Qualified Domestic Relations Orders; Distributions

Notwithstanding any other provisions of the Plan, if a Participant’s account is ordered paid, transferred, or assigned, in whole or in part, to an alternate payee pursuant to an order determined by the Plan Administrator to be a Qualified Domestic Relations Order within the meaning of Code Section 414(p), the payment and distribution to such alternate payee of amounts attributable to the Participant’s account shall be made by the Plan and Trustee in a single lump sum distribution, and such distribution to such alternate payee shall be made pursuant to such a Qualified Domestic Relations Order prior to the date on which the Participant attains the earliest retirement age under the Plan, and within a reasonable period of time after such determination, if such payment is otherwise permissible under Code Section 414(p). For purposes of this paragraph 13., the term “earliest retirement age” shall mean the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (a) the date the Participant attains age fifty (50), or (b) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service. Periodic distributions authorized from plan accounts assigned to alternate payees under the KGS 401(k) Thrift Plan pursuant to a Qualified Domestic Relations Order shall be made in accordance with such Order, notwithstanding the foregoing provisions generally providing for immediate distribution.

ARTICLE XII.

WTHDRAWALS, DISTRIBUTIONS, PLAN LOANS

PARAGRAPH

1. Withdrawals from 401(k) Contribution Account

Subject to paragraph 10, and the limitations of paragraph 5. of this Article XII, below, a Participant may withdraw amounts from his/her 401(k) Contribution Account by submitting his/her written request to the Committee at such time and in such manner as shall be prescribed by the Committee under the following conditions:

A. The withdrawal request must be on account of an immediate and heavy financial need (sometimes hereinafter referred to as “hardship”) of the Participant and the withdrawal must be necessary to satisfy such hardship, all as determined by the Committee in accordance with the nondiscriminatory and objective standards set forth herein.

B. No hardship withdrawal shall be made in an amount in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

C. No hardship withdrawal shall be permitted unless the Participant has obtained all distributions other than hardship distributions from the Company’s 401(k) Contributions in the Participant’s Account, and has obtained all nontaxable loans currently available under all plans maintained by the Company.

D. A withdrawal will be deemed to be made on account of an immediate and heavy financial need if it is on account of:

1.	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d)(determined without regard to whether the expenses exceed 7.5% of adjusted gross income described in Code Section 213(d) previously incurred by the Participant, the Participant’s spouse, or any dependents;

2.	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

3.	Payment of tuition, related educational fees and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents, as defined in Code Section 152, and for taxable years beginning on and after January 1, 2005, without regard to Code Section 152(b)(1),(b)(2) and (d)(1)(B);

4.	Payments necessary to prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage on that residence;

5.	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B);

6.	Expenses for the repair or damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income; and

7.	Such other facts and circumstances as the Commissioner of Internal Revenue lists as deemed immediate and heavy financial needs through publication of regulations, revenue rulings, notices, and other documents of general applicability.

E. Notwithstanding anything otherwise expressed or implied in the Plan, or under Code Section 401(k), or the regulations under that section, a hardship distribution shall not be determined or allowed under the Plan on account of an event or condition of immediate and heavy financial need of a person who is a beneficiary of a Participant under the Plan, unless such person, in addition to being such a beneficiary, also has a relationship of being the spouse or a dependent of the Participant that comes within the applicable terms and provisions of paragraph1.D, above; and a hardship distribution shall not otherwise be allowed under the Plan for or with respect to circumstances of immediate and heavy financial need of a beneficiary of a Participant if such beneficiary is not either the spouse or a dependent of the Participant.

F. If a hardship withdrawal is made to a Participant, then:

1.	The Participant’s elective Reductions in Compensation and 401(k) Contributions attributable thereto, and all other Participant deposits and contributions to the Plan and all other plans (as defined in Treasury Regulation 1.401(k)-1(d)(2)(iv)(B)(4)) of the Company will be suspended for twelve (12) months after the hardship withdrawal is made; and

2.	The Participant may not make elective Reductions in Compensation for the Participant’s taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Code Section 402(g) for such next taxable year less such Participant’s elective Reduction in Compensation for the taxable year of the hardship withdrawal.

G. The hardship withdrawal, if approved by the Committee, shall be paid to the Participant as soon as practicable following the date the Participant’s written request is submitted to the Committee. A hardship withdrawal for payment of tuition under subparagraph D.(3), above, may be made in two (2) parts over the twelve (12) month period to conform the withdrawal to the amount of tuition determined to be needed by the student.

H. A hardship withdrawal and distribution is not an eligible rollover distribution under Code Section 402(c) and the Plan shall be administered consistent with such classification and treatment.

I. A Participant who has received a hardship withdrawal pursuant to the foregoing provisions of the Plan, and who has thereby been suspended from making Participant deposits and contributions for twelve (12) months, shall be reinstated to the amount of his/her elected Reduction in Compensation and other contributions in effect at the time of the hardship withdrawal unless the Participant changes such amount after notice from the Committee which shall be provided not less than thirty (30) days prior to the end of the suspension. A Participant may be required to provide such other written application or election to the Committee, as it may determine under rules prescribed by it, in order to resume making Participant contributions under the Plan.

2. Participant Withdrawals of After-Tax Deposits

A Participant may request to withdraw in a lump sum all or any part of the value of his/her After-Tax Deposits in his/her Account, provided that the withdrawal is for a least $500 or the full value of the Account, if less. A Participant may request a withdrawal in writing on a form prescribed by the Committee.

The amount of the withdrawal shall be withdrawn from the Participant’s After-Tax Deposits in proportion to the value of the Participant=s total Plan Account balance.

A withdrawal pursuant to this paragraph may be made once per quarter and shall be paid as soon as practicable after the appropriate request is received by the Trustee. A withdrawal shall be paid in cash, except that if a Participant=s After-Tax Deposits are invested in the ONEOK, Inc. Common Stock, the Participant may request that the value withdrawn be distributed in whole shares of ONEOK, Inc. Common Stock. Any fractional shares shall be paid in cash, the amount of such payment to be based upon the closing price of ONEOK, Inc. Common Stock on the New York Stock Exchange Consolidated Tape, on a trading date which does not precede the date of the distribution by more than 10 days. A Participant who has After-Tax Deposits in his/her Plan Account invested in stock of a prior employer which has been transferred to the Trust pursuant to any merger, acquisition or similar transaction may also request distribution of such stock in a manner comparable to that provided in the foregoing provisions with respect to ONEOK, Inc. Common Stock.

3. Withdrawal Penalty

In the event a Participant makes a withdrawal of After-Tax Deposits in his/her Plan Account pursuant to paragraph 2., above, such Participant shall not be entitled to Company Matching Contributions otherwise required to be made under the Plan until the first of the next month following the expiration of six (6) months from the date of such withdrawal by such Participant. Provided, such suspension of Company Matching Contributions shall not apply to withdrawal of any After-Tax Deposits that were made by a Participant to the Plan prior to January 1, 1987. This suspension and abatement of the Participant=s right to receive Company Matching Contributions shall not affect the Participant=s right to elect a Reduction in Compensation or make After-Tax Deposits to the extent otherwise permissible under the Plan.

4. Participant Withdrawals of Matching Contributions or Other Amounts

Except as otherwise provided in paragraph 10, below, or as expressly provided differently herein, a Participant shall not be permitted or allowed to withdraw any Company Matching Contributions or other amounts in excess of the amount of 401(k) Contributions or After-Tax Deposits coming into his/her account after August 31, 1989.

5. Sequence of Permitted Withdrawals

In the event a Participant desires to withdraw funds credited to his/her accounts from After-Tax Deposits, the withdrawal sequence shall be: first, the Participant’s contributions which are in the Participant’s Prior ONEOK Thrift Plan Pre-1987 Employee Contribution Account Balance; second, the Participant=s KGS 401(k) Thrift Plan Account Balances (to the extent they are subject to withdrawal pursuant to paragraph 10 of this Article XII, below); third, the Participant’s Separate Section 72(d) Employee Contribution Account; and fourth, the balance of the Participant’s Account, if any, which may be withdrawn under this Article XII.

6. Voluntary Withdrawal After Age Fifty-Nine and One-Half (59 1/2)

Except as otherwise provided in paragraph 10, below, subject to prior approval of the Committee, a Participant who has completed five (5) years of participation in this Plan may be allowed to withdraw a single sum amount not exceeding the entire balance in his/her Accounts at any time after his/her attainment of age fifty-nine and one-half (59 1/2). Such a voluntary withdrawal may be made only one (1) time by any Participant.

7. Distributions in Certain Events

Notwithstanding any other provisions hereof limiting the distribution or withdrawal of a Participant’s 401(k) Contribution Account or other amounts of a Participant’s Account, a Participant’s Account may be distributed in the event of (i) the termination of the Plan without establishment or maintenance of another defined contribution plan by the Company (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), (ii) the disposition by the Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Company in a trade or business of the Company, but only with respect to a Participant who continues employment with the corporation acquiring such assets, or (iii) the disposition by the Company of the Company’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only with respect to a Participant who continues employment with such subsidiary. No such distribution shall be permitted to a Participant unless it is made in the form of a lump sum distribution as defined in Code Section 401(k)(10)(B)(ii); and a distribution by reason of an event described in clause (ii) or (iii) of the preceding sentence of this paragraph 7. shall not be permitted unless the transferor corporation continues to maintain the Plan after the disposition. Payment and distribution of ESOP Dividends to Participants and retired or terminated Employees may be made to the extent otherwise provided for in the Plan, and as allowed and authorized by Code Sections 4975(e) and 404(k) and Treasury regulations pertaining to such payments and distributions.

8. ESOP Dividend Distributions

The Committee and Trustee may have ESOP dividends paid and distributed to a Participant, and to a retired or terminated Employee in accordance with and to the extent provided in paragraph 2. of Article X, above.

9. No Withdrawal of Deferred Account

Subject to paragraph 10, below, when a Participant’s employment with the Company is terminated by retirement or for any other reason other than death, and he/she either does not consent to immediate distribution of his/her account under paragraph 3. of Article XI, or he/she elects to defer the distribution of his/her account under paragraph 6. of Article XI, he/she shall thereafter receive distribution of his/her account only in accordance with the provisions of paragraphs 7., 8., and 9. of Article XI, and he/she shall not be permitted thereafter to make withdrawal of the funds in his/her account pursuant to the withdrawal provisions of this Article XII.

10. Limited Withdrawal Rights; Pre-1999 KGS 401(k) Thrift Plan Account

Notwithstanding anything to the contrary expressed herein a Participant shall have the right to make a withdrawal from his/her Pre-1999 KGS 401(k) Thrift Plan Account balance at January 11, 1999, pursuant to the following provisions:

A. Withdrawal from Matching Contribution Account. In the event that a Participant withdraws the full value of the After Tax Deposits under the provisions of paragraph 2., above, a Participant who has been a Participant in the Plan for a period of five (5) years or more may additionally withdraw in a lump sum any or all of the Company Matching Contributions (Company Matching Account) in such Participant’s Pre-1999 KGS 401(k) Thrift Plan Account, provided that the aggregate amount of the withdrawal from the Participant’s After Tax Deposits and Company Matching Contributions is for at least $500 or the full value of the Account, if less. A Participant may request a withdrawal in writing on a form prescribed by the Committee.

The amount of the withdrawal shall be withdrawn from the Participant=s Company Matching Contributions in proportion to the value of the Participant=s total Account balance.

A withdrawal may be made once per quarter and shall be paid as soon as practicable after the appropriate request is received by the Trustee. A withdrawal shall be paid in cash, except that if a Participant=s Company Matching Contributions are invested in ONEOK, Inc. Common Stock a Participant may request that the value withdrawn be distributed in whole shares of ONEOK, Inc. Common Stock. Any fractional shares shall be paid in cash, the amount of such payment to be based upon the closing price of ONEOK, Inc. Common Stock on the New York Stock Exchange Consolidated Tape, on a trading date which does not precede the date of the distribution by more than 10 days.

B. Withdrawal From Rollover Account. In the event that a Participant withdraws the full value of the After-Tax Deposits and the Company Matching Contributions under the provisions of paragraphs 2. and 10.A., above, the Participant may additionally withdraw in a lump sum any or all of the Participant’s Rollover Account in his/her Pre-1999 KGS 401(k) Thrift Plan Account provided that the aggregate amount of the withdrawal from the Participant’s After Tax Deposits Account, Company Matching Contributions, and rollover balance in the Participant’s account is at least $500 or the full value of the Account, if less. A Participant may request a withdrawal in writing on a form prescribed by the Committee. The amount of the withdrawal shall be withdrawn from the Participant’s After Tax Deposits, Company Matching Contributions, and Rollover balance in his/her account.

A withdrawal may be made once per quarter and shall be paid as soon as practicable after the appropriate withdrawal request is received by the Trustee. A withdrawal shall be paid in cash, except that if a Participant=s Rollover balance in his/her Account is invested in ONEOK, Inc. Common Stock, a Participant may request that the value withdrawn be distributed in whole shares of ONEOK, Inc. Common Stock. Any fractional shares shall be paid in cash, the amount of such payment to be based upon the closing price of ONEOK, Inc. Common Stock on the New York Stock Exchange Consolidated Tape, on a trading date which does not precede the date of the distribution by more than 10 trading days.

C. Prior Employer Stock. A Participant who has After-Tax Deposits in his/her Plan account invested in stock of a prior employer which has been transferred to the Trust pursuant to any merger, acquisition or similar transaction may request distribution of such stock in a manner comparable to that provided in subparagraphs 10.A. and 10.B., above, with respect to ONEOK, Inc. Common Stock.

D. Withdrawals After Age 59 1/2. A Participant who has attained age 59 1/2 may withdraw all or a portion of his/her 401(k) Account contributions in his/her Pre-1999 KGS 401(k) Thrift Plan Account as of the end of the month next following such Participant’s delivery of request for withdrawal to the Trustee. A withdrawal may be made once per quarter and shall be paid as soon as practicable after the appropriate request is received by the Trustee.

E. Hardship Withdrawals. A Participant may request an in-service distribution from his/her 401(k) Contribution Account in his/her Pre-1999 KGS 401(k) Thrift Plan Account on the basis of a hardship in accordance with paragraph 1, of this Article XII.

F. Withdrawal Penalty. In the event a Participant withdraws sums pursuant to subparagraphs 10.A. or 10.B., above, such Participant shall not be entitled to Company Matching Contributions until the first of the next month following the expiration of six (6) months from the date of such withdrawal by such Participant. This abatement of the Participant=s right to receive Company Matching Contributions shall not affect the Participant=s right to elect a Reduction in Compensation or make After-Tax Deposits to the extent otherwise permissible under the Plan.

In the event a Participant withdraws sums pursuant to the hardship distribution provisions of paragraph 1. of this Article XII, Participant shall not be entitled to Company Matching Contributions until the first of the month next following the expiration of twelve (12) months from the date of such withdrawal by the participant.

11. Suspension During Approved Leave of Absence

A Participant’s deposits and the corresponding Company Matching Contributions will be suspended automatically for the period of any Company-approved leave of absence without pay, including military and other governmental service. The Participant’s employment with the Company shall not be treated as terminated thereby for the purposes of paragraph 3. of Article XI.

12. Effect of Termination or Suspension of Participation

Any termination or suspension under any provision of this Plan, except suspension of deposits under paragraph 11. of this Article XII, shall have the effect of ending the period of the Participant’s current Plan participation. Upon or at any time after expiration of the required period following any termination, the Participant may again commence participation in the manner provided in paragraph 2. of Article II hereof as of the first day of the calendar month following the month in which he/she elects to recommence participation and a new period of such Participant’s current Plan participation shall thereupon commence.

13. No Forfeiture for Suspension or Termination

No termination or suspension of participation in the Plan or failure to resume participation at any time shall affect the Participant’s right to receive distribution of his/her account upon complete liquidation upon the terms and at the time provided in paragraph 3. of Article XI, or upon termination of the Plan as provided in this paragraph 13. of this Article XII or upon adverse modification of the Plan as provided in paragraph 3. of Article XXIV, or upon termination of the Trust as provided in paragraph 5. of Article XXIV. Furthermore, and notwithstanding any other terms or provisions of this Plan, no suspension or termination of participation under the Plan shall operate to alter a Participant’s rights, privileges, or obligations thereunder with respect to the management or disposition of his/her account with the Trustee.

14. Termination of Plan

Upon a partial termination of the Plan, or upon a termination of the Plan as an entirety or as to any subsidiary of the Company, each Participant of the Company or of such subsidiary then participating, as the case may be, will receive distribution of the entire balance of his/her account.

15. Valuation of Securities

For the purpose of valuing a Participant’s Account in connection with any withdrawal under the provisions of this Article XII and for the purpose of any distribution in kind, any nontransferable Government bonds shall be valued at the then current redemption price thereof, and other securities shall be valued at prices determined by the Trustee, as near as practicable to those then obtainable upon a sale in the open market.

16. Participant Loan Program

The Committee and the Trustee shall have the power and duty to establish a nondiscriminatory Participant loan program for the Plan, which the Trustee shall observe in making loans, if any, to Participants and under which loans may be made available to all Participants under the Plan who are parties in interest with respect to the Plan, within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974 as amended, on a reasonably equivalent basis and not made available in an amount to Highly Compensated Employees which is greater than the amount available to other Employees, which loans shall be made in accordance with specific provisions regarding such loans set forth in the Plan or in a separate written document forming a part of the Plan, and which loans shall bear a reasonable rate of interest and be adequately secured.

The loan program to be established for the Plan shall be contained in a written document separate from this Plan but forming part of the Plan and incorporated herein by reference for all purposes, which shall include the following: (i) the identity of the person or positions authorized to administer the Participant loan program; (ii) a procedure for applying for loans; (iii) the basis on which loans will be approved or denied; (iv) limitations (if any) on the types and amount of loans offered; (v) the procedure under the program for determining a reasonable rate of interest; (vi) the types of collateral which may secure a Participant loan; (vii) the events constituting default and steps that will be taken to preserve Plan assets in the event of such default; and (viii) the other requirements, policies, and procedures with respect to the Participant loan program which the Committee determines should be included therein from time to time. The separate written document containing such provisions of the Plan loan program shall be maintained by the Committee in the office of the Secretary of the Company, or by such other person as may be designated by the Committee, and shall be made available for inspection or copying upon the request of Participants of the Plan.

Notwithstanding anything to the contrary expressed herein, there shall be no reduction of the accrued benefit of a Participant in his/her account in the Plan by reason of any default on a plan loan to such Participant prior to the time at which an actual distribution of the amount of such reduction to the Participant would otherwise be permissible under the Plan. A plan loan will not be considered to be a distribution or reduction of the Participant’s accrued benefit in his/her account solely by reason of its inclusion in his/her gross income under Code Section 72(p).

Any such loan shall be made upon application of the Participant, and on terms acceptable to the Committee in an amount which when added to the outstanding balance of all other loans from the Plan to the Participant does not exceed the lesser of (i) fifty thousand dollars ($50,000), reduced by the excess (if any) of (a) the highest outstanding balance of loans from the Plan during the one (1)-year period ending on the day before the date on which such loan was made, over (b) the outstanding balance of loans from the Plan on the date on which such loan was made, or (ii) one-half ( 1/2) of the present value of the nonforfeitable accrued benefit of the Participant under the Plan. Such loan shall bear interest at such reasonable rate as the Committee may establish, and the Committee shall make such arrangements for adequate security and repayment as are reasonable under the circumstances. The Committee shall require the prior written consent of the Participant and, if married, the Participant’s spouse, with respect to any loan which is secured by such married Participant’s accrued benefit under this Plan. The written consent of the Participant’s spouse shall acknowledge the effect thereof and be witnessed by a Plan representative or notary public. Any such loan shall by its terms be required to be repaid within five (5) years, except a longer term loan may be made in the case of a loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. Except as permitted by regulations, any loan shall provide for substantially level amortization thereof (with payments to be made not less frequently than quarterly) over the term of the loan.

In its discretion, the Committee may direct not more than two (2) loans may be made and outstanding to a Participant at any time, but the aggregate amount of all such loans outstanding at any time shall not exceed the maximum amount hereinabove stated. In the event of default in repayment, separation from service, or death of the Participant, while a loan is outstanding, the unpaid balance and any interest due thereon shall immediately become due and payable and shall be charged first against the balance to the Participant’s credit in the Participant’s Pre-1987 Employee Contribution Account Balance, if any, then against the Participant’s Separate Section 72(d) Employee Contribution Account Balance, if any, then against the rest of the Participant’s Employee Contribution Account, and then against the balance of the Participant’s Account. For purposes of the foregoing limitations, the rules applicable to affiliated corporations and employers under Code Sections 414(b),(c), and (m) shall apply, and all plans of the Company determined (after the application of such sections) shall be treated as one (1) plan. Loan repayments will be suspended under this Plan and the Participant Loan program as permitted by USERRA under Code Section 414(u)(4).

17. No Withdrawal of Loan Amount

Participant to whom a loan has been made pursuant to the provisions of paragraph 16. of this Article XII, shall not be allowed at any time to withdraw any amount from his/her Account in excess of the amount which is equal to the current value of his/her Account minus the outstanding unpaid balance of such loan together with any accrued interest thereon.

ARTICLE XIII.

BENEFICIARIES IN THE EVENT OF DEATH

PARAGRAPH

1. Surviving Spouse as Primary Beneficiary

A Participant’s nonforfeitable Accrued Benefit (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) shall be payable in full, on the death of the Participant, to the Participant’s surviving spouse, or if there is no surviving spouse or the surviving spouse consents, in the manner provided in paragraph 2. of this Article XIII, below, then to a designated beneficiary of the Participant under paragraph 3. of this Article XIII.

2. Election and Consent to Alternate Beneficiary or Beneficiaries

A Participant may elect at any time to waive the required distribution and payment of his/her Account to his/her surviving spouse in the event of his/her death. Any such election must be made in writing by the Participant in the form prescribed by the Committee. Any election by a Participant to waive the surviving spouse benefit may be revoked at any time by the Participant by a written declaration of revocation delivered to the Committee in such form as it may prescribe. Any election to waive the surviving spouse benefit provided under paragraph 1. of this Article XIII above shall not take effect unless the spouse of the Participant consents in writing to such election, such election designates a beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without requirement of further consent by the spouse), and the spouse’s consent acknowledges the effect of such election and is witnessed by a Plan representative or notary public; or it is established to the satisfaction of the Plan representative that the consent required of the spouse, as hereinabove provided, may not be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed by Treasury Regulations; provided, that any such consent by a spouse shall be effective only with respect to such spouse.

3. Designation of Beneficiary or Beneficiaries

A Participant who has no spouse, or who with his/her spouse’s consent has elected to waive the surviving spouse benefit as hereinabove provided, may file with the Committee, a written designation, in the form prescribed by the Committee, of the beneficiary or the beneficiaries to receive all or part of his/her account upon his/her death, and the Participant shall also file with the Committee such information as to the identity of the beneficiary or beneficiaries and the relationship of the beneficiary or beneficiaries to the Participant as the Committee may from time to time require. The last designation received by the Committee shall be controlling over any testamentary or other disposition; provided, however, that no designation, or change or cancellation thereof, under this Plan shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

4. Payment and Distribution to Beneficiary or Beneficiaries

Upon the death of a Participant, his/her account shall be paid or distributed to the Participant’s spouse, or beneficiary or beneficiaries designated by him/her as provided in the preceding paragraphs 1. through 3. of this Article XIII, or, in the absence of such designation, to the estate of the Participant or to the beneficiary or beneficiaries entitled thereto under the intestacy laws governing the disposition of his/her estate, and thereupon the Trustee, the Company, and the Committee shall not be under any further liability to anyone. Provided, that the provisions for payment of a distribution to a surviving spouse of a deceased Participant in the KGS 401(k) Thrift Plan for a designated period of time shall remain in effect and be applicable until such distribution is completed pursuant to such provisions.

ARTICLE XIV.

SUBSIDIARIES

PARAGRAPH

1. The Plan may be modified and amended from time to time pursuant to the provisions of Article XXIV hereof for purposes of extending its benefits to one (1) or more Subsidiaries of the Company.

ARTICLE XV.

ADMINISTRATION

PARAGRAPH

1. Thrift Plan Committee

The Plan shall be administered by a Committee consisting of not less than three (3) members, who shall be appointed from time to time by the Board of Directors and shall serve at the pleasure of the Board. Each of the members of the Committee shall from time to time designate an alternate who shall have full power to act in his/her absence or inability to act. Members of the Committee may participate in the benefits under the Plan provided they are otherwise eligible to do so. Except as otherwise provided by the Board of Directors, no member of the Committee shall receive any compensation for his/her services as such. No bond or other security shall be required of any member of the Committee in such capacity in any jurisdiction. In the absence of the Chairman of the Committee, the alternate designated by the Chairman shall preside at the meetings of the Committee.

2. Trust, Trustee and Committee

The Company and the Bank of Oklahoma, N.A., have entered into a Trust Agreement pursuant to which the Bank of Oklahoma, N.A., is to act as Trustee under the Plan. The Company may, without further reference to or action by any Employee, Participant, or any subsidiary of the Company participating in the Plan, (a) from time to time enter into such further agreements with the Trustee or other parties, and make such amendments to said Trust Agreement or such further agreements, as the Company may deem necessary or desirable to carry out the Plan; (b) from time to time designate successor Trustees which in each case shall be a bank or trust company having capital and surplus of not less than five hundred million dollars ($500,000,000); and (c) from time to time take such other steps and execute such other instruments as the Company may deem necessary or desirable to put the Plan into effect or to carry it out. The Board shall determine the manner in which the Company shall take any such action. The Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits from the respective Participants’ Accounts. The Committee shall have such other powers and duties as are specified in this instrument as the same may from time to time be constituted, and not in limitation but in amplification of the foregoing, the Committee shall have power, to the exclusion of all other persons, in its sole discretion, to make all determinations and interpretations with respect to administration of the Plan, to interpret or construe the provisions of this instrument and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder, to decide any disputes which may arise hereunder; to construe and determine the effect of beneficiary designations; to determine all questions that shall arise under the Plan, including questions as to the rights of Employees to become Participants, as to the rights of Participants, and including questions submitted by the Trustee on all matters necessary for it properly to discharge its duties, powers, and obligations; to employ legal counsel, accountants, actuaries, consultants and agents; to establish and modify such rules and regulations for carrying out the provisions of the Plan not inconsistent with the terms and provisions hereof, as the

Committee may consider proper and desirable; and in all things and respects whatsoever, without limitation, to direct the administration of the Plan and Trust with the Trustee being subject to the direction of the Committee. The Committee shall establish and maintain reasonable procedures governing the filing of benefit claims, notification of benefit determinations and appeal of adverse benefit determinations, as described in and consistent with paragraph 7 of this Article, below, and which shall also be described in the summary plan description for the Plan. The Committee may supply any omission or reconcile any inconsistency in this instrument in such manner and to such extent as it shall deem expedient to carry the same into effect and it shall be the sole and final judge of such expediency. The Committee may adopt such regulations with respect to the signature by an Employee, Participant and/or the spouse of an Employee or Participant to any directions or other papers to be signed by Employees or Participants and similar matters as the Committee shall determine in view of the laws of any state or states.

3. Plan Fiduciaries

The Fiduciary of the Plan, who shall have authority to control and manage the operation and administration of the Plan, is the Committee. The Fiduciary may serve in more than one (1) fiduciary capacity under the Plan. It may employ one (1) or more persons to render advice to it. It may delegate ministerial functions to any person or persons. The Trustee and the Company may by agreement in writing arrange for the delegation by the Trustee to the Committee of any of the Trustee’s functions except the custody of the assets, the voting with respect to shares held by the Trustee, and the purchase and sale or redemption of securities. Any action in accordance with this paragraph will be subject to advance approval of the Board of Directors of the Company.

4. Action by Thrift Plan Committee

Any act which this instrument authorizes or requires the Committee to do may be done by a majority of the then members of the Committee. The action of such majority of the members expressed either by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office, provided, however, that the Committee may, in specific instances, authorize one (1) of its members to act for the Committee when and if it is found desirable and convenient to do so.

5. Costs of Plan Administration

Except as provided in paragraphs 4., 5., 6. and 8. of Article X hereof, or otherwise determined and directed by the Committee, the Company shall pay all costs and expenses incurred in administering the Plan including without limitation the expenses of the Committee, the fees and expenses of the Trustee, the fees of its counsel, and other administrative expenses.

6. Uniform and Nondiscriminatory Application

All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees and Participants in similar circumstances. The Committee shall be entitled to rely upon information furnished by the Company pertinent to any calculation or determination made pursuant to this Plan.

7. Summary Plan Description; Committee Decisions; Procedures

The Committee shall cause to be furnished to each Participant a written summary plan description of the Plan and any amendment thereto. Such summary plan description shall include the designation of the plan administrator, name of the Trustee, and shall set forth the Participant’s rights and duties with respect to the benefits available to him/her under the Plan. The summary plan description shall include a description of claims procedures, which shall contain provisions that are consistent with the following terms of this paragraph. Any decisions of the Committee respecting an Employee’s right to become a Participant in the Plan or the right of a Participant or beneficiary to benefits shall be delivered to the Employee, Participant or beneficiary in writing. If an Employee, Participant or beneficiary is denied benefits under the Plan, the Committee shall notify the Employee, Participant or beneficiary of its decision with a written or electronic notification. Such notification shall set forth (i) the specific reason or reasons for the denial or adverse determination, (ii) the specific Plan provisions on which the determination is based, (iii) a description of any additional material or information necessary for the Employee, Participant or beneficiary (hereinafter also referred to as a “claimant”) to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the right of a claimant to bring a civil action under ERISA following an adverse benefit determination on review.

A claimant shall have a right to a full and fair review of a claim and adverse benefit determination, and in all cases of such review (i) a claimant shall have at least sixty (60) days following receipt of notification of an adverse benefit determination within which to appeal such determination, (ii) a claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim for benefits (iii) a claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information the Committee determines to be relevant to the claimant’s claim for benefits, and (iv) a review that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. A claimant shall be notified of the determination of the Committee and Plan on review within a reasonable time, but not later than sixty (60) days after the receipt of the claimant’s request for review, unless the Committee and Plan determine that special circumstances require an extension of time for processing of the claim and review, in which event written notice of such extension shall be furnished to the claimant prior to the termination of the initial sixty (60) day period, and in no event shall such extension exceed a period of sixty (60) days from the end of such initial period; and such notice of extension shall indicate the special circumstances requiring an extension of time and the date by which the Committee and Plan expect to render the determination on review. A claimant shall be provided by the Committee and Plan a written or electronic notification of a benefit determination on review. In the case of an adverse benefit determination on review, such notification shall set forth (i) the specific reason or reasons for the adverse determination, (ii) reference to the specific Plan provisions on which the benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information the Committee determines to be relevant to the claimant’s claim for benefits, and (iv) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

8. Recognition of Agency Relationships

The Trustee need not recognize the agency of any party for an Employee or Participant unless it shall receive documentary evidence thereof satisfactory to it and thereafter from time to time, as the Trustee may determine, additional documentary evidence showing the continuance of such agency; provided that the Trustee shall not be required to recognize any agency which the Trustee deems to be a device for violating the provisions of Article XVII. Until such time as the Trustee shall receive documentary evidence satisfactory to it of the cessation or modification of any agency, the Trustee shall be entitled to rely upon the continuance of such agency and to deal with the agent as if he/she or it were the Employee or Participant.

9. Valuation of Trust Assets

The Trustee shall value the assets of the Plan Trust as of the close of the last day of the Plan Year, and more frequently, if directed by the Committee. The assets of the Trust shall be valued at their fair market value and the Committee shall, in accordance with a method consistently followed and uniformly applied, allocate the sums contributed by the Company and Participants, plus the net income or minus the net loss of the Trust, and plus the net appreciation or minus the net depreciation in the Trust assets, to the separate Participants’ Accounts of the respective Participants under the Plan in accordance with the foregoing and the provisions of Article X of the Plan.

10. Audit

The independent accountants who audit the books and accounts of the Company shall annually examine the records of the Company and the Committee in respect of the Plan and, on the basis of such examination, make such report to the Trustee as it may request. The records of the Trustee and (subject to such report by said independent accountants) the records of the Company and the Committee shall be conclusive in respect of all matters involved in the administration of the Plan.

11. Annual Reports

The Committee shall annually, mail to each Participant a statement as of the end of the previous Plan Year, at such time and in such form as the Committee shall determine, setting forth the account of such Participant. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee within thirty (30) days after the mailing of such statement to the Participant.

12. ONECU Plan Sponsorship

The Plan was heretofore sponsored and maintained by the ONEOK Employees Federal Credit Union, a credit union organized and chartered under federal law, hereinafter referred to as (“ONECU”) pursuant to the provisions and requirements of Code Section 413(c) pertaining to a plan maintained by more than one (1) employer. ONECU has terminated its sponsorship and maintenance of the Plan pursuant to Code Section 413(c). The company has entered into a separate arrangement to administer such terminated plan for ONECU.

ARTICLE XVI.

NOTICES AND OTHER COMMUNICATIONS

PARAGRAPH

1. Delivery of Notices and Other Documents

All notices, reports, and statements given, made, delivered, or transmitted to a Participant shall be deemed duly given, made, delivered, or transmitted when mailed, by such class of mail as the Trustee may deem appropriate, with postage prepaid and addressed to the Participant at the address last appearing on the books of the Company. A Participant may change his/her address from time to time by written notice in form prescribed by the Committee.

2. Delivery of Communications by Participants

Written directions, notices, and other communications from Participants to the Company, the Trustee, or the Committee shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms prescribed by the Committee, and shall be deemed to have been given when received at such location.

ARTICLE XVII.

NON-ASSIGNABILITY

PARAGRAPH

1. General

To the extent permitted by law, it is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan or in his/her account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including (but without limitation) execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, but excluding devolution by death or mental incompetency; and no right or interest of any Participant in the Plan or in his/her account shall be liable for or subject to any obligation or liability of such Participant.

2. Loans

The foregoing limitation in paragraph 1. shall not apply to a loan made to a Participant if such loan is secured by the Participant’s accrued nonforfeitable benefit and such loan is made in accordance with the nondiscriminatory loan policy prescribed in paragraph 16. of Article XII.

3. Qualified Domestic Relations Orders

The foregoing limitation shall not apply to a Qualified Domestic Relations Order, and payments shall be made hereunder in accordance with the applicable requirements of any such Qualified Domestic Relations Order in accordance with written procedures to be established by the Committee to determine the qualified status of domestic relations orders and to administer distributions under such orders in accordance with Section 206(d)(3) of ERISA, and regulations thereunder. For purposes of this Plan a “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement) which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to a Participant under this Plan, and relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, is made pursuant to a state domestic relations law (including a community property law), and which meets the requirements of Section 206(d)(3)(C) and (D) of ERISA. For purposes of the foregoing, an “alternate payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of, the benefits payable under the Plan with respect to such Participant.

ARTICLE XVIII.

TERMS OF EMPLOYMENT UNAFFECTED

PARAGRAPH

1. Participation in the Plan by a Participant shall in no way affect any of the Company’s rights to assign such Participant to a different job or position; to change his/her title, authority, duties, or rate of compensation; or to terminate his/her employment.

ARTICLE XIX.

CONSTRUCTION OF PLAN

PARAGRAPH

1. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma. Any interpretation of the Plan by the Committee shall be conclusive and may be relied upon by the Trustee and all parties in interest.

ARTICLE XX.

EFFECTIVE DATE

PARAGRAPH

1. The Plan shall not go into effect unless (a) it shall have been duly approved by the Stockholders of the Company; (b) rulings satisfactory to the Company with respect to the Plan shall have been obtained under the Code and any other applicable legislation; (c) all other legal requirements pertaining to the Plan shall have been complied with; and (d) all other steps necessary for the operation of the Plan shall have been taken. Upon the satisfaction of such conditions, the Plan shall go into effect on the first day of such month as the Board of Directors shall specify.

ARTICLE XXI.

TOP-HEAVY RULES

PARAGRAPH

1. Minimum Contribution

If this Plan is top heavy in any Plan Year, the Plan guarantees a minimum contribution of three percent (3%) of Compensation for each Non-key Employee who is a Participant employed by the Company on the last day of the Plan Year. If the contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%), the guaranteed minimum contribution for Non-key Employees under this paragraph 1. shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Company contributions (not including Company contributions to Social Security) and any forfeitures allocated to the Participant’s Account for the Plan Year divided by his/her Compensation for the Plan Year taking into consideration amounts contributed as a result of a salary reduction arrangement in determining the contributions made on behalf of Key Employees. All qualified defined contribution plans maintained by the Company shall be considered as a single plan for purposes of determining the contribution rate. For any year in which the Plan is top heavy, each Non-key Employee shall receive a minimum contribution if not separated from service at the end of the Plan Year regardless of whether such Non-key Employee has declined to make any mandatory contribution otherwise required by the Plan.

If this Plan is top heavy and any Participant in the Plan is a Participant in any other top-heavy defined contribution plan(s) maintained by the Company, then this Plan shall provide the defined contribution plan minimum contribution for all such top-heavy defined contribution plans.

If any Participant in the Plan is also covered by a top-heavy defined benefit plan of the Company, the aggregate top-heavy minimum benefit requirement for such Participant for all plans affected shall be satisfied by such Participant receiving a safe haven minimum defined contribution under this Plan equal to at least five percent (5%) of his/her Compensation for each Plan Year such plans are top-heavy, all in accordance with and pursuant to the provisions of Treasury Regulations, Section 1.416-1, M-12, and any amendment thereto.

2. Rate of Minimum Contribution

To the extent the contribution rate with respect to a Non-key Employee for a Plan Year as described in paragraph 1. above, is less than the minimum contribution, the Company will increase its contribution for such Employee to the extent necessary so his/her contribution rate for the Plan Year shall equal the guaranteed minimum contribution. The required additional contribution shall be made from net profits of the Company to the extent available, but if for a particular Plan Year there are no profits out of which to make contributions to the Plan, the Company shall nevertheless make the minimum guaranteed contribution for each Non-key Employee. The Committee shall allocate the additional contribution to the account of the Non-key Employee for whom the Company makes the contribution.

3. Top-Heavy Status Determination

The Plan is top heavy for a Plan Year if the top-heavy ratio as of the Determination Date exceeds sixty percent (60%). The top-heavy ratio is a fraction, the numerator of which is the present value of the Accrued Benefit of all Key Employees as of the Determination Date, the contributions due as of the Determination Date, and distributions made within the five (5)-year period immediately preceding the Determination Date, and the denominator of which is a similar sum determined for all Participants under this Plan; provided, that if any individual has not performed services for the Company at any time during the five (5)-year period ending on the Determination Date, any accrued benefit for such individual (and on account of such individual) shall not be taken into account. The foregoing determination of top-heaviness, and the top-heavy ratio shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group including the Plan. The Committee shall calculate the top-heavy ratio without regard to any Non-key Employee who was formerly a Key Employee. The Committee shall calculate the top-heavy ratio, including the extent to which it must take into account any distributions, rollovers, and other transfers, in accordance with Code Section 416 and the regulations thereunder.

If the Company maintains any other qualified plans, this Plan is a top-heavy plan only if it is part of the Top-Heavy Aggregation Group, and the top-heavy ratio for both the Top-Heavy Aggregation Group and the Additional Aggregation Group exceeds sixty percent (60%). The Committee shall calculate the top-heavy ratio and determine top-heavy status for the aggregation of plans for a particular year by the following procedures:

A. The present value of accrued benefits (including distribution to Key Employees) is determined separately for each plan as of each plan’s Determination Date;

B. The plans are then aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year, and

C. The combined results shall indicate whether or not the plans so aggregated are top heavy.

4. Top-Heavy Contribution Limits

If the Plan is a top-heavy plan, paragraphs 2(B) and 3(B) of Code Section 415(e) shall be applied by substituting “1.0” for “1.25” therein. Such substitution need not be made if the minimum contribution provided for under paragraph 1. of this Article XXI is applied by substituting “four percent (4%)” for “three percent (3%)” therein, and if the Plan would not be a top-heavy plan if “ninety percent (90%)” were substituted for “sixty percent (60%)” wherever it appears in paragraph 3. of this Article XXI.

5. Vesting

The vesting in Plan benefits for Participants provided in paragraph 1. of Article XI, shall be applicable to this Plan as a top-heavy plan.

6. Definitions

For purposes of applying the provisions of this Article XXI, the following definitions shall be applicable:

A. “Key Employee” means as of any Determination Date, any Participant or former Employee (and his/her beneficiaries) who at any time during the Plan Year (which includes the Determination Date) or during the four (4) preceding Plan Years, is (i) an officer of the Company having an annual compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year; (ii) one (1) of the top ten (10) Employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company; (iii) a five-percent (5%) owner of the Company, or (iv) a one-percent (1%) owner of the Company who has total annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000). For purposes of clause (i) above, no more than fifty (50) Employees (or, if lesser, the greater of three or ten percent (3 or 10%) of the Employees) shall be treated as officers. For purposes of clause (ii) above, if two (2) Employees of the Company have the same interest in the Company, the Employee having the greater annual compensation from the Company shall be treated as having the larger interest. Such term shall not include any officer or employee of an entity referred to in Code Section 414(d); and for purposes of determining the number of officers taken into account under clause (I), employees described in Code Section 414(q)(8) shall be excluded.

B. “Non-key Employee” means a Participant who does not meet the definition of Key Employee, and such Participant’s beneficiary or beneficiaries.

C. “Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.

D. “One percent (1%) owner” means any person who would be described in subparagraph c., above, if “one percent (1%)” were substituted for “five percent (5%)” each place it appears in subparagraph c., above.

For purposes of the foregoing, subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “five percent (5%)” for “fifty percent (50%);” the rules of Subsection (b),(c), and (m) of Code Section 414 shall not apply for purposes of determining ownership of the Company; and the term “compensation” shall have the meaning given such term by Code Section 414(q)(7).

E. “Accrued Benefit” shall mean the amount of the Participant’s account under this Plan as of any particular date derived.

F. “Compensation” means the first two hundred thousand dollars ($200,000) (or greater amount prescribed hereafter by the Internal Revenue Service) of the Participant’s total annual compensation, which includes the Participant’s earned income, wages, salaries, fees, for professional service and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The term “Compensation” shall not include:

1.	Company contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are deductible by the Employee, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

2.	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

3.	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

4.	Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

The provisions of this subparagraph F. shall apply solely to purposes of this Article XXI, and such compensation is those amounts actually paid or made available to a Participant or includible in his/her gross income within the limitation year for this Plan.

G. “Top-Heavy Aggregation Group” means each qualified plan of the Company in which at least one (1) Key Employee participates (in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years) and any other qualified plan of the Company which, when considered with such qualified plans with Key Employee participants, enables such plans (those with at least one (1) Key Employee) to meet the coverage and nondiscrimination rules of Section 401(a)(4) or 410 of the Internal Revenue Code.

H. “Additional Aggregation Group” means the Top-Heavy Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code. The Committee shall determine which plan or plans to consider in determining the Additional Aggregation group.

I. “Determination Date” for any Plan Year is the last day of the preceding Plan Year.

J. “Valuation Date” means the annual date on which Plan assets are to be valued hereunder for the purpose of determining the value of account balances, which occurred most recently within a twelve (12)-month period ending on the determination date.

ARTICLE XXII.

TRANSFERRED SUBSIDIARY PLAN ACCOUNTS

PARAGRAPH

1. General

If a Participant was a participant in a defined contribution plan of a subsidiary of the Company that is subject to Code Sections 401(a)(11) and 417 with respect to that Participant, from which assets in which the Participant had a vested account and benefits have been transferred directly or indirectly on or after January 1, 1985, to the Trust of this Plan pursuant to paragraphs 1. and 2. of Article V, that vested account and benefits (hereinafter referred to as “Transferred Participant Account”) of the Participant shall be held, invested, maintained and distributed in accordance with this Article XXII.

2. Separate Accounting and Accrual

A Participant’s Transferred Participant Account shall be accounted for separately from all other of his/her contributions hereunder and the Company’s contributions to his/her regular Participant Account. The Participant’s rights in his/her accrued benefit derived from his/her Transferred Participant Account shall be nonforfeitable, and any income and earnings therefrom and accretions thereon, shall be separately accounted for and become vested in such Participant immediately upon receipt thereof by the Trustee of such income, earnings and accretions, and (subject to subsequent loss through decline in value of investments) and the Participant may not thereafter be deprived of such funds under any provision of the Plan.

3. Other Plan Provisions Applicable

Except as otherwise provided in this Article XXII, the Transferred Participant Account of any Participant shall be separately held, accounted for, and distributed, but in the same manner and subject to the same rules, requirements, and limitations as generally apply to a Participant’s account under all provisions of this Plan.

4. ONEOK Drilling Plan Transferred Account Annuity Conversion

Subject to the provisions of paragraphs 5. through 10. of this Article XXII, below, a Participant who has a Transferred Participant Account from a transfer thereof to the Trust of this Plan from the trust of the ONEOK Drilling Company Profit-Sharing Thrift Plan (“ONEOK Drilling Company Plan”) may elect distribution of such Transferred Participant Account in one (1) or a combination of (i) conversion of such Transferred Participant Account to annuities under a group annuity contract of the type provided by the ONEOK Drilling Company Plan at the time of transfer of the Transferred Participant Account to the Trust of this Plan, if reasonably available, with distributions being made pursuant to the terms and conditions thereof and in such amounts and for such durations as specified in said group annuity contract, or (ii) conversion of such Transferred Participant Account to annuities under an annuity contract or contracts selected and approved by the Committee with terms and provisions comparable to such group annuity contract available under the ONEOK Drilling Company Plan at the time of such transfer, or (iii) payment in a single lump-sum.

5. Distributions

Subject to paragraphs 8. and 9., below, the Transferred Participant Account of a Participant shall not be distributed under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements established by this Article XXII or paragraph 10. of Article XI, or which is not consistent with Treasury regulations. The minimum distribution for a calendar year equals the Participant’s nonforfeitable accrued benefit in his/her Transferred Participant Account at the beginning of the year divided by the Participant’s life expectancy or, if applicable, the life expectancy of such Participant and his/her designated beneficiary. For the purposes of this Article XXII, the “Required Beginning Date” shall mean the latest date for distribution to a Participant stated in paragraph 10. of Article XI. In computing a minimum distribution, the life expectancy multiples under Treasury Regulations, Section 1.72-9 shall be used. For purposes of such computation, a Participant’s life expectancy may be recalculated no more frequently than annually, but the life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant’s spouse is not the designated beneficiary, the method of distribution selected must provide that the present value of the payments to be made to the Participant is more than fifty percent (50%) of the present value of the total payments to the Participant and his/her beneficiaries.

6. Consent of Distribution

A Participant and the spouse of the Participant (or where the Participant has died, the surviving spouse) must consent to the form of the distribution of the Transferred Participant Account the Committee directs the Trustee to make if: (i) the present value of the Participant’s nonforfeitable accrued benefit exceeds five thousand dollars ($5,000); (ii) the Qualified Joint and Survivor Annuity provisions stated below in this Article XXII apply to the distribution; and (iii) a distribution in a form other than a Qualified Joint and Survivor Annuity is to be made.

7. Time of Distribution

If distribution of a Participant’s Transferred Participant Account in other than lump-sum is authorized by this Article XXII, then upon the death of the Participant, the Participant’s Transferred Participant Account shall be paid in accordance with this paragraph. If the Participant’s death occurs after payment of the Participant’s Transferred Participant Account has begun, payment thereof shall be completed over a period which does not exceed the payment period which had commenced. If the Participant’s death occurs prior to the time payment of the Participant’s benefit from the Transferred Participant Account has begun, the payment thereof shall be made over a period not exceeding (i) five (5) years after the date of the Participant’s death, or (ii) if the beneficiary is a designated beneficiary, over the designated beneficiary’s life expectancy; but payment of the Participant’s Transferred Participant Account over a period described in (ii) shall not be made unless such payment to the designated beneficiary begins no later than one (1) year after the date of the Participant’s death or, if later, and the designated beneficiary is the Participant’s surviving spouse, the date the Participant would have attained age seventy and one-half (70 1/2).

8. Qualified Joint and Survivor Annuity; Qualified Preretirement Survivor Annuity

For Plan Years beginning after December 31, 1984, the Committee shall direct the Trustee to distribute a married or unmarried Participant’s Transferred Participant Account, otherwise payable in annuity form, in the form of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, unless the Participant makes a valid election to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity under paragraph 9. of this Article XXII, below.

“A Qualified Joint and Survivor Annuity” is an annuity which is purchasable with the Participant’s Transferred Participant Account and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity payable for the life of the Participant’s surviving spouse equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his/her spouse, and which is the actuarial equivalent of a single annuity for the life of the Participant. On or before the Annuity Starting Date, the Committee, in its sole discretion without Participant or spousal consent, may direct the Trustee to pay the Participant’s Transferred Participant Account in a lump sum, in lieu of a Qualified Joint and Survivor Annuity, if the present value of the Participant’s Transferred Participant Account (excluding accumulated deductible employee contributions) does not exceed five thousand dollars ($5,000).

If a married Participant dies before the Annuity Starting Date and such Participant has a surviving spouse, the Committee shall direct the Trustee to distribute the Participant’s Transferred Participant Account to the Participant’s surviving spouse in the form of a Qualified Preretirement Survivor Annuity, unless the Participant has a valid waiver election in effect. A “Qualified Preretirement Survivor Annuity” is an annuity which is actuarially equivalent to fifty percent (50%) of the Participant’s Transferred Participant Account (determined as of the date of the Participant’s death) and which is payable for the life of the Participant’s surviving spouse. Any security interest held by reason of a loan outstanding to the Participant shall be taken into account in determining the amount of the Qualified Preretirement Survivor Annuity. The Participant’s surviving spouse may elect to have the Trustee commence payment of the Qualified Preretirement Survivor Annuity within a reasonable period of time following the date of the Participant’s death. Furthermore, if the present value of the Participant’s Transferred Participant Account exceeds five thousand dollars ($5,000), the Committee shall not direct the Trustee to distribute the Qualified Preretirement Survivor Annuity to the Participant’s surviving spouse prior to the date the Participant would have attained age sixty-five (65) without the written consent of the surviving spouse. The Committee, in its sole discretion, may direct the Trustee to make a lump-sum distribution to the Participant’s surviving spouse in lieu of a Qualified Preretirement Survivor Annuity, if the present value of the Participant’s Transferred Participant Account is not greater than five thousand dollars ($5,000).

If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity, the Committee shall direct the Trustee to distribute the Participant’s Transferred Participant Account in accordance with paragraphs 3. and 4., above. For purposes of applying this Article XXII, the Committee shall treat a former spouse as the Participant’s spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order (as defined in Code Section 414(p)).

9. Notices; Waiver Election

Within the Applicable Notice Period with respect to such Participant, the Company shall provide the Participant a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the Participant’s spouse to consent to such a waiver election, and the right to make and the effect of a revocation of the Participant’s waiver election. A Participant may elect at any time during the Applicable Election Period to waive the Qualified Joint and Survivor Annuity form of benefit. The Participant may revoke a waiver of the Qualified Joint and Survivor Annuity or make a new waiver at any time during the Applicable Election Period.

The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than thirty (30) days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

A married Participant’s waiver election is not valid after December 31, 1984, unless (i) the Participant’s spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) has consented in writing to the waiver election, (ii) such election designates a beneficiary (or form of benefit) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and (iii) the spouse’s consent acknowledges the effect of the election, and a notary public or the Company (or its Plan representative) witnesses the spouse’s consent. The spouse’s consent to a waiver of the Qualified Joint and Survivor Annuity shall be irrevocable unless the Participant revokes the waiver election.

The Company may accept as valid a waiver election which does not satisfy the spousal consent requirements, if the Company establishes the Participant does not have a spouse, the Company is not able to locate the Participant’s spouse, or other circumstances exist under which the Treasury Regulations excuse the consent requirement.

Notwithstanding the foregoing, a Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity will not be provided unless the Participant and spouse had been married throughout the one-year period ending on the earlier of (i) the Participant’s Annuity Starting Date or (ii) the date of the Participant’s death; except that if a Participant marries within one (1) year before the Annuity Starting Date, and the Participant and the Participant’s spouse in such marriage have been married for at least a one-year period ending on or before the date of the Participant’s death, such Participant and such spouse shall be treated as having been married throughout the one-year period ending on the Participant’s Annuity Starting Date.

With respect to any Participant’s Transferred Participant Account subject to paragraph 8., the Company shall provide to each Participant, within the Applicable Notice Period with respect to such Participant in a manner consistent with Treasury Regulations, a written explanation of the terms and conditions of the Qualified Preretirement Survivor Annuity comparable to the explanation of the Qualified Joint and Survivor Annuity required hereunder. If the Participant’s Transferred Participant Account is not subject to paragraph 8. above prior to the time the Company must provide the written explanation of the Qualified Preretirement Survivor Annuity, the Company shall provide the written explanation within a reasonable period consistent with Treasury Regulations following the time the Participant’s Transferred Participant Account first is subject to this Article XXII, but not later than the close of the second Plan Year following the Plan Year in which the Participant enters the Plan or first becomes subject to paragraph 8. A Participant may elect at any time during the Applicable Election Period to waive the Qualified Preretirement Survivor Annuity form of benefit. A Participant may revoke a waiver of the Qualified Preretirement Survivor Annuity or make a new waiver at any time during the Applicable Election Period.

A Participant’s waiver election of the Qualified Preretirement Survivor Annuity is not valid unless (i) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he/she attains age thirty-five (35), and (ii) after December 31, 1984, the Participant’s spouse (to whom the Qualified Preretirement Survivor Annuity is payable) satisfies the consent requirements described above. The spouse’s consent to a waiver of the Qualified Preretirement Survivor Annuity is irrevocable unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in (I), if the Participant separates from service prior to the first day of the Plan Year in which he/she attains age thirty-five (35), the Company may accept a waiver election with respect to the Transferred Participant Account attributable to his/her service prior to his/her separation from service.

10. Definitions; and Applicable Rules

For purposes of paragraphs 8. and 9. of this Article XXII, the term “Annuity Starting Date” means with respect to the Participant’s Transferred Participant Account (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

The term “Earliest Retirement Age” means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits with respect to his/her Transferred Participant Account. The term “Applicable Notice Period” means, with respect to a Qualified Joint and Survivor Annuity for a Participant, a reasonable period of time of not less than thirty (30) days and not more than ninety (90) days before the Annuity Starting Date (as consistent with applicable Treasury Regulations).

With respect to a Qualified Preretirement Survivor Annuity for a Participant, the “Applicable Notice Period” means whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (ii) a reasonable period after the individual becomes a Participant; (iii) a reasonable period ending after the Plan ceases to fully subsidize costs of the benefit, if applicable; or (iv) a reasonable period ending after Code Section 401(a)(11) applies to the Participant provided that in the case of a Participant who separates from service before attaining age thirty-five (35), the Applicable Notice Period shall be a reasonable period after separation.

The term “Applicable Election Period” means (i) with respect to a Qualified Joint and Survivor Annuity, the ninety-day (90) period ending on the Annuity Starting Date and (ii) with respect to a Qualified Preretirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the Participant’s death.

The present value of a qualified joint and survivor annuity benefit or a qualified preretirement survivor annuity benefit shall be calculated by using the Applicable Mortality Table and the Applicable Interest Rate. For purposes of the preceding sentence the term “Applicable Mortality Table” shall mean the table prescribed by the Secretary of Treasury, pursuant to Code Section 417(e)(3)(A)(i)(I) (or corresponding provision of any future federal tax code), and the term “Applicable Interest Rate” shall mean the annual rate of the interest on 30-year Treasury securities for the month before the date of distribution or such other time as may be prescribed by Treasury Regulations under Code Section 417(e)(3)(A)(i)(II) (or corresponding provision of any future federal tax code). Provided, notwithstanding the foregoing, for this Plan, which was adopted and in effect before the date of the enactment of the Retirement Protection Act of 1994, the present value of any distribution made before the earlier of (i) the later of the date an amendment to this Plan applying the rule for calculating present value first stated above is adopted or made effective, or (ii) the first day of the first Plan Year beginning after December 31, 2000, the present value of any distribution shall be calculated by using the interest rate determined under the regulations of the Pension Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and by using the provisions of the Plan as in effect on the day before such date of enactment but only if such provisions of the Plan met the requirements of Code Section 417(e)(3) as in effect on the day before such date of enactment.

ARTICLE XXIII.

NGC PROFIT SHARING/401(k) SAVINGS PLAN

TRANSFERRED ACCOUNTS

PART A.

General Provisions/Administration of Transferred NGC Accounts

PARAGRAPH

1. General

If a Participant was a participant in the NGC Profit Sharing/401(k) Savings Plan (“NGC Plan”) from which assets in which the Participant had a vested account and benefits have been transferred directly to the Trust of this Plan pursuant to Paragraph 3 of Article V, that vested account and benefits (hereinafter referred to as “Transferred NGC Account”) of the Participant shall be held, invested, maintained, administered and distributed in accordance with this Article XXIII.

2. Separate Accounting and Accrual

A Participant’s Transferred NGC Account shall be accounted for separately from all other of his/her contributions hereunder and the Company’s contributions to his/her regular Participant Account. The Participant’s rights in his/her accrued benefit derived from his/her Transferred NGC Account shall be fully vested and nonforfeitable, and any income and earnings therefrom and accretions thereon, shall be separately accounted for and become vested in such Participant immediately upon receipt thereof by the Trustee of such income, earnings and accretions, and (subject to subsequent loss through decline in value of investments) and the Participant may not thereafter be deprived of such funds under any provision of the Plan. The Transferred NGC Account of a Participant shall be paid and distributed in the forms of benefit provided under the NGC Plan prior to the transfer thereof to this Plan in such manner as is required to satisfy the applicable provisions of Section 411(d)(6) of the Code, and Treasury Regulations thereunder.

3. Other Plan Provisions Applicable

Except as otherwise provided in this Article XXIII, the Transferred NGC Account of any Participant shall be separately held, accounted for, and distributed, but in the same manner and subject to the same rules, requirements, and limitations as generally apply to a Participant’s Account or parts thereof pertinent under all provisions of this Plan.

PART B.

Transferred NGC Accounts; Retirement Benefits

A Participant who terminates his/her employment on or after his/her Normal Retirement Date shall be entitled to a retirement benefit, payable at the time and in the form provided in Part F of this Article XXIII, equal in value to the aggregate amount in his/her Transferred NGC Account on his/her Annuity Starting Date. Any contribution or addition allocable to a Participant’s Transferred NGC Account after his/her Annuity Starting Date shall be distributed, if his/her benefit was paid in a lump sum, or used to increase his/her payments, if his/her benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution or addition is paid to the Trust of the Plan.

PART C.

Transferred NGC Accounts; Disability Benefits

1. Disability Benefits

In the event a Participant’s employment is terminated, and such Participant is totally and permanently disabled, as determined pursuant to Paragraph 2 of this Part C, below, such Participant shall be entitled to a disability benefit, payable at the time and in the form provided in Part F of this Article XXIII equal in value to the aggregate amount in his/her Transferred NGC Account on his/her Annuity Starting Date. Any contribution or addition allocable to a Participant’s Transferred NGC Account after his/her Annuity Starting Date shall be distributed, if his/her benefit was paid in a lump sum, or used to increase his/her payments, if his/her benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution or addition is paid to the Trust of the Plan.

2. Total and Permanent Disability Determined

A Participant shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary), that such Participant is permanently incapable of performing his/her job for physical or mental reasons.

PART D.

Transferred NGC Accounts; Severance Benefits

Each Participant whose employment is terminated prior to his/her Normal Retirement Date for any reason other than total and permanent disability (as defined in Paragraph 2 of Part C of this Article XXIII) or death shall be entitled to a severance benefit, payable at the time and in the form provided in Part F of this Article XXIII, equal in value to his/her Vested Interest in the aggregate amount in his/her Transferred NGC Account on his/her Annuity Starting Date. A Participant’s Vested Interest in any contribution allocable to such Participant’s Transferred NGC Account after his/her Annuity Starting Date shall be distributed, if his/her benefit was paid in a lump sum, or used to increase his/her payments, if his/her benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust of the Plan.

PART E.

Transferred NGC Accounts; Death Benefits

Upon the death of a Participant while an Employee, the Participant’s Eligible Surviving Spouse or designated beneficiary shall be entitled to a death benefit, payable at the time and in the form provided in Part F of this Article XXIII, equal in value to the aggregate amount in his/her Transferred NGC Account on his/her Annuity Starting Date. Any contribution allocable to a Participant’s Transferred NGC Account after his/her Annuity Starting Date shall be distributed, if his/her benefit was paid in a lump sum, or used to increase payments, if his/her benefit is being paid on a periodic basis, as soon as administratively feasible after the date that such contribution is paid to the Trust of the Plan.

PART F.

Transferred NGC Accounts; Time and Form of Payment of Benefits

1. Time of Payment

A. Subject to the provisions of the remaining Paragraphs of this Part, a Participant’s Annuity Starting Date shall be the date that is as soon as administratively feasible after the date the Participant or his/her beneficiary becomes entitled to a benefit pursuant to Parts B, C, D and E, of this Article XXIII, but no earlier than the expiration of the seven-day period that begins the day after the information required to be furnished pursuant to Paragraph 2(C) of this Part F, has been furnished to the Participant.

B. Unless a Participant (1) has attained age sixty-five, (2) has died (A) without leaving an Eligible Surviving Spouse or (B) with an election in effect, pursuant to Paragraph 3(b) of this Part F, not to receive the standard death benefit set forth in Paragraph 3(a) of this Part F, or (3) consents to a distribution pursuant to Paragraph 1(a) of this Part F, and, if such Participant has an Eligible Surviving Spouse, unless such Eligible Surviving Spouse consents (with such consent being irrevocable) in accordance with the requirements of section 417 of the Code and applicable Treasury regulations thereunder) within the ninety-day period ending on the date payment of his/her benefit hereunder is to commence pursuant to Paragraph 1(a) of this Part F, his/her Annuity Starting Date shall be deferred to the date which is as soon as administratively feasible after the date the Participant attains (or would have attained) age sixty-five, or such earlier date as the Participant (with the consent of his/her Eligible Surviving Spouse, if applicable) may elect by written notice to the Committee prior to such date. Consent of the Participant’s Eligible Surviving Spouse under this Paragraph shall not be required if the Participant’s benefit is to be paid in the form of the standard benefit described in this part. The Committee shall furnish information pertinent to his/her consent to each Participant no less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his/her Annuity Starting Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Participant of his/her right to defer his/her Annuity Starting Date and of his/her Direct Rollover right pursuant to Paragraph 5 of this Part F, below, if applicable. In the case of a married Participant who dies before his/her Annuity Starting Date without electing not to receive the standard death benefit set forth in Paragraph 3A of this Part F, the consent and election set forth in this Paragraph may be made by his/her Eligible Surviving Spouse.

C. A Participant’s Annuity Starting Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Participant attains, or would have attained, his/her Normal Retirement Date or, if later, terminates his/her employment with the Company.

D. A Participant’s Annuity Starting Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations and shall in no event be later than:

1.

For Participants attaining age seventy and one-half (70 1/2) before January 1, 1999, April 1 of the calendar year following the calendar year in which such Participant attains the age of seventy and one-half (70 1/2);

2.

For Participants attaining age seventy and one-half (70 1/2) after December 31, 1998, April 1 of the calendar year following the later of (A) the calendar year in which such Participant attains the age of seventy and one-half (70 1/2) or (B) the calendar year in which such Participant terminates his/her employment with the Employer (provided, however, that clause (B) of this sentence shall not apply in the case of a Participant who is a “five-percent owner” (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains the age of seventy and one-half (70 1/2); and

3.

In the case of a benefit payable pursuant to Part E of this Article XXIII, (A) if payable to other than the Participant’s spouse, the last day of the one-year period following the death of such Participant or (B) if payable to the Participant’s spouse, after the date upon which such Participant would have attained the age of seventy and one-half (70 1/2), unless such surviving spouse dies before payments commence, in which case the Annuity Starting Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

The preceding provisions of this Part F, notwithstanding, a Participant may not elect to defer the receipt of his/her benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder. Further, in determining compliance with the provisions of section 401(a)(9) of the Code, the life expectancies of a Participant and the Participant’s spouse shall not be recalculated after the Annuity Starting Date. Finally, a Participant (other than a Participant who is a “five-percent owner” (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains the age of seventy and one-half (70 1/2) who attains age seventy and one-half (70 1/2) in calendar years 1996, 1997, or 1998 may elect to defer his/her Annuity Starting Date until no later than April 1 of the calendar year following the later of (A) the calendar year in which such Participant attains the age of seventy and one-half (70 1/2) or (B) the calendar year in which such Participant terminates his/her employment with the Employer, provided, that such election is made by the later of the end of the calendar year in which such Participant attains age seventy and one-half (70 1/2) or December 31, 1997.

E. Subject to the provisions of Subparagraph (D), a Participant’s Annuity Starting Date shall not occur unless the events under Parts B, C, D and E of this Article XXIII entitling the Participant (or his/her beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Participant is employed by the Employer or any Controlled Entity (irrespective of whether the Participant has become entitled to a distribution of his/her benefit pursuant to Part B, C, D, or E of this Article XXIII).

F. Subparagraphs (A), (B) and (C), above, notwithstanding, a Participant whose vested interest in his/her Transferred NGC Account is $5,000 or more may elect to defer his/her Annuity Starting Date beyond the date specified in such subparagraphs, subject to the provisions of Subparagraph (D), above, by submitting to the Committee a written statement, signed by the Participant, which describes the benefit and designates the date on which the payment of such benefit shall commence.

2. Standard and Alternative Forms of Benefit for Participants

A. For purposes of Parts B, C or E of this Article XXIII, the standard benefit for any Participant who is married on his/her Annuity Starting Date shall be a joint and survivor annuity. Such joint and survivor annuity shall be a commercial annuity which is payable for the life of the Participant with a survivor annuity for the life of the Participant’s Eligible Surviving Spouse which shall be one-half of the amount of the annuity payable during the joint lives of the Participant and the Participant’s Eligible Surviving Spouse. The standard benefit for any Participant who is not married on his/her Annuity Starting Date shall be a commercial annuity which is payable for the life of the Participant.

B. Any Participant who would otherwise receive the standard benefit may elect not to take his/her benefit in such form by executing the form prescribed by the Committee for such election during the election period described in Subparagraph (C), below. Any election may be revoked and subsequent elections may be made or revoked at any time during such election period. Notwithstanding the foregoing, an election by a married Participant not to receive the standard benefit as provided in Subparagraph (A), above, shall not be effective unless (1) the Eligible Surviving Spouse has consented thereto in writing (including consent to the specific designated beneficiary to receive payments following the Participant’s death or to the specific benefit form elected, which designation or election may not subsequently be changed by the Participant without spousal consent) and such consent acknowledges the effect of such election and is witnessed by a Plan representative (other than the Participant) or a notary public, or (2) the consent of such spouse cannot be obtained because the Eligible Surviving Spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such Eligible Surviving Spouse shall be irrevocable.

C. The Committee shall furnish certain information, pertinent to the Subparagraph (B) election, to each Participant no less than thirty (30) days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety (90) days before his/her Annuity Starting Date. The furnished information shall include an explanation of (1) the terms and conditions of the standard benefit, (2) the Participant’s right to elect to waive the standard benefit and the effect of such election, (3) the rights of the Participant’s Eligible Surviving Spouse, if any, (4) the right to revoke such election and the effect of such revocation, (5) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Subparagraph (D), below, and (6) sufficient additional information to explain the relative values of such alternative forms of benefit. The period of time during which a Participant may make or revoke such election shall be the ninety-day period ending on such Participant’s Annuity Starting Date provided that such election may also be revoked at any time prior to the expiration of the seven-day period that begins the day after the information required to be furnished pursuant to this Paragraph has been furnished to the Participant.

D. For purposes of Parts B, C or D of this Article XXIII, the benefit for any Participant who has elected not to receive the standard benefit shall be paid in one of the following alternative forms to be selected by the Participant or, in the absence of such election, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

1.	A commercial annuity in the form of a single life annuity for the life of such Participant.

2.	A commercial annuity (a) for the joint lives of the Participant and any person designated by the Participant, (b) for a term certain (of 5, 10, or 15 years) and continuous for the life of the Participant if he/she survives such term certain, or (c) for a term certain to the Participant and any designated beneficiary of the Participant if the Participant does not survive such term certain.

3.	A lump sum.

4.	Periodic installment payments to such Participant for a term certain or, in the event of such Participant’s death before the end of such term certain, to his/her designated beneficiary; provided, however, that such term certain shall not exceed the lesser of (i) ten years or (ii) the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his/her designated beneficiary. Upon the death of a beneficiary who is receiving installment payments under this Paragraph, the remaining balance in the Participant’s Transferred NGC Account shall be paid as soon as administratively feasible, in one lump sum cash payment, to the beneficiary’s executor or administrator or to his/her heirs at law if there is no administration of such beneficiary’s estate.

The Annuity Starting Date for a distribution in a form other than a survivor annuity may be less than thirty (30) days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the survivor annuity and elect (with spousal consent) to a form of distribution other than a survivor annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity

Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the survivor annuity is provided to the Participant; and (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

E. If a Participant, who terminated his/her employment under circumstances such that he/she was entitled to a benefit pursuant to Parts B, C, or D, dies prior to his/her Annuity Starting Date, the amount of the benefit to which he/she was entitled shall be paid pursuant to Paragraph 3 of this Part F, just as if such Participant had died while employed by the Employer except that his/her vested interest shall be determined pursuant to Parts B, C, or D, whichever is applicable.

3. Standard and Alternative Forms of Death Benefit

A. For purposes of Part E, the standard death benefit for a deceased Participant who leaves an Eligible Surviving Spouse shall be a survivor annuity. Such survivor annuity shall be a commercial annuity which is payable for the life of such Eligible Surviving Spouse.

B. Any Participant who would otherwise have his/her death benefit paid in the standard survivor annuity form may elect not to have his/her benefit paid in such form by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee, designating a primary beneficiary other than his/her Eligible Surviving Spouse or electing some form of payment other than a survivor annuity. Any election may be revoked and subsequent elections may be made or revoked at any time prior to a Participant’s date of death.

C. Subparagraph B., above, to the contrary notwithstanding:

1.	An election not to have the death benefit paid in the standard survivor annuity form as provided in Subparagraph A, above, shall not be effective unless (a) the Eligible Surviving Spouse has consented thereto in writing and such consent (i) acknowledges the effect of such election, (ii) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by the spouse, and (iii) is witnessed by a Plan representative (other than the Participant) or a notary public or (b) the consent of such spouse cannot be obtained because the Eligible Surviving Spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such Eligible Surviving Spouse shall be irrevocable.

2.	An election not to have the death benefit paid in the standard survivor annuity form may be made before the first day of the Plan Year in which a Participant attains the age of thirty-five (35) only (a) after the Participant separates from service and only with respect to benefits accrued under the Plan before the date of such separation and (b) in the case of a Participant who has not separated from service, if the Participant has been furnished the information described in Subparagraph D, with such election to become invalid upon the first day of the Plan Year in which the Participant attains the age of thirty-five (35), whereupon a new election may be made by such Participant.

D. The Committee shall furnish certain information pertinent to the Subparagraph B election to each Participant within the period beginning with the first day of the Plan Year in which he/she attains the age of thirty-two (32) (but no earlier than the date such Participant begins participation in the Plan) and ending with the later of (1) the last day of the Plan Year preceding the Plan Year in which the Participant attains the age of thirty-five (35), or (2) a reasonable time after the Employee becomes a Participant. If a Participant separates from service before attaining age thirty-five (35), such information shall be furnished to such Participant within the period beginning one year before the Participant separates from service and ending one year after such separation. Such information shall also be furnished to a Participant who has not attained the age of thirty-five (35) or terminated employment, within a reasonable time after written request by such Participant. The furnished information shall include an explanation of (1) the terms and conditions of the survivor annuity, (2) the Participant’s right to elect to waive the survivor annuity and the effect of such election, (3) the rights of the Participant’s Eligible Surviving Spouse, (4) the right to revoke such election and the effect of such revocation, (5) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Subparagraph F, below, and (6) sufficient additional information to explain the relative value of such alternative forms of benefit.

E. In the event a survivor annuity is to be paid to a Participant’s Eligible Surviving Spouse, such Eligible Surviving Spouse may elect to receive the benefit in one of the alternative forms set forth in Subparagraph 3F. Within a reasonable time after written request by such Eligible Surviving Spouse, the Committee shall provide to such Eligible Surviving Spouse a written explanation of such survivor annuity form and the alternative forms of payment which may be selected along with the financial effect of each such form.

F. For purposes of Part E, the death benefit of a deceased Participant who is not survived by an Eligible Surviving Spouse or who has elected not to have his/her death benefit paid in the standard survivor annuity form set forth in Subparagraph 3A. shall be paid to his/her designated beneficiary in one of the following alternative forms to be selected by such beneficiary or, in the absence of such selection, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

1.	A commercial annuity in the form of a single life annuity for the life of the designated beneficiary.

2.	A lump sum.

G. If a deceased Participant who either is not survived by an Eligible Surviving Spouse or has elected (with spousal consent) not to have his/her standard death benefit paid in the standard survivor annuity form set forth in Subparagraph 3A. does not have a valid beneficiary designation on file with the Committee at the time of his/her death, the designated beneficiary or beneficiaries to receive such Participant’s death benefit shall be as follows:

1.	If a Participant leaves an Eligible Surviving Spouse, his/her designated beneficiary shall be such Eligible Surviving Spouse;

2.	If a Participant leaves no Eligible Surviving Spouse, his/her designated beneficiary shall be (a) such Participant’s executor or administrator or (b) his/her heirs at law if there is no administration of such Participant’s estate.

4. Cash-Out of Benefit

If a Participant terminates his/her employment and his/her vested interest in his/her Transferred NGC Account is not in excess of $5,000, such Participant’s benefit shall be paid in one lump sum payment in lieu of any other form of benefit herein provided. Any such payment shall be made at the time specified in Subparagraph 1A. of this Part F, without regard to the consent restrictions of Subparagraph 1B. of this Part F, and the election and spousal consent requirements of Paragraphs 2 and 3 of this Part F, except that a married Participant’s death benefit shall be paid to his/her Eligible Surviving Spouse unless another beneficiary has been designated pursuant to the provisions of Subparagraph 3B. The provisions of this Paragraph shall not be applicable to a Participant following his/her Annuity Starting Date.

5. Direct Rollover Election

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Part F, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Participant pursuant to the Plan’s loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Paragraph only if such Distributee’s Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the Participant’s Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Paragraph, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

6. Benefits from Account Balances

With respect to any benefit payable in any form pursuant to the Plan, such benefit shall be provided from the Transferred NGC Account balance(s) to which the particular Participant or beneficiary is entitled.

7. Commercial Annuities

At the direction of the Committee, the Trustee may pay any form of benefit provided hereunder other than a lump sum payment or a Direct Rollover pursuant to Paragraph 5 of this Part F by the purchase of a commercial annuity contract and the distribution of such contract to the Participant or beneficiary. Thereupon, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and such Participant or beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment, form of payment, and consent provisions of Paragraphs 1, 2, and 3 of this Part F.

8. Present Value Determinations

The present value of a qualified joint and survivor annuity benefit or a qualified preretirement survivor annuity benefit shall be calculated by using the Applicable Mortality Table and the Applicable Interest Rate. For purposes of the preceding sentence the term “Applicable Mortality Table” shall mean the table prescribed by the Secretary of Treasury, pursuant to Code Section 417(e)(3)(A)(i)(I) (or corresponding provision of any future federal tax code), and the term “Applicable Interest Rate” shall mean the annual rate of the interest on 30-year Treasury securities for the month before the date of distribution or such other time as may be prescribed by Treasury Regulations under Code Section 417(e)(3)(A)(i)(II) (or corresponding provision of any future federal tax code). Provided, notwithstanding the foregoing, for this Plan, which was adopted and in effect before the date of the enactment of the Retirement Protection Act of 1994, the present value of any distribution made before the earlier of (i) the later of the date an amendment to this Plan applying the rule for calculating present value first stated above is adopted or made effective, or (ii) the first day of the first Plan Year beginning after December 31, 2000, the present value of any distribution shall be calculated by using the interest rate determined under the regulations of the Pension Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and by using the provisions of the Plan as in effect on the day before such date of enactment but only if such provisions of the Plan met the requirements of Code Section 417(e)(3) as in effect on the day before such date of enactment.

9. Unclaimed Benefits

In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan.

10. Claims Review

A. In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety (90) days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period and the claimant is informed of such extension in writing within the original ninety-day period), which notice shall:

1.	State the specific reason or reasons for the denial or modification;

2.	Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

3.	Provide a description of any additional material or information necessary for the Participant, his/her beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

4.	Explain the Plan’s claim review procedure as described in Subparagraph 10(b), below.

B. In the event a claim for Plan benefits is denied or modified, if the Participant, his/her beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he must, within sixty (60) days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his/her beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty (60) days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his/her beneficiary, or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee’s decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.

PART G.

Transferred NGC Accounts; In-Service Withdrawals

1. In-Service Withdrawals

A. A Participant may withdraw any or all amounts held in his/her Transferred NGC After-Tax Account.

B. A Participant who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to Subparagraph 1(a), above, and Paragraphs 3 and 4 of this Part G, below, as applicable, and pursuant to the provisions of any other plans of the Company of which he is a Participant and who has obtained all loans available pursuant to Article XII of the Plan and pursuant to the provisions of any other plans of the Company of which he is a Participant may withdraw from his/her Transferred NGC Rollover Contribution Account and his/her Transferred NGC Before-Tax Account amounts not to exceed the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. Such withdrawal shall come, first, from the Participant’s Transferred NGC Rollover Contribution Account and, second, from his/her Transferred NGC Before-Tax Account. For purposes of this Paragraph, financial hardship shall mean the immediate and heavy financial needs of the Participant. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Participant’s financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. The decision of the Committee shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is for:

1.	Expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

2.	Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

3.	Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents (as defined in section 152 of the Code);

4.	Payments necessary to prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

5.	Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, (1) withdrawals under this Paragraph from a Participant’s Transferred NGC Before-Tax Account shall be limited to the sum of the Participant’s Transferred NGC Before-Tax Contributions to the Plan, plus income allocable thereto and credited to the Participant’s Transferred NGC Before-Tax Account as of December 31, 1988, less any previous withdrawals of such amounts, and (2) amounts allocated to a Participant’s Transferred NGC Before-Tax Account pursuant to the provisions of Subparagraph 2(e), below, of this Part G shall not be subject to withdrawal. A Participant who makes a withdrawal from his/her Transferred NGC Before-Tax Account under this Paragraph may not make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Company for a period of twelve (12) months following the date of such withdrawal. Further, such Participant may not make elective contributions under the Plan or any other plan maintained by the Company for such Participant’s taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in Code section 402(g) for such next taxable year less the amount of such Participant’s elective contributions for the taxable year of the withdrawal.

2. Restriction on In-Service Withdrawals

A. All withdrawals pursuant to this Part G shall be made in accordance with the provisions and within the time period prescribed by the Committee prior to the proposed date of withdrawal.

B. Notwithstanding the provisions of this Part G, not more than one withdrawal pursuant to Subparagraph 1(a) shall be made in any one calendar quarter, and (ii) no withdrawal shall be made from a Transferred NGC Account to the extent such Account has been pledged to secure a loan from the Plan.

C. If a Participant’s Transferred NGC Account from which a withdrawal is made is invested in more than one investment option under the Plan, the withdrawal shall be made pro rata from each investment option under the Plan in which such Transferred NGC Account is invested.

D. All withdrawals under this paragraph shall be paid in cash.

E. Any withdrawal hereunder shall be subject to the Direct Rollover election described in Paragraph 5 of Part F of this Article XXIII.

F. Except as provided in Paragraph 3 of this Part G, below, this Part G shall not be applicable to a Participant following termination of employment and the amounts in such Participant’s Transferred NGC Account shall be distributable only in accordance with the provisions of Part F.

3. Withdrawal Exception Following Termination

Withdrawal following a termination of employment may be allowed to the extent such withdrawal would be permissible under the provisions of Appendices A and B and related provisions of the NGC Plan with respect to withdrawals from a Trident Account or Destec Account, if applicable, which provisions are incorporated herein and made a part of this paragraph and the Plan by reference for all purposes.

PART H.

Definitions

Where the following words and phrases appear in this Article XXIII of the Plan, they shall have the respective meanings set forth below, unless their use in a particular context indicates to the contrary.

1. Annuity Starting Date

With respect to each Participant or beneficiary, the first day of the first period for which an amount is payable to the Participant or beneficiary from the Trust of the Plan as an annuity or in any other form.

2. Eligible Surviving Spouse

(a)	In the case of a Participant who is living on his/her Annuity Starting Date, the spouse to whom a deceased Participant was married on his/her Annuity Starting Date and

(b)	in the case of a Participant who dies before his/her Annuity Starting Date, the spouse to whom a deceased Participant was married on the date of his/her death.

3. Normal Retirement Date

The date the Participant attains age sixty-five (65).

4. Transferred NGC After-Tax Account

An individual account for each Participant which is credited with the balance, if any, of such Participant’s Prior Employee (Post-Tax) Contribution Account under the NGC Plan as of December 31, 1997, and which is credited with (or debited for) such account’s allocation of net income (or net loss) and changes in value of the trust fund of said Plan and this Plan.

5. Transferred NGC Before-Tax Account

An individual account for each Participant, which

(a)	is credited with

(1)	the balance in such Participant’s Elective Deferral Contributions Account (also known as the Pre-tax Contributions Account) under the NGC Plan as of December 31, 1997, and

(2)	the Before-Tax Contributions made by the Employer on such Participant’s behalf and the Employer Safe Harbor Contributions, if any, made on such Participant’s behalf pursuant to Section 3.5 of said Plan to satisfy the restrictions set forth in Section 3.1(e) thereof, and

(3)	is credited with (or debited for) such account’s allocation of net income (or net loss) and changes in value of the Trust of said plan and this Plan.

6. Transferred NGC Rollover Contribution Account

An individual account for a Participant, which is credited with the sum of

(a)	the amount, if any, credited to such Participant’s Rollover Contributions Account under the NGC Plan as of December 31, 1997, and

(b)	the Rollover Contributions of such Participant and which is credited with (or debited for) such account’s allocation of net income (or net loss) and changes in value of the Trust Fund.

7. Vested Interest

The portion of the Participant’s Transferred NGC Account which, pursuant to the Plan, is nonforfeitable.

ARTICLE XXIV.

MODIFICATION AND TERMINATION

PARAGRAPH

1. Amendment and Termination of Plan

The Company hopes and expects to continue the Plan indefinitely. However, the right to amend, modify or terminate the Plan is necessarily reserved by the Company. The amendment or modification of the Plan may be made by the Chief Executive Officer of the Company, upon approval by the Thrift Plan Committee, executing a written instrument containing such amendment or modification as he deems necessary or advisable (pursuant to authority which has been duly delegated to him by the Board and is hereby acknowledged and recognized); provided, that no amendment or modification of the Plan which would increase the benefits provided to Participants or increase contributions required to be made by the Company under the Plan, or to terminate the Plan, shall be made unless such amendment or modification is authorized pursuant to a resolution adopted by the Board of Directors.

2. Limit to Effect of Modification

A modification may affect Participants at the time thereof as well as future Participants, but no modification, termination or partial termination or discontinuance of the Plan for any reason may diminish the account of any Participant as of the effective date of such modification or discontinuance. No modification may alter the allocation of the benefits as between Officers and Directors on the one hand and other Employees on the other hand. A modification which affects the rights or duties of the Trustee may be made only with the consent of the Trustee.

3. Participant Rights in Case of Modification

In the event that any modification of the Plan shall adversely affect the rights of any Participant as to the use of or withdrawal from his/her account, such Participant, for a period of ninety (90) days after the effective date of such modification, shall have the option, to be exercised by written notice to the Trustee in form prescribed by the Committee (a copy of which form of notice shall accompany the notice of modification), to have liquidated and distributed to him/her his/her entire account as of the effective date of such modification; provided, that such right of distribution shall be subject to any applicable qualification requirements of the Code and regulations thereunder, and shall not be permitted to the extent the Committee determines that such distribution will adversely affect the qualified status of the Plan, or is otherwise not permissible or authorized under the Code and regulations.

4. Nonforfeitability

Notwithstanding any other provisions of the Plan, in the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan after the date of the enactment of the Employee Retirement Income Security Act of 1974, each Participant in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

5. Termination Distributions

The Company reserves the right to terminate the trust under the Trust Agreement, but upon any termination or partial termination of the trust, each Participant will receive distribution of the entire balance of his/her account held under the Trust, provided that if the Participant’s Account exceeds $5,000, it shall not be immediately distributed prior to his/her attaining age sixty-five (65) without the written consent of the Participant; but no consent to immediate distribution shall be required in the event of death of the Participant, and such requirement of consent shall not give a Participant a right to any form or method of payment of his/her account other than immediate distribution of his/her entire account balance.

ONEOK, Inc.

By	/s/ John W. Gibson
John W. Gibson
Chief Executive Officer